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AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 27, 2001

REGISTRATION NO. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WASHINGTON MUTUAL, INC.
WASHINGTON MUTUAL CAPITAL TRUST 2001
(Exact Name Of Registrant As Specified In Its Charter)

WASHINGTON DELAWARE (STATE OF INCORPORATION)	1201 THIRD AVENUE SEATTLE, WASHINGTON, 98101 (206) 461-2000	91-1653725 — (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
(Address, Including Zip Code, And Telephone Number, Including Area Code, Of Registrant's Principal Executive Offices)

FAY L. CHAPMAN
WASHINGTON MUTUAL, INC.
1201 THIRD AVENUE
SEATTLE, WA 98101
(206) 461-2000
(Name, Address, Including Zip Code, And Telephone Number, Including Area Code, Of Agent For Service)

WITH A COPY TO:

DAVID R. WILSON
HELLER EHRMAN WHITE & MCAULIFFE LLP
6100 BANK OF AMERICA TOWER
701 5TH AVENUE
SEATTLE, WA 98104-7098
(206) 447-0900

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement as determined by market conditions.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

   If the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee

8,713,925 Units(1)	$435,696,250	$50	$435,696,250	$108,925

Preferred Securities of Washington Mutual Capital Trust 2001

Warrants to purchase common stock of Washington Mutual, Inc.

Debentures of Washington Mutual, Inc.		N/A

Guarantee by Washington Mutual, Inc., of the above referenced preferred securities(4)	(4)	(4)	(4)

Common Stock, par value $.01 per share(5)

(1)
The units consist of one preferred security of Washington Mutual Capital Trust 2001 and a warrant to purchase Washington Mutual Common Stock.
(2)
Estimated solely for the purposes of determining the registration fee pursuant to Rule 457(o) promulgated under the Securities Act.
(3)
Exclusive of accrued interest, if any.
(4)
We are registering the Guarantee of the preferred securities of Washington Mutual Capital Trust 2001. No additional consideration will be received by us for such Guarantee. Pursuant to Rule 457(n) under the Securities Act, no additional filing fee is required in connection with such Guarantee.
(5)
The Common Stock being registered consists of shares underlying warrants. In accordance with Rule 416 under the Securities Act, this registration statement also covers such indeterminate number of additional shares as may become issuable upon exercise of such warrants to prevent dilution from stock splits, stock dividends or similar transactions.

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, DATED JUNE 27, 2001

The information in this prospectus is not complete and may be changed. The securities may not be sold nor may offers to buy be accepted until the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any sate in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

PROSPECTUS

Trust Preferred Income Equity Redeemable SecuritiesSM
8,713,925 (PIERSSM) Units

Each unit being offered consists of:

  •
  a preferred security issued by Washington Mutual Capital Trust 2001 (the "Trust"), having a stated liquidation amount of $50, representing an undivided beneficial interest in the assets of the Trust, which assets consist solely of subordinated debentures issued by Washington Mutual, Inc. each of which has a principal amount at maturity of $50, a stated maturity of July 1, 2041 and, at any time, an accreted value as described in this prospectus; and
  •
  a warrant to purchase at any time prior to the close of business on May 3, 2041, 1.2081 shares of common stock of Washington Mutual. The exercise price of each warrant on the initial date of issuance was $32.33 and will accrete on a daily basis as described in this prospectus to $50 on the expiration date.

The units, the preferred securities, the warrants and the common stock, issuable upon exercise of the warrants are being offered by the holders of the units. See "Selling Securityholders." Neither the Trust nor Washington Mutual will receive any proceeds from sales of the securities, although Washington Mutual will receive the proceeds upon exercise of the warrants.

At any time after issuance of the units, the preferred security and warrant components of each unit may be separated by the holder and transferred separately. Thereafter, a separated preferred security and warrant may be combined to form a unit.

SEE "Risk Factors" on page 10 of this prospectus for a discussion of certain factors that should be considered by prospective purchasers of the units.

The unit securities may not be redeemed prior to May 3, 2006, except upon the occurrence of certain special events. On any date after May 3, 2006, Washington Mutual may, if certain conditions are satisfied, redeem the warrants in whole but not in part for cash equal to the warrant value (the difference between $50 and the exercise price of the warrant at the end of the day next preceding the remarketing date) if the closing price of Washington Mutual common stock has exceeded $49.66 per share, subject to adjustment, for at least 20 trading days within the immediately preceding 30 trading days and on the day on which Washington Mutual makes such election.

As a result, a warrant holder has the choice of:

  •
  exercising the warrant at an exercise price equal to the warrant exercise price at the end of the day next preceding the remarketing date; or
  •
  receiving redemption proceeds equal to the warrant value.

In connection with a redemption, Washington Mutual is obligated to seek a remarketing of the preferred securities at a price equal to their accreted value. If the warrant holder chooses to exercise the warrant and is a unit holder, the proceeds from a successful contemporaneous remarketing of the related preferred security will be applied to satisfy in full the exercise price of the warrant.

The preferred securities are guaranteed to the extent described in this prospectus by Washington Mutual.

The units described in this prospectus were initially issued by us in a private placement on April 30, 2001 and May 16, 2001. You should read this prospectus and any prospectus supplement carefully before you invest.

The securities may be sold directly to investors, through agents designated from time to time or to or through underwriters or dealers. See "Plan of Distribution" section of this prospectus. If any underwriters are involved in the sale of any securities in respect of which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement.

Washington Mutual common stock trades on the New York Stock Exchange under the symbol "WM." On June 25, 2001, the closing price of the common stock was $37.00 per share. Neither the units nor the preferred securities nor the warrants are listed on an exchange. We do not intend to apply for any listing for these securities.

"Preferred Income Equity Redeemable SecuritiesSM" and "PIERSSM" are service marks owned by Lehman Brothers Inc.

   NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   THESE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

The date of this prospectus is June  , 2001.

Summary

    The following summary contains information about Washington Mutual, the Trust and the offering that we believe is important. You should read the entire prospectus, including the information and financial statements incorporated by reference, for a complete understanding of our business and the offering.

Securities Offered	8,713,925 units consisting of:
• a preferred security having a stated liquidation amount of $50; and
• a warrant to purchase at any time prior to May 3, 2041, 1.2081 shares (subject to antidilution adjustments) of our common stock.

To exercise the warrants, a holder must tender the warrant together with its exercise price at such date or, in connection with an exercise in lieu of redemption, at the exercise price described below under "—Warrant Exercise Price."

The preferred securities represent an undivided beneficial interest in the assets of Washington Mutual Capital Trust 2001, which consist solely of subordinated debentures issued by Washington Mutual. The debentures will have a principal amount at maturity of $50.

At any time after the issuance of the units, the preferred security and the warrant components of each unit may be separated by the holder and transferred separately. Thereafter, a separated warrant and preferred security may be combined to form a unit.
Maturity of Debentures	July 1, 2041.
Expiration of Warrants	May 3, 2041.
Distribution Dates
February 1, May 1, August 1 and November 1 of each year, beginning on August 1, 2001. Distributions on the preferred securities will be made to the extent we make corresponding interest payments on the debentures.
Distribution Rate
5.375% per year on the stated liquidation amount of the preferred securities, subject to reset upon a remarketing to the reset rate on the accreted value as of the end of the day next preceding the remarketing date. The distribution rate on the preferred securities corresponds to the interest rate on the debentures.
Deferral of Payments
So long as we are not in default in the payment of interest on the debentures and so long as a failed remarketing has not occurred, we will have the right, at any time, and from time to time during the term of the debentures to defer payments of interest by extending the interest payment period for a period (the "extension period") not exceeding 20 consecutive quarters or extending beyond the stated maturity of the debentures, during which extension period no interest will be due and payable. Prior to the termination of any such extension period, we may further extend such extension period; provided that such extension period, together with all such previous and further extensions, may not exceed 20 consecutive quarters or extend beyond the stated maturity of the debentures. During any extension period, we covenant not to make certain restricted payments.

Optional Redemption of Warrants and Remarketing of Preferred Securities
If on any date after May 3, 2006 the closing price of Washington Mutual common stock exceeds and has exceeded $49.66 per share, subject to adjustment, for at least 20 trading days within the immediately preceding 30 consecutive trading days and on the day on which we make the election, we may, at our option, elect to redeem the warrants, in whole but not in part, for cash equal to the warrant value.

In connection with a redemption, each warrant that has not previously been exercised will be redeemed on the remarketing settlement date at the warrant value for such date, which will be a cash price equal to $50 minus the exercise price of the warrant as of the end of the day next preceding the remarketing date. The exercise price on the initial date of issuance was $32.33 and will accrete on a daily basis as described in this prospectus to $50 on the expiration date.

The warrant will be redeemed on the redemption date unless a warrant holder affirmatively elects to exercise its warrants. Washington Mutual is required to give holders of the warrants no more than four business days notice of its election to redeem the warrants. Because of the abbreviated notification period, a warrant holder who intends to exercise its warrant upon an optional redemption of the warrants may want to provide standing instructions for the exercise of the warrants and the delivery of shares. See "Risk Factors—You may be required to elect to exercise your warrants within three business days of notification of an election by Washington Mutual to optionally redeem the warrants."

In connection with a redemption, we are also obligated to seek a remarketing of the preferred securities at a price of no less than 100% of their value. If the warrant holder chooses to exercise the warrant and is a unit holder, the proceeds from a successful contemporaneous remarketing of the related preferred security will be applied to satisfy in full the exercise price of the warrant.
Also in connection with a remarketing,
• the adjusted maturity of the debentures (and, as a result, the redemption date of the preferred securities) will become the date which is 60 days following the remarketing date,
•
the amount due at the adjusted maturity date of the debentures will be the accreted value of the debentures as of the end of the day next preceding the remarketing date (and, as a result, the amount due at the adjusted redemption date of the preferred securities will be the accreted value of the preferred securities at such date),

	•	upon a remarketing of the preferred securities in connection with an expiration of the warrants at maturity, the preferred securities will be remarketed at their stated liquidation amount, and
•
on the remarketing date, the debentures will have an interest rate on their accreted value (and, as a result, the preferred securities will have a distribution rate on their accreted value) equal to the rate established in the remarketing.
Redemption of Warrants Upon Tax Event, Regulatory Capital and Investment Company Event
Upon the occurrence of certain tax events, or if there is a substantial risk that the Trust will be considered an investment company and certain requirements are satisfied, or if the preferred securities no longer qualify as Tier 1 capital, we may, at our option, elect to cause the remarketing of the preferred securities at a price no less than 100% of their accreted value, and to redeem the warrants at their warrant value.
Accreted Value
The "accreted value" of a preferred security is equal to the accreted value of a debenture, which is equal to the sum of the initial purchase price of the preferred security component of each unit (i.e. $32.33) plus accrual of the discount (i.e. the difference between the principal amount of $50 payable in respect of a debenture on May 1, 2041 and the initial purchase price), calculated from April 30, 2001 to the date of calculation at the all-in-yield of 8.48% per annum on a quarterly bond equivalent yield basis using a 360-day year of twelve 30-day months until such sum equals $50 on May 1, 2041, less $0.6719 per quarter.
Exercise of Warrants	A holder may exercise warrants at any time prior to the close of business on May 3, 2041 (the "expiration date"), unless redeemed earlier in connection with a remarketing or a change of control.

The warrants are not exercisable unless, at the time of the exercise (i) in the case of a holder who has received warrants in a transaction exempt from registration requirements under the Securities Act,
	•	the sale of the shares upon exercise of the warrants is exempt from the registration requirements of the Securities Act and
	•	the shares have been registered, qualified or are deemed to be exempt under the securities laws of the state of residence of the exercising holder of the warrants.
or (ii) in the case of a holder who has received warrants transferred pursuant to a shelf registration statement,
	•	a shelf registration statement covering the issuance of the common stock upon exercise of the warrant is then in effect,

• the shares have been registered, qualified or are deemed to be exempt under the securities laws of the state of residence of the exercising holder of the warrants and
• a then current prospectus is delivered to exercising holders of the warrants.
Warrant Exercise Price
The warrant exercise price on the initial date of issuance was $32.33 and the warrant exercise price on the expiration date of the warrants will equal $50. The warrant exercise price will accrete on a daily basis such that on any given date of calculation it will be equal to $32.33 plus accretion of the difference between the initial warrant exercise price and the warrant exercise price on the expiration date, calculated from April 30, 2001 to the date of calculation, at the all-in yield of 8.48% per annum (on a quarterly bond equivalent yield basis using a 360-day year of twelve 30-day months) less $0.6719 per quarter.
In connection with an exercise of the warrants in lieu of redemption, the exercise price of the warrants will be the exercise price as of the day next preceding the remarketing date.

Holders must pay the exercise price of their warrants in cash (including the automatic application of a portion of the proceeds of any remarketing of preferred securities). Accordingly, holders of units may not tender their preferred securities directly toward payment of the exercise price of the warrants.

Following an exercise of warrants by a unit holder other than in connection with a remarketing, the holder may require the Trust to exchange the holder's related preferred securities for debentures and require Washington Mutual to repurchase such debentures at their accreted value on a special distribution date which is no less than 60 days following the exercise of the warrants, and thereby recoup the exercise price within 60 days of payment.

If a unit holder exercises the warrant that is part of the unit in connection with an optional redemption of the warrants by Washington Mutual, the holder will satisfy in full the exercise price by applying the proceeds of the related remarketing of the related preferred securities. See "Description of the Preferred Securities—Remarketing" in this prospectus.

If a unit holder exercises the warrant that is part of the unit in connection with the expiration of the warrants, the holder will satisfy in full the $50 exercise price by applying the proceeds of the related remarketing of the related preferred security, which will equal $50. See "Description of the Preferred Securities—Remarketing" in this prospectus.
Remarketing at Expiration of Warrants	If not previously remarketed, the preferred securities will be remarketed on May 1, 2041. In connection with such a remarketing, the warrants will expire, unless exercised by May 3, 2041.

If a remarketing of the preferred securities does not occur on May 1, 2041 for any reason,
	•	beginning on such date, interest will accrue on the accreted value of the debentures, and distributions will accumulate on the accreted value of the preferred securities,
•
the interest rate on the accreted value of the debentures will be 10.48% per annum, and, as a result, the distribution rate on the accreted value of the preferred securities will increase correspondingly,
	•	the accreted value of the debentures (and, as a result, the accreted value of the preferred securities) will become due and payable on the date which is 60 days after the failed remarketing date, and
	•	we will no longer have the option to defer interest payments on the debentures.
Failed Remarketing	If the remarketing agent is unable to remarket all the preferred securities deemed tendered for purchase, a "failed remarketing" will have occurred. If a failed remarketing occurs,
	•	beginning on such date, interest will accrue on the accreted value of the debentures, and distributions will accumulate on the accreted value of the preferred securities,
	•	the interest rate on the accreted value of debentures will be 10.48% per annum and, as a result, the distribution rate on the accreted value of the preferred securities will increase correspondingly,
	•	the accreted value of the debentures (and, as a result, the accreted value of the preferred securities) will become due and payable on the date which is 60 days after the failed remarketing date, and
	•	we will no longer have the option to defer interest payments on the debentures.

Notwithstanding a failed remarketing, the warrants will be redeemed at the warrant value on the remarketing date and the warrant holder will have the option to exercise its warrants in lieu of such redemption by paying the exercise price in cash.
Guarantee	The following payments or distributions with respect to the preferred securities, to the extent not paid by or on behalf of the Trust, are guaranteed by us:
	•	any accumulated and unpaid distributions required to be paid on the preferred securities, to the extent that the Trust has sufficient funds available therefor at the time,
	•	the redemption price with respect to any preferred securities called for redemption, to the extent that the Trust has sufficient funds available therefor at such time, and

•
upon a voluntary or involuntary dissolution, winding up or termination of the Trust (other than in connection with the exchange of all of the preferred securities for debentures and the distribution of the debentures to holders of the preferred securities), the lesser of
	—	the aggregate accreted value of the common and preferred securities of the Trust and all accumulated and unpaid distributions thereon to the date of payment, and
	—	the amount of assets of the Trust remaining available for distribution to holders of preferred securities.
Our obligations under the guarantee are subordinate and junior in right of payment to all of our senior indebtedness.
The Trust
Washington Mutual Capital Trust 2001 is a Delaware statutory business trust. The sole assets of the Trust are the debentures. The Trust issued the preferred securities and the common securities. All of the common securities are owned by Washington Mutual, in an aggregate liquidation amount of 3% of the total capital of the Trust.
Ranking
Payment of distributions on, and the redemption price of, the Trust securities, will generally be made pro rata based on their liquidation amounts. However, if on any payment date, an indenture event of default has occurred and is continuing, no payment on the common securities will be made unless payment in full in cash of all accumulated and unpaid distributions on all of the outstanding preferred securities for all current and prior distribution periods (or in the case of payment of the redemption price, the full amount of such redemption price on all of the outstanding preferred securities then called for redemption), has been made or provided for.
Form and Denomination
The Depository Trust Company ("DTC") acts as securities depositary for the units, preferred securities and warrants, each of which will be issued only as fully registered securities registered in the name of DTC or its nominee for credit to an account of a direct or indirect participant in DTC. One or more fully registered certificates were issued for each of the units, the preferred securities and the warrants, and were deposited with the property trustee as custodian for DTC. The debentures were issued as fully registered securities registered in the name of the property trustee or its nominee and deposited with the property trustee. The preferred securities will be issued in denominations of $50 stated liquidation amount and whole multiples of $50.
Use of Proceeds	We will not receive any of the proceeds from the sale of the securities by the selling securityholders.
Material United States Federal Income Tax Consequences
Each Unit will be treated for United States federal income tax purposes as consisting of two separate and distinct assets: (1) a preferred security representing an undivided beneficial interest in the debentures, acquired at an original issue for a price of $32.33, and (2) a warrant to purchase 1.2081 shares of Washington Mutual common stock acquired at an original issue for a price of $17.67. In the opinion of Heller Ehrman White & McAuliffe LLP, counsel to Washington Mutual, purchasers of preferred securities will be treated as owning an undivided beneficial ownership interest in the debentures and the debentures will be treated as debt for United States federal income tax purposes. If a preferred security and a warrant are purchased together as a unit, the purchase price of such unit will be allocated between the preferred security and the warrant in proportion to their relative fair market values at the time of purchase. Because the debentures were originally issued for an amount less than their face amount, the debentures will be treated as having been issued with original issue discount, and, if you purchase a preferred security and are a United States taxpayer, you will be required to include as ordinary income amounts constituting original issue discount as they accrue. The amount of interest income, including original issue discount, on which you will be taxed will exceed your share of the cash interest payments received by the Trust on the debentures.

See "Material United States Federal Income Tax Consequences" in this prospectus.
ERISA Considerations
Each purchaser and subsequent transferee of the units (including the underlying debentures, preferred securities and warrants and any shares of common stock of Washington Mutual received upon the exercise or redemption thereof) will be deemed to have represented and warranted that the acquisition and holding of such securities by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.
See "ERISA Considerations" in this prospectus.
Absence of a Public Market for the Units	The units, preferred securities and warrants are new securities. We cannot assure you that any active or liquid market will develop for the units, the preferred securities or the warrants.

RISK FACTORS

    You should carefully consider all information included or incorporated by reference in this prospectus. In particular, you should carefully consider the risks described below before purchasing units. For risks concerning our business operations, see "Risk Factors" in our Form 10-K for the year ended December 31, 2000. These are not the only risks and uncertainties we face. Additional risks and uncertainties which we currently consider immaterial or which are not yet known to us may also impair our financial condition, results of operations or prospects.

Trust Preferred Units Risks

    The market price for the units may be highly volatile.

    The market price for the units may be highly volatile. There may be a significant impact on the market price of the units or our common stock due to:

  •
  the announcement of acquisitions by us or our competitors;

  •
  variations in anticipated or actual operating results;

  •
  market conditions; and

  •
  general economic conditions.

    The warrants may be redeemed by us, in which event the preferred securities may be remarketed.

    If a Tax Event, a Regulatory Capital Event or Investment Company Event (each as defined under "Description of the Warrants—Redemption Upon Special Event") occurs, we may:

  •
  liquidate the trust and distribute the debentures to the beneficial holders of preferred securities; or

  •
  in certain circumstances, cause a remarketing of the preferred securities and a redemption of the warrants. See "Description of the Warrants—Redemption Upon Special Event."

    In addition, at any time after May 3, 2006, we may cause a remarketing of the preferred securities and a redemption of the warrants if the price of our common stock reaches specified levels.

    A Tax Event which permits us to remarket the preferred securities constitutes a taxable event to the beneficial holders of the preferred securities. In connection with a remarketing of the preferred securities, the maturity date of the debentures will change to the date which is 60 days from the remarketing.

    Because holders of preferred securities may receive debentures at any time, upon the occurrence of specified events, prospective purchasers of units are also making an investment decision with regard to the debentures and should carefully review all the information regarding the debentures.

    In connection with a remarketing of the preferred securities you will only be entitled to the accreted value, and not the stated liquidation amount, of the preferred securities.

    You may be required to elect to exercise your warrants within three business days of notification of an election by Washington Mutual to optionally redeem the warrants.

    Washington Mutual is required to give holders of the warrants no more than four business days' notice of its election to redeem the warrants. The warrants will be redeemed on the redemption date unless a warrant holder affirmatively elects to exercise its warrants. As a result, upon an election by Washington Mutual to redeem the warrants, a holder may have only three business days to elect to exercise its warrants in lieu of a redemption. If a holder does not receive the redemption notification because of illness, absence or other circumstances the warrants held by that holder will be redeemed.

Because of the abbreviated notification period, a warrant holder who intends to exercise its warrant upon an optional redemption of the warrants may want to provide standing instructions for exercise of the warrants and delivery of the shares to the warrant agent. See "Description of the Warrants—Optional Redemption—Procedures".

    The guarantee and your rights under the guarantee are limited.

    Under the guarantee executed by us, we guarantee to the holders of the preferred securities, but only to the extent the trust has funds available for these payments, the payment of:

  •
  any accumulated and unpaid distributions required to be paid on the preferred securities;

  •
  the redemption price with respect to the preferred securities called for redemption and the repurchase price of preferred securities to be repurchased; and

  •
  upon any termination of the trust (other than in connection with the distribution of debentures to the holders of the preferred securities or a redemption of all the preferred securities), the lesser of (a) the aggregate of the accreted value and all accumulated and unpaid distributions on the preferred securities to the date of the payment, to the extent the trust has funds available or (b) the amount of assets of the trust remaining available for distribution to holders of the preferred securities in liquidation of the trust.

    The guarantee is qualified as an indenture under the Trust Indenture Act of 1939. The Property Trustee is indenture trustee under the guarantee for the purposes of compliance with the provisions of the Trust Indenture Act. The Guarantee Trustee holds the guarantee for the benefit of the holders of the preferred securities.

    The holders of a majority in liquidation amount of the preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to exercise any trust or power conferred upon the Guarantee Trustee under the guarantee. If the Guarantee Trustee fails to enforce such guarantee, any holder of preferred securities may sue us directly to enforce such holder's right to receive payment under the guarantee without first suing the trust, the Guarantee Trustee or any other person or entity. If we default on our obligation to pay amounts on the debentures, the trust would lack available funds for the payment of distributions or amounts payable on redemption of the preferred securities or otherwise. The holders of the preferred securities would not be able to rely upon the guarantee for payment of those amounts. A holder of the preferred securities could instead rely on the enforcement by:

  •
  the Property Trustee of its rights as registered holder of the debentures against us to the terms of the debentures or

  •
  such holder of its right to bring a suit directly against us to enforce payments on the debentures.

    The declaration states that each holder of preferred securities agrees to the provisions of the guarantee (including the subordination provisions) and the indenture.

    Our obligations under the guarantee and the debentures are subordinated to our obligations to pay senior debt.

    Our obligations under the guarantee and the debentures are subordinate and junior in right of payment to all of our present and future senior indebtedness. "Senior indebtedness" includes:

  •
  all of our indebtedness for money borrowed (other than trade accounts payable in the ordinary course of business) or incurred in connection with the acquisition of properties or assets;

  •
  all of our obligations under leases required or permitted to be capitalized under generally accepted accounting principles;

  •
  any indebtedness of others of the kinds described above for which Washington Mutual is liable as guarantor or otherwise; and

  •
  amendments, renewals, extensions and refundings of the indebtedness described above,

unless any of the debt described above expressly provides that the indebtedness is not superior in right of payment to the debentures.

    In addition, because we are a holding company, both the guarantee and the debentures are structurally subordinated to all of our subsidiaries' obligations.

    No payment of principal of (including redemption) or interest on the debentures may be made:

  •
  if any senior indebtedness is not paid when due and any applicable grace period with respect to such default has ended and the default is not cured or waived or has ceased to exist, or

  •
  if the maturity of any senior indebtedness has been accelerated because of a default.

    The terms of our other debt may preclude us from paying interest on the debentures, or distributions on the preferred securities. As a result, we may defer these payments. As of March 31, 2001, the senior indebtedness of Washington Mutual was approximately $2.5 billion and the total liabilities of our subsidiaries (excluding deposits) aggregated to approximately $111.89 billion. There are no terms in the units, the preferred securities, the debentures or the guarantee that limit our or our subsidiaries' ability to incur additional indebtedness, including secured indebtedness and other indebtedness that ranks senior to the debentures and the guarantee.

    The debentures do not contain certain restrictive covenants.

    The terms of the debentures do not contain several types of restrictive covenants that would protect holders of debentures from transactions that may adversely affect the holders. In particular, the indenture governing the debentures does not contain covenants that limit our ability, absent exercise of our deferral option, to pay dividends or make distributions on, or redeem or repurchase, our capital shares and does not contain provisions that would give holders of the debentures the right to require us to repurchase their debentures in the event of a change of control of Washington Mutual or a decline in the credit rating of us or our debt securities as a result of a takeover, recapitalization or similar restructuring, or any other reason. In addition, the indenture does not limit our ability to incur additional indebtedness and therefore does not contain provisions that afford holders of the debentures protection in the event of a highly leveraged transaction or other similar transaction involving us that may adversely affect the holders.

    You must rely on the enforcement rights of the Property Trustee.

    If:

  •
  the trust fails to pay distributions in full on the preferred securities (other than pursuant to a deferral of interest during an extension period) or

  •
  a Trust Enforcement Event (as defined under "Description of the Preferred Securities—Trust Enforcement Events"), including a failure by us to make payments on the debentures, occurs and is continuing, the holders of preferred securities must rely upon the enforcement rights of the Property Trustee, as a holder of the debentures. The holders of a majority in liquidation amount of the preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the declaration, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the debentures.

    If the Property Trustee fails to enforce its rights under the debentures, a holder of preferred securities may sue us directly to enforce the Property Trustee's rights under the debentures without first suing the Property Trustee. If a Trust Enforcement Event has occurred and is continuing and is attributable to our failure to pay interest, principal or premium on the debentures when due, then the registered holder of the preferred securities may sue directly for enforcement of payment to the holder of the principal, premium or interest on the debentures having a principal amount equal to the aggregate liquidation amount of the preferred securities of such holder. As the holder of the common securities of the trust, we are subrogated to the rights of such holder of preferred securities under the declaration to the extent of any payment made by us to such holder of preferred securities in that suit. The holders of preferred securities will not be able to exercise directly any other remedy available to the holders of the debentures.

    Holders of preferred securities have only limited voting rights.

    Holders of preferred securities have limited voting rights and are not entitled to vote to appoint, remove or replace, the trustees. Holders are not able to increase or decrease the number of the trustees. Those voting rights are held exclusively by the holders of the common securities of the trust, which is initially us.

    Because of the lack of an established trading market for the units, the preferred securities and the warrants you may not be able to sell your units, preferred securities or warrants at all or at an attractive price.

    The units, the preferred securities and the warrants constitute a new issue of securities with no established trading market. There can be no assurance that an active market will develop. In addition, there can be no assurance that any trading market will be liquid. If a market develops, the securities could trade at prices that may be higher or lower than the offering price. This could depend on many factors, including:

  •
  prevailing interest rates;

  •
  our operating results; and

  •
  the market for similar securities.

No assurance can be given that the holders of the units, the preferred securities or the warrants will be able to sell their securities or regarding the prices at which the securities may be sold.

    Either satisfaction of the requirements of exemption from registration of the Securities Act or an effective registration statement and delivery of a current prospectus is required for the exercise of warrants.

    If a holder of the warrant has received warrants in a transaction exempt from registration requirements under the Securities Act, whether or not the warrant has been separated from a preferred security, they will effectively be able to exercise their warrants only if:

  •
  the sale of those shares is exempt from registration requirements under the Securities Act and

  •
  those shares have been registered, qualified or are exempt under the securities laws of the state where the exercising holder of warrants resides.

    In such circumstances, in order to exercise their warrants, holders of the warrants must furnish to the trustee such certifications, legal opinions or other information as we may reasonably require to confirm that the proposed transfer is being made pursuant to the exemption from registration under the Securities Act.

    If a holder of a warrant has received a warrant transferred pursuant to an effective shelf registration statement, whether or not they have been separated from a preferred security, they will effectively be able to exercise their warrants only if:

  •
  such shelf registration statement is effective;

  •
  those shares have been registered, qualified or are exempt under the securities laws of the state where the exercising holder of warrants resides; and

  •
  a current prospectus is delivered to that holder.

    We currently have an effective registration statement covering the common stock issuable upon exercise of the warrants. There can be no assurance that we will:

  •
  maintain the effectiveness of that registration statement;

  •
  have all the common stock registered or qualified under state securities laws; or

  •
  be able to deliver a current prospectus to warrant holders.

The warrant agreement governing the warrants states that the original expiration date of the warrants will be extended to the extent we fail to satisfy any of the foregoing requirements.

    We have the option to extend interest payment periods, which may result in adverse tax consequences and adversely affect the market price of the preferred securities.

    We have the right to defer payments of interest on the debentures by extending the interest payment period for extension periods not exceeding 20 consecutive quarters with respect to each deferral period, provided that no extension period may extend beyond maturity of the debentures. Prior to the end of an extension period, we may, and at the end of such extension period we shall, pay all interest then accrued and unpaid (together with interest thereon at the stated rate borne thereby, compounded quarterly to the extent permitted by applicable law). Prior to the termination of any extension period we may further extend the extension period, provided that such extension period, together with all previous and further extensions, may not exceed 20 consecutive quarters or extend beyond maturity of the debentures. Upon termination of any extension period and the payment of all amounts then due, including interest on deferred interest payments, we may select a new extension period, subject to the above requirements. If interest payments on the debentures are deferred, distributions on the preferred securities also will be deferred and we, or any of our subsidiaries, will not be permitted, subject to certain exceptions set forth herein, to

  •
  declare or pay dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock; or

  •
  make any payment of principal of, interest or premium, if any, on, or repay, repurchase or redeem any indebtedness that ranks on par with or junior in interest to the debentures or make any guarantee payment with respect to any guarantees by us of the debt securities of any our subsidiaries if such guarantee ranks on a par with or junior in interest to the debentures.

    During an extension period, interest on the debentures will continue to accrue and, as a result, distributions on the preferred securities will accumulate. See "Description of the Preferred Securities—Distributions" and "Description of the Debentures—Option to Extend Interest Payment Period."

    Should an extension period occur, you will be required to accrue the stated interest payments (in the form of original issue discount) in income in respect of your pro rata share of the debentures held by you for United States federal income tax purposes. As a result, you will be required to include such interest in gross income for United States federal income tax purposes in advance of receipt of cash, and will not receive cash related to such income from the trust if you dispose of your preferred securities prior to the record date for the payment of distributions. See "Material United States Federal

Income Tax Consequences—Preferred Securities—Interest Income, Original Issue Discount, Market Discount, and Premium."

    We have no current intention of exercising our right to defer payments of interest by extending the interest payment period on the debentures. However, should we elect to exercise such right in the future, the market price of the preferred securities is likely to be adversely affected. If you dispose of your preferred securities during an extension period, you might not receive the same return on your investment that you would if you continue to hold your preferred securities. In addition, as a result of the existence of our right to defer interest payments, the market price of the preferred securities (which represent an undivided beneficial ownership interest in the debentures) may be more volatile than other securities that do not have such rights.

    Accrual of original issue discount will have tax consequences for holders of the preferred securities.

    The original purchase price of the units was allocated to the preferred securities and the warrants in proportion to their respective fair market values at the time of the original purchase. This allocation caused the preferred securities to have a stated redemption price at maturity greater than their issue price. As a result, the debentures are being treated as issued with original issue discount. If you purchase a unit or a preferred security, you will be required to accrue an amount of original issue discount in gross income each year in advance of the receipt of cash attributable to that income. See "Material United States Federal Income Tax Consequences—Preferred Securities—Interest Income, Original Issue Discount, Market Discount, and Premium."

USE OF PROCEEDS

    The selling securityholders will receive all of the net proceeds from the sale of the securities pursuant to this prospectus. We will not receive any of the proceeds from the sale of the securities by the selling securityholders.

RATIO OF EARNINGS TO FIXED CHARGES

    The following table contains Washington Mutual's ratio of earnings to fixed charges for each of the periods indicated.

Year Ended December 31,					Three Months Ended March 31,
1996	1997	1998	1999	2000	2000	2001
1.10	1.24	1.34	1.38	1.31	1.32	1.39

    For purposes of this ratio, earnings consist of earnings before income taxes plus fixed charges. Fixed charges consist of interest expense and the estimated interest portion of rent expense.

RATIO OF EARNINGS TO FIXED CHARGES
AND PREFERRED DIVIDENDS

    The following table contains Washington Mutual's ratio of earnings to fixed charges and preferred dividends for each of the periods indicated.

Year Ended December 31,					Three Months Ended March 31,
1996	1997	1998	1999	2000	2000	2001
1.08	1.24	1.34	1.38	1.31	1.32	1.39

    For purposes of this ratio, earnings consist of earnings before income taxes plus fixed charges. Fixed charges consist of interest expense and the estimated interest portion of rent expense.

BUSINESS

    With a history dating back to 1889, Washington Mutual, Inc. is a financial services company committed to serving consumers and small to mid-sized businesses. Based on our consolidated assets at December 31, 2000, we were the largest savings institution and the seventh largest banking company in the United States.

    Our business operations are conducted by our subsidiaries. Our principal banking subsidiaries are Washington Mutual Bank, FA, Washington Mutual Bank and Washington Mutual Bank fsb. Our other principal subsidiaries are Washington Mutual Finance Corporation, Long Beach Mortgage Company, Washington Mutual Home Loans, Inc. and WM Financial Services, Inc. Our banking subsidiaries accept deposits from the general public, make, buy and sell residential loans, consumer loans, and commercial loans, and engage in certain commercial banking activities. We originate, purchase, sell and service specialty mortgage finance loans through Long Beach Mortgage Company and consumer finance loans through Washington Mutual Finance Corporation. We market annuities and other insurance products, offer full service securities brokerage operations, and act as the investment advisor to and the distributor of mutual funds through WM Financial Services and its affiliates.

    Our assets have grown over the last five years primarily through acquisitions. In 1996, we acquired Keystone Holdings, Inc., the parent of American Savings Bank, F.A. This acquisition gave us our first depository institution in California. In 1997, we acquired Great Western Financial Corporation and in October 1998, we acquired H.F. Ahmanson & Co. In February 1998, Ahmanson had acquired Coast Savings Financial, Inc. On January 31, 2001, we acquired the mortgage operations of The PNC Financial Services Group, Inc. On February 9, 2001, we acquired Texas-based Bank United Corp. As a result of these acquisitions, our company has been transformed into a national financial services company. Although we operate principally in California, Washington, Oregon, Florida, Texas and Utah, we have physical operations in 42 states.

THE TRUST

    The Trust is a statutory business trust formed under the Trust Act pursuant to (i) a declaration of trust, dated as of April 23, 2001 executed by Washington Mutual, as sponsor, and Diane L. Kelleher, Craig S. Davis, and William A. Longbrake, as Trustees and (ii) a certificate of trust, dated as of April 23, 2001, filed with the Secretary of State of the State of Delaware. The Trust's business and affairs are conducted by the Trustees: The Bank of New York, as Property Trustee and The Bank of New York (Delaware) as Delaware Trustee, and three individual Administrative Trustees who are employees or officers of or affiliated with Washington Mutual. The Trust exists for the exclusive purpose of (i) issuing and selling the preferred securities and common securities of the Trust (collectively, the "Trust Securities"), (ii) investing the gross proceeds from such sales in the debentures and (iii) engaging in only those other activities necessary or incidental thereto. Accordingly, the debentures are the sole assets of the Trust, and payments under the debentures will be the sole revenue of the Trust. All of the common securities are owned by Washington Mutual. The common securities rank on a par, and payments will be made thereon pro rata, with the preferred securities, except that upon the occurrence and continuance of an event of default under the declaration of Trust resulting from an event of default under the indenture (an "Indenture Event of Default"), the rights of Washington Mutual as holder of the common securities to payment in respect of distributions and payments upon liquidation, redemption or otherwise are subordinated to the rights of the holders of the preferred securities. Washington Mutual acquired common securities in an aggregate liquidation amount equal to 3% of the total capital of the Trust.

    The Property Trustee holds title to the debentures for the benefit of the holders of the Trust Securities and, as the holder of the debentures, the Property Trustee has the power to exercise all rights, powers and privileges of a holder of debentures under the indenture. In addition, the Property Trustee maintains exclusive control of a segregated non-interest bearing trust account (the "Property Account") to hold all payments made in respect of the debentures for the benefit of the holders of the Trust Securities. The Guarantee Trustee holds the Guarantee for the benefit of the holders of the Trust Securities. Washington Mutual, as the holder of all the common securities, has the right to appoint, remove or replace any of the Trustees and to increase or decrease the number of Trustees; provided that the number of Trustees will be at least three; and provided further that at least one Trustee will be a Delaware Trustee, at least one Trustee will be the Property Trustee and at least one Trustee will be an Administrative Trustee. Under the indenture, Washington Mutual, as issuer of the debentures, has agreed to pay all fees and expenses related to the organization and operations of the Trust (including any taxes, duties, assessments or governmental charges of whatever nature imposed by the United States, or any other taxing authority upon the Trust or any payment by the Trust to holders of Trust Securities) and the offering of the preferred securities and be responsible for all debts and obligations of the Trust (other than with respect to the preferred securities).

    For so long as the preferred securities remain outstanding, Washington Mutual covenants (i) to maintain directly or indirectly ownership of all of the common securities, (ii) to cause the Trust to remain a statutory business trust and not to voluntarily dissolve, wind-up, liquidate or be terminated, except as permitted by the declaration of trust, (iii) to use its commercially reasonable efforts to ensure that the Trust will not be an "investment company" for purposes of the Investment Company Act of 1940, as amended from time to time, or any successor legislation (the "1940 Act") and (iv) to take no action that would be reasonably likely to cause the Trust to be classified as an association or a partnership taxable as a corporation for United States federal income tax purposes.

    The rights of the holders of preferred securities, including economic rights, rights to information and voting rights, are set forth in the declaration of trust, the Trust Act and the Trust Indenture Act. The declaration of trust and the Guarantee also incorporate by reference the terms of the Trust Indenture Act.

    The office of the Delaware Trustee is 101 Barclay Street, Floor 21 West, New York, New York 10286. The location of the principal executive office of the Trust is 1201 Third Avenue, Seattle, Washington 98101.

    It is anticipated that the Trust will not be subject to the reporting requirements under the Securities Exchange Act of 1934.

DESCRIPTION OF THE UNITS

    We have summarized the description of the terms of the units and of the warrants, the preferred securities, the debentures and the guarantee under the captions "Description of the Warrants," "Description of the Preferred Securities," "Description of the Debentures," and "Description of the Guarantee" in this prospectus. These summaries are not complete.

    The unit agreement was filed as an exhibit to the registration statement. We urge you to read the unit agreement, including the forms of the unit, and the warrant agreement (including definitions of terms) because they, and not this description, define your rights as holder of the units. You may request copies of these documents from us at our address set forth below under "Where You Can Find Additional Information."

General

    Each unit consists of:

  •
  a preferred security, having a stated liquidation amount of $50, representing an undivided beneficial ownership interest in the assets of the Trust, which assets consist solely of the debentures; and

  •
  a warrant to purchase, at any time prior to May 3, 2041, 1.2081 shares (subject to antidilution adjustments) of common stock of Washington Mutual. The exercise price on the initial date of issuance was $32.33 and will accrete on a daily basis as described in this prospectus to $50 on the expiration date.

    At any time after issuance, the preferred security and the warrant components of each unit may be separated by the holder thereof and transferred separately, and thereafter, a separated preferred security and warrant may be combined to form a unit. Prior to the registration of unit securities under the Securities Act, preferred securities and warrants that are to be combined to form units must have been transferred pursuant to the same exemption from registration under the Securities Act as the preferred security or warrant, as applicable, with which they are to be combined.

    The $50 purchase price of each unit was allocated between the preferred security and the warrant comprising such unit in proportion to their respective fair market values at the time of issue. At the time of issuance, the fair market value of each preferred security was $32.33 and the fair market value of each warrant was $17.67. Such position generally will be binding on each beneficial owner of a unit (but not on the Internal Revenue Service). See "Material United States Federal Income Tax Consequences—Allocation of Purchase Price of the Units" in this prospectus.

Distributions

    Holders of units are entitled to receive cumulative cash distributions payable on the related preferred securities by the Trust at the rate of 5.375% of the stated liquidation amount per annum, payable quarterly in arrears, subject to reset upon a remarketing as described under "Description of the Debentures—Interest." The ability of the Trust to pay the quarterly distributions on the preferred securities will depend solely upon its receipt of corresponding interest payments from Washington Mutual on the debentures. Distributions accumulate from April 30, 2001. Interest on the debentures not paid on the scheduled quarterly interest payment date will accrue and compound quarterly, to the extent permitted by law, at the applicable interest rate, and, as a result, distributions on the preferred securities will continue to accumulate and compound quarterly, to the extent permitted by law, at the applicable distribution rate.

    Holders of units are also entitled to receive a pro rata distribution of payments of principal on the debentures, except that payments of principal following an exchange of preferred securities for debentures will be paid to the holder of the debentures.

    At all times, the distribution rate, the distribution dates and other payment dates for the units will correspond to the interest rate, interest payment dates and other payment dates on the debentures, which will be the sole assets of the Trust.

    Distributions on the units will be paid only to the extent that payments are made in respect of the debentures and to the extent that the Trust has funds available for the payment of such distributions. See "Description of the Debentures." If Washington Mutual does not make payments on the debentures, the Trust will not have funds available to pay distributions on the units.

    So long as Washington Mutual is not in default in the payment of interest on the debentures, and so long as a failed remarketing has not occurred, Washington Mutual has the right under the indenture to defer payments of interest on the debentures by extending the interest payment period at any time, and from time to time, on the debentures. As a consequence of each such extension, distributions on the units would be also deferred (but despite such deferral payments of interest would continue to accrue at the then applicable interest rate per annum compounded quarterly, to the extent permitted by applicable law, and, as a result, distributions would continue to accumulate at the then applicable distribution rate compounded quarterly, to the extent permitted by law) by the Trust for a corresponding period. Such right to extend the interest payment period for the debentures is limited to a period not exceeding 20 consecutive quarters and no extension may extend beyond the stated maturity of the debentures. In the event that Washington Mutual exercises this right to defer payments of interest, then Washington Mutual will not, and will not permit any subsidiary to,

  •
  declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of Washington Mutual's capital stock or

  •
  make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of Washington Mutual that rank equally with or junior in interest to the debentures or make any guarantee payments with respect to any guarantee by Washington Mutual of the debt securities of any subsidiary of Washington Mutual if such guarantee ranks equally with or junior in interest to the debentures.

    Notwithstanding the foregoing the following will be permitted:

  •
  dividends or distributions in common stock or rights to acquire common stock of Washington Mutual,

  •
  payments under the Guarantee,

  •
  any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto,

  •
  purchases of common stock related to the issuance of common stock or rights under any of Washington Mutual's benefit plans and

  •
  repurchases of common stock by Washington Mutual in connection with acquisitions of businesses made by Washington Mutual (which repurchases are made in connection with the satisfaction of indemnification obligations of the sellers of such businesses).

    Prior to the termination of any extension period, Washington Mutual may further defer payments of interest by extending the interest payment period, provided that such extension period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the stated maturity of the debentures. Upon the termination of any extension period and the payment of all amounts then due, Washington Mutual may commence a new extension period, subject to the above requirements. Washington Mutual has no current intention of exercising its right to defer payments of interest by extending the interest payment period of the debentures.

Change of Control

    If a Change of Control occurs, each holder of a unit will have the right to:

  •
  require Washington Mutual to redeem that holder's related warrant on the date that is 45 days after the date Washington Mutual gives notice at a redemption price in cash equal to 100% of the warrant value on the redemption date; and

  •
  exchange that holder's related preferred security for a debenture having an accreted value equal to the accreted value of such preferred security and to require Washington Mutual to repurchase such debenture on the repurchase date at a repurchase price in cash equal to 100% of the accreted value of the debenture on the repurchase date plus accrued and unpaid interest (including deferred interest) on the debentures to, but excluding, the repurchase date.

    Within 30 days after the occurrence of a Change of Control, Washington Mutual must give notice to each holder of a unit and the unit agent of the transaction that constitutes the Change of Control and of the resulting redemption right and repurchase right.

    To exercise the warrant redemption right, a unit holder must deliver prior to or on the 30th day after the date of Washington Mutual's notice irrevocable written notice to the warrant agent of the holder's exercise of its redemption right.

    To exercise the preferred security repurchase right, a holder must deliver no earlier than 60 days and no later than 90 days after the date of Washington Mutual's notice irrevocable written notice to Washington Mutual, the Trust, and the Property Trustee (in its capacity as property trustee and exchange agent) of the holder's exercise of its repurchase right.

    The preferred securities will be exchanged for debentures no less than three business days prior to the repurchase date.

    A "Change of Control" will be deemed to have occurred when any of the following has occurred:

  •
  the acquisition (other than open market purchases on any national securities exchange on which Washington Mutual's capital stock is traded) by any person of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchase, merger or other acquisition transactions of shares of Washington Mutual's capital stock entitling that person to exercise 50% or more of the total voting power of all shares of Washington Mutual's capital stock entitled to vote generally in elections of directors, other than any acquisition by Washington Mutual, any of Washington Mutual's subsidiaries or any of Washington Mutual's employee benefit plans; or

  •
  the consolidation or merger of Washington Mutual with or into any other person, any merger of another person into Washington Mutual, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of Washington Mutual's properties and assets to another person, other than:

    —any transaction

(1)
that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Washington Mutual's capital stock and

(2)
notwithstanding such transaction during any period of two consecutive years after such transaction individuals who at the beginning of such period constituted the board of directors of Washington

  Mutual (together with any new directors whose election or appointment by such board or whose nomination for election by the shareholders of Washington Mutual was approved by a vote of not less than two-thirds of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) continue to constitute a majority of the board of directors of Washington Mutual then in office; or

    —any merger solely for the purpose of changing Washington Mutual's jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity.

    The beneficial owner shall be determined in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act. The term "person" includes any syndicate or group which would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act.

    However, a Change of Control will not be deemed to have occurred if:

  •
  the closing sale price per share of Washington Mutual's common stock for any five trading days within the period of 10 consecutive trading days ending immediately after the later of the Change of Control or the public announcement of the Change of Control, in the case of a Change of Control under the first clause above, or the period of 10 consecutive trading days ending immediately before the Change of Control, in the case of a Change of Control under the second clause above, equals or exceeds 110% of the exercise price of the warrants at maturity (as adjusted); or

  •
  at least 90% of the consideration in the transaction or transactions constituting a Change of Control consists of shares of common stock traded or to be traded immediately following such Change of Control on a national securities exchange or the Nasdaq National Market and, as a result of such transaction or transactions, the warrants become exercisable solely into such common stock (and any rights attached thereto).

    Except as described above with respect to a Change of Control, the unit agreement does not contain provisions that permit the holders of units to require that Washington Mutual redeem the warrants or repurchase the debentures in the event of a takeover, recapitalization or similar transaction. In addition, Washington Mutual could enter into certain transactions, including acquisitions, refinancings or other recapitalization, that could affect Washington Mutual's capital structure or the value of Washington Mutual's common stock, but that would not constitute a Change of Control.

    Washington Mutual will comply with the requirements of the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the redemption of the warrants or the repurchase of the debentures as a result of a Change of Control.

    Washington Mutual's ability to redeem warrants or repurchase debentures upon the occurrence of a Change of Control is subject to important limitations. The occurrence of a Change of Control could cause an event of default under, or be prohibited or limited by, the terms of Washington Mutual's senior debt. As a result, any redemption of the warrants or repurchase of the debentures would, absent a waiver, be prohibited under the indenture until the senior debt is paid in full. Further, there can be no assurance that Washington Mutual would have the financial resources, or would be able to arrange financing, to pay the redemption price or repurchase price for all the warrants and debentures, as the case may be, that might be delivered by holders of the units seeking to exercise the redemption right and repurchase right. Any failure by Washington Mutual to redeem the warrants or repurchase the debentures when required following a Change of Control would result in an event of default under the unit agreement or the declaration of trust, whether or not such redemption or repurchase is permitted by the indenture. Any such default may, in turn, cause a default under senior debt.

Amendment and Modification of the Unit Agreement

    The unit agreement may be amended by Washington Mutual and the unit agent, without consent of the holders, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision therein or in any other manner which Washington Mutual and the unit agent may deem necessary or desirable and which will not adversely affect the interests of the affected holders.

    The unit agreement contains provisions permitting Washington Mutual and the unit agent, with the consent of the holders of a majority of the units at the time outstanding, to modify the rights of the holders of the units and the terms of the unit agreement, except that no modification may, without the consent of the holder of each outstanding unit affected thereby:

  •
  materially adversely affect the holders' rights under any unit; or

  •
  reduce the aforesaid percentage of outstanding units the consent of holders of which is required for the modification or amendment of the provisions of the unit agreement.

DESCRIPTION OF THE WARRANTS

    We have summarized selected terms of the warrants. The summary is not complete. The warrants, which form a part of the units and which may trade separately from the preferred securities also forming a part of the units, were issued pursuant to the warrant agreement between Washington Mutual and The Bank of New York, as warrant agent.

    The warrant agreement was filed as an exhibit to the registration statement. We urge you to read the warrant agreement, including the form of the warrant, (including definitions of terms) because they, and not this description, define your rights as holder of the warrants (including as a component of the units). You may request copies of these documents from us at our address set forth below under "Where You Can Find Additional Information."

General

    A warrant, unless exercised, automatically expires on the close of business on May 3, 2041 or earlier as described under "—Optional Redemption." A warrant is exercisable at any time, subject to satisfaction of certain conditions set forth below, at the applicable exercise price. The warrant exercise price was initially $32.33 and the warrant exercise price on the expiration date of the warrants will equal $50. The warrant exercise price will accrete on a daily basis such that on any given date of calculation it will be equal to $32.33 plus accretion of the difference between the initial warrant exercise price and the warrant exercise price on the expiration date, calculated from April 30, 2001 to the date of calculation, at the all-in yield of 8.48% per annum (on a quarterly bond equivalent basis using a 360-day year of twelve 30-day months) less $0.6719 per quarter.

    Each warrant, when exercised, will entitle the holder to purchase 1.2081 fully paid and non-assessable shares of Washington Mutual common stock. However, the exercise price and the number of shares of Washington Mutual common stock issuable upon a holder's exercise of a warrant are subject to adjustment in certain circumstances described under "—Anti-Dilution Adjustments."

    Following an exercise of a warrant which is part of a unit, other than an exercise in connection with a redemption of the warrants as described below under "—Optional Redemption," the holder will have a limited right to require the Trust to distribute its pro rata share of debentures in exchange for the preferred securities which had been part of the unit and to require Washington Mutual to repurchase the debentures. See "Description of the Preferred Securities—Limited Right to Repurchase."

    Washington Mutual's common stock is listed on The New York Stock Exchange under the trading symbol "WM". Prior to December 9, 1998, our common stock traded on The Nasdaq Stock Market under the symbol "WAMU".

Exercise of Warrants

    A holder may exercise warrants at any time prior to the close of business on May 3, 2041 (the "expiration date"), unless Washington Mutual has redeemed the warrants on an earlier date in connection with a remarketing as described below under "—Optional Redemption." A holder may exercise warrants by giving notice to the warrant agent no later than 5 p.m., New York time, on the business day before the proposed date of exercise. The exercise price on the date of exercise (other than in connection with an exercise in lieu of redemption as described below under "—Optional Redemption") will be the accreted value of the related preferred security.

    Notwithstanding a warrant holder's desire to exercise its warrants, the warrants are not exercisable unless, at the time of exercise (i) in the case of a holder who received warrants in a transaction exempt from registration requirements under the Securities Act,

  •
  the sale of the shares upon exercise of the warrants is exempt from the registration requirements of the Securities Act and

  •
  the shares have been registered, qualified or are deemed to be exempt under the securities laws of the state of residence of the exercising holder of the warrants.

or (ii) in the case of a holder who received warrants transferred pursuant to an effective shelf registration statement,

  •
  a shelf registration statement covering the issuance of the common stock upon exercise of the warrant is then in effect;

  •
  the shares have been registered, qualified or are deemed to be exempt under the securities laws of the state of residence of the exercising holder of the warrants; and

  •
  a then current prospectus is delivered to exercising holders of the warrants.

    Washington Mutual has agreed to use its best efforts (and will not be in breach of the warrant agreement for so long as it is exercising its best efforts) to

  •
  maintain the effectiveness of a registration statement until the later of (i) if all of the warrants expire unexercised, the expiration date of the warrants and (ii) otherwise, two years following the first date as to which no warrants remain outstanding,

  •
  continue to have all the shares of common stock issuable upon exercise of the warrants so registered or qualified and

  •
  deliver a then current prospectus to the exercising holders of the warrants, there can be no assurance that it will be able to do so.

    The scheduled May 3, 2041 expiration date will be extended if, during the 90 days immediately preceding the scheduled expiration date, Washington Mutual:

  •
  was required to but did not maintain an effective registration statement under the Securities Act with respect to the maximum number of shares of Washington Mutual common stock underlying the warrants;

  •
  did not maintain the registration or qualification of the shares under the applicable state securities laws; or

  •
  was required to but did not deliver a then current prospectus to exercising holders of the warrants.

    In any of those events, the expiration date will extend to the first date after the scheduled expiration date after which Washington Mutual has for a 90-day period (1) maintained an effective registration statement under the Securities Act, (2) maintained the registration or qualification under the applicable state securities laws and (3) delivered a then current prospectus to exercising holders of the warrants.

    In order to exercise a warrant, a holder must, prior to 5 p.m., New York time, on the date of exercise:

  •
  surrender to the warrant agent the certificate representing such warrant (in the case of a definitive warrant);

  •
  properly complete and execute a form of election to purchase;

  •
  if the warrant to be exercised was received in a transaction exempt from registration requirements under the Securities Act, furnish to the trustee such certifications, legal opinions or other information as we may reasonably require to confirm that the proposed transfer is being made pursuant to an exemption from registration; and

  •
  pay in full (which may be a remarketing payment as described below) the exercise price for each share of Washington Mutual common stock to be received upon exercise of such warrants.

    In order to ensure timely exercise of a warrant, beneficial owners of warrants held in book-entry form should consult their brokers or other intermediaries as to applicable cut-off times they may have for accepting and implementing exercise instructions from their customers and other exercise mechanics. See "Book-Entry Issuance."

    In addition, holders who have purchased warrants pursuant to Regulation S of the Securities Act must comply with the restrictions and requirements for certification specified in Regulation S.

    Holders must pay the exercise price of their warrants in cash (including the automatic application of the proceeds of any remarketing of preferred securities as discussed under "—Optional Redemption"), by certified or official bank check or by wire transfer to an account that Washington Mutual has designated for that purpose. In no circumstances may holders of units tender their preferred securities directly toward payment of the exercise price of the warrants.

    Following an exercise of a warrant that is part of a unit other than an exercise in connection with a redemption of the warrants as described below under "—Optional Redemption," the holder will have a limited right to require the Trust to exchange the related preferred securities for a corresponding amount of debentures and to require Washington Mutual to repurchase those debentures at their accreted value. See "Description of the Preferred Securities—Limited Right to Repurchase" in this prospectus.

    A unit holder who exercises the warrant that is part of the unit in connection with an optional redemption of the warrants will satisfy in full the exercise price by applying the proceeds of the related remarketing of the related preferred securities. See "—Optional Redemption" and "Description of the Preferred Securities—Remarketing," each in this prospectus. In the event of a failed remarketing (as described under "Description of the Preferred Securities—Remarketing"):

  •
  the warrants will still be redeemed on the redemption date (that is, a successful remarketing of the preferred securities will not be a condition to the redemption of the warrants on the redemption date); and

  •
  the holder will still have the option of exercising its warrant in lieu of such redemption by paying the exercise price in cash.

    A unit holder who exercises the warrant that is part of the unit in connection with the expiration of the warrant will satisfy in full the exercise price by applying the proceeds of the related remarketing of the related preferred securities. See "Description of the Preferred Securities—Remarketing" in this prospectus. In the event of a failed remarketing:

  •
  the warrants will still expire on May 3, 2041 (that is, a successful remarketing of the preferred securities on May 1, 2041 will not be a condition to the expiration of the warrants on May 3, 2041); and

  •
  the holder will still have the option of exercising its warrant prior to expiration by paying the exercise price in cash.

    No service charge will be made for registration of transfer or exchange upon surrender of any warrant certificate at the office of the warrant agent maintained for that purpose. Washington Mutual may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration or transfer or exchange of warrant certificates.

    If a holder has satisfied all of the procedures for exercising its warrants, and Washington Mutual has satisfied or caused to be satisfied the conditions to exercise set forth above, on the exercise date, Washington Mutual will deliver or cause to be delivered to such holder, or upon such holder's written order, a certificate representing the requisite number of shares of Washington Mutual common stock to be received upon exercise of such warrants. If a holder exercises less than all of the warrants evidenced by a definitive warrant, a new definitive warrant will be issued to such holder for the remaining number of warrants.

    No fractional shares of Washington Mutual common stock will be issued upon exercise of a warrant. At the time of exercise of a warrant, Washington Mutual will pay the holder of such warrant an amount in cash equal to the then current market price of any such fractional share of Washington Mutual common stock.

    Unless the warrants are exercised, the holders thereof will not be entitled to receive dividends or other distributions, to vote, to receive notices for any Washington Mutual shareholders meeting for the election of directors or any other purpose, or to exercise any other rights whatsoever as a Washington Mutual shareholder.

    In the event a bankruptcy or reorganization is commenced by or against Washington Mutual, a bankruptcy court may decide that unexercised warrants are executory contracts that may be subject to Washington Mutual's rejection with approval of the bankruptcy court. As a result, a holder of warrants may not, even if sufficient funds are available, be entitled to receive any consideration or may receive an amount less than such holder would be entitled to receive if such holder had exercised its warrants before the commencement of any such bankruptcy or reorganization.

Optional Redemption

    Prior to May 3, 2006, Washington Mutual may not redeem the warrants. Subsequently, Washington Mutual may, subject to satisfaction of the conditions set forth under "—Conditions to Optional Redemption," redeem the warrants for cash in an amount equal to the warrant value if on any date but prior to May 3, 2041, the closing price of Washington Mutual common stock exceeds and has exceeded $49.66 per share, subject to adjustment as described under "—Anti-Dilution Adjustments," for at least 20 trading days within the immediately preceding 30 consecutive trading days.

    We refer to these circumstances under which the price of Washington Mutual reaches a specified level for a specified time period as an "optional redemption event." Washington Mutual may elect to redeem the warrants within ten business days of an optional redemption event.

    A "trading day" means any day on which shares of Washington Mutual common stock or other capital stock then issuable upon exercise of the warrants:

  •
  are not suspended from trading on any national securities association or exchange or over-the-counter market at the close of business; and

  •
  have traded at least once on the national securities association or exchange or over-the-counter market that is the primary market for the trading of Washington Mutual common stock.

    If there occurs an optional redemption event and the conditions to an optional redemption have been satisfied (see "—Conditions to Optional Redemption" below) and Washington Mutual elects to redeem the warrants, Washington Mutual will be obligated to cause a remarketing of the preferred securities at a price equal to their accreted value. Holders of preferred securities, whether or not holders of units, may elect to participate in the remarketing. See "Description of the Preferred

Securities—Remarketing." The settlement date of the remarketing shall be the redemption date. On the redemption date, a warrant holder will have the choice of:

  •
  receiving the warrant value for such date, which will be equal to $50 minus the exercise price of the warrant as of the end of the day next preceding the remarketing date; or

  •
  exercising the warrant by tendering the warrant and the warrant exercise price as of the day next preceding the remarketing date, and following the procedures set forth above under "—Exercise of Warrants."

    If the warrant holder does not elect to exercise the warrant, the warrant will be redeemed on the redemption date. To exercise the warrant, the warrant holder will be required to tender cash. If, however,

  •
  a holder exercising warrants holds such warrants as part of units on the remarketing date; and

  •
  the holder has not opted out of participating in the remarketing of the preferred securities,

then, upon a successful remarketing, the proceeds of such remarketing will be applied by the remarketing agent no later than the remarketing settlement date to pay the exercise price of the warrants (a "remarketing payment"). In the event of a failed remarketing:

  •
  the warrants will still be redeemed for cash in an amount equal to the warrant value on the redemption date (which would have also been the remarketing settlement date); and

  •
  holders of warrants who have elected to exercise their warrants (which final date for election will occur after the remarketing date) will be obligated to tender the applicable exercise price in cash.

    A redemption of the warrants will be conditioned upon a contemporaneous remarketing—whether successful or failed—of the preferred securities. A warrant will cease to be outstanding upon payment by Washington Mutual of the warrant value on a redemption date or upon exercise of the warrant. In the absence of an election to the contrary, unit holders will be deemed to have elected to participate in the remarketing.

Procedures

    Washington Mutual must cause written notice of its election to redeem the warrants to be given to the holders of the units and the warrants within four business days of an optional redemption event. As long as the units and warrants are evidenced by one or more global certificates deposited with DTC, Washington Mutual also will request, not less than four nor more than 20 business days prior to the redemption date, that DTC notify its participants holding units or warrants of the redemption. Washington Mutual may select a date, not less than four nor more than 20 business days after the date written notice is given to the holders of units and warrants, on which the redemption shall occur (the "redemption date"). In addition, notice of redemption will be published in a newspaper of general circulation in New York City, New York no less than four business days before the redemption date.

    If Washington Mutual gives a notice of redemption in respect of the warrants, then, by 12:00 noon, New York City time, on the redemption date, Washington Mutual will deposit irrevocably with DTC consideration sufficient to pay the warrant value for all warrants registered in the name of DTC's nominee, Cede & Co. (other than warrants held by persons electing to exercise their warrants in lieu of a redemption). See "Book-Entry Issuance." If any warrants are not represented by one or more global certificates, Washington Mutual will irrevocably deposit with the paying agent (as defined herein) for such warrants consideration sufficient to pay the applicable warrant value and will give the paying agent irrevocable instructions and authority to pay the warrant value to the holders thereof upon surrender of their certificates evidencing the warrants.

    If notice of redemption shall have been given and consideration deposited or paid as required, then immediately prior to the close of business on the date of such redemption, all rights of the holders of warrants will cease, except the right of the holders of warrants to receive the warrant value (or Washington Mutual common stock if the holder elected to exercise a warrant on the redemption date), and the warrants will cease to be outstanding.

    Subject to applicable law, Washington Mutual or its subsidiaries may at any time and from time to time purchase outstanding warrants by tender, in the open market or by private agreement.

Election to Exercise

    At any time prior to 5:00 p.m., New York City time, on the business day prior to the applicable redemption date for the warrants, a warrant holder may elect, at its option, to exercise its warrants in lieu of a redemption by notifying Washington Mutual of such election, provided that Washington Mutual has satisfied or caused to be satisfied, as of the date of exercise of such warrants, the conditions to exercise of warrants set forth above under "—Exercise of Warrants." In such event, an electing warrant holder will be required to tender the exercise price (except in the case of a remarketing payment as described above) to Washington Mutual and follow the procedures for exercising warrants specified above under "—Exercise of Warrants" in order to effect an exercise on the applicable redemption date. The exercise price in connection with an exercise in lieu of redemption will be the exercise price as of the day next preceding the remarketing date.

    The warrants will be redeemed on the redemption date unless a warrant holder has affirmatively elected to exercise its warrants. As a result, upon an election by Washington Mutual to redeem the warrants, a holder may have only three business days to elect to exercise its warrants in lieu of a redemption. If a holder does not receive the redemption notification because of illness, absence or other circumstances the warrants held by that holder will be redeemed. Because of the abbreviated notification period, a warrant holder who intends to exercise its warrant upon an optional redemption of the warrants may want to provide standing instructions for exercise of the warrants and delivery of the shares to the warrant agent. See "Description of the Warrants—Optional Redemption—Procedures".

Conditions to Optional Redemption

    The following are conditions precedent to the right (or obligation) of Washington Mutual to redeem the warrants:

  •
  as of the date on which Washington Mutual elects to redeem the warrants and on the redemption date, a registration statement covering the issuance and sale or resale of shares of Washington Mutual common stock to the holders of warrants upon exercise of such warrants shall be effective under the Securities Act or such issuance and sale shall be exempt from the registration requirements of the Securities Act;

  •
  as of the date on which Washington Mutual elects to redeem the warrants and on the redemption date, the shares of Washington Mutual common stock shall have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of each holder of the warrants;

  •
  as of the redemption date, a then current prospectus shall be delivered to exercising holders of the warrants (other than holders who have received warrants in transactions exempt from the registration requirements under the Securities Act); and

  •
  on the redemption date, Washington Mutual shall have complied with all other applicable laws and regulations, if any, including, without limitation, the Securities Act, necessary to permit the redemption of the warrants.

    In addition, the conditions to a contemporaneous remarketing of the preferred securities as described below (see "Description of the Preferred Securities—Remarketing—Remarketing Procedures") must be satisfied as a condition to the contemporaneous redemption of the warrants. A failed remarketing will not constitute a failure to satisfy the conditions to remarketing.

    If a remarketing of preferred securities cannot occur, however, because of an inability to satisfy the applicable conditions precedent, the contemporaneous redemption of the warrants will be canceled.

    If a redemption cannot occur because of Washington Mutual's inability to satisfy the four conditions precedent specified above and Washington Mutual is using its best efforts to satisfy such requirements, then Washington Mutual will have the right to redeem the warrants on a subsequent date which is no later than May 3, 2041.

Redemption Upon Special Event

    If at any time

  •
  a Tax Event or an Investment Company Event occurs and the Administrative Trustees have been informed by an independent law firm that such firm, for substantive reasons, cannot deliver a No Recognition Opinion (as defined in "Description of the Preferred Securities—Distribution of Debentures Upon Tax or Investment Company Event") to the Trust, or

  •
  a Regulatory Capital Event occurs (any of the foregoing events, a "Special Event"),

  •
  Washington Mutual may elect, at its option, to redeem the warrants for cash in an amount equal to the warrant value, which will be equal to $50 minus the exercise price of the warrant as of the end of the day next preceding the remarketing date.

    If Washington Mutual elects to cause a redemption of the warrants upon the occurrence of a Special Event and the conditions to an optional redemption have been satisfied (see "—Conditions to Optional Redemption" below), Washington Mutual will be obligated to cause a remarketing of the preferred securities at a price equal to their accreted value. Holders of preferred securities, whether or not holders of units, may elect to participate in the remarketing. See "Description of the Preferred Securities—Remarketing." The settlement date of the remarketing shall be the redemption date. On the redemption date, a warrant holder will have the choice of:

  •
  receiving the warrant value for such date or

  •
  exercising the warrant by tendering the warrant and the exercise price, which will equal the exercise price as of the day next preceding the remarketing date, and following the procedures set forth above under "—Exercise of Warrants."

If the warrant holder does not elect to exercise the warrant, the warrant will be redeemed on the redemption date.

    The "accreted value" of a preferred security is equal to the accreted value of a debenture, which is equal to the sum of the initial purchase price of the preferred security component of each unit (i.e. $32.33) plus accretion of the discount (i.e. the difference between the principal amount of $50 payable in respect of such debenture on May 1, 2041 and such initial purchase price), calculated from April 30, 2001 to the date of calculation at the all in yield of 8.48% per annum on a quarterly bond equivalent yield basis using a 360-day year of twelve 30-day months until such sum equals $50 on May 1, 2041, less $0.6719 per quarter. For example, because the purchase price of the units initially allocable to the preferred securities is $32.33, the accreted value of a debenture will be equal to $32.6628 on May 1, 2006 (the interest payment date which is the fifth anniversary of the issuance of the debenture).

    "Investment Company Event" means the receipt by the Trust of an opinion of counsel, rendered by an independent law firm having a recognized national securities practice, to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Trust is or will be considered in an "investment company" that is required to be registered under the 1940 Act, which Change in 1940 Act Law becomes effective on or after the date on which the preferred securities were initially issued and sold.

    "Tax Event" means the receipt by the Trust of an opinion of counsel, rendered by an independent law firm experienced in such matters, to the effect that, as a result of (a) any amendment to, change in or announced proposed change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or proposed change, pronouncement or decision is announced on or after the date on which the preferred securities were initially issued and sold, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to interest received or accrued on the debentures, or (ii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

    A "Regulatory Capital Event" means that Washington Mutual shall have become, or pursuant to law or regulation will become within 180 days, subject to capital requirements under which, in the written opinion of independent bank regulatory counsel experienced in such matters, the preferred securities would not constitute Tier 1 Capital applied as if Washington Mutual (or its successor) were a bank holding company (as that concept is used in the guidelines or regulations issued by the Board of Governors of the Federal Reserve System as of the date of this prospectus or its then equivalent).

Conditions to Redemption Upon Special Event

    In addition to the four conditions specified under "—Optional Redemption—Conditions to Redemption" above, the conditions to a contemporaneous remarketing of the preferred securities as described below (see "Description of the Preferred Securities—Remarketing—Remarketing Procedures") must be satisfied as a condition to the contemporaneous redemption of the warrants. A failed remarketing will not constitute a failure to satisfy the conditions to remarketing. However, if a remarketing of preferred securities following a Special Event cannot occur because of an inability to satisfy the applicable conditions precedent, the contemporaneous redemption of the warrants will be canceled.

    If a redemption of the warrants cannot occur because of an inability to satisfy the four conditions precedent set forth above under "—Optional Redemption—Conditions to Optional Redemption" and Washington Mutual is using its best efforts to satisfy such requirements; then Washington Mutual will have the right to redeem the warrants on a subsequent date which is no later than May 3, 2041.

Change of Control

    If a Change of Control (as defined under "Description of the Units") occurs, each holder of a warrant will have the right to require Washington Mutual to redeem that holder's warrant on the date that is 45 days after the date Washington Mutual gives notice at a redemption price in cash equal to 100% of the warrant value of the warrant on the redemption date.

    Within 30 days after the occurrence of a Change of Control, Washington Mutual must give notice to each holder of a warrant and the warrant agent of the transaction that constitutes the Change of Control and of the resulting redemption right. To exercise the redemption right, a warrant holder must deliver on or prior to the 30th day after the date of Washington Mutual's notice irrevocable written notice to the warrant agent of the holder's exercise of its redemption right.

    Except as described above with respect to a Change of Control, the warrant agreement does not contain provisions that permit the holders of warrants to require that Washington Mutual redeem the warrants in the event of a takeover, recapitalization or similar transaction. In addition, Washington Mutual could enter into certain transactions, including acquisitions, refinancings or other recapitalization, that could affect Washington Mutual's capital structure or the value of Washington Mutual's common stock, but that would not constitute a Change of Control.

    Washington Mutual will comply with the requirements of the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the redemption of the warrants as a result of a Change of Control.

    Washington Mutual's ability to redeem warrants upon the occurrence of a Change of Control is subject to important limitations. The occurrence of a Change of Control could cause an event of default under, or be prohibited or limited by, the terms of Washington Mutual's senior debt. As a result, any redemption of the warrants would, absent a waiver, be prohibited under the indenture until the senior debt is paid in full. Further, there can be no assurance that Washington Mutual would have the financial resources, or would be able to arrange financing, to pay the redemption price for all the warrants that might be delivered by holders of warrants seeking to exercise the redemption right. Any failure by Washington Mutual to redeem the warrants when required following a Change of Control may, in turn, cause a default under its senior debt.

Anti-Dilution Adjustments

    The number of shares of Washington Mutual common stock issuable upon the exercise of the warrants will be subject to adjustment in certain circumstances, but subject to certain exceptions, including:

  •
  the issuance of Washington Mutual common stock payable as a dividend or distribution on its common stock;

  •
  subdivisions and combinations of the common stock of Washington Mutual;

  •
  the issuance to all holders of Washington Mutual common stock of certain rights or warrants to purchase Washington Mutual common stock (or securities convertible into Washington Mutual common stock) at less than (or having a conversion price per share less than) the current market price of Washington Mutual common stock;

  •
  the dividend or other distribution to all holders of Washington Mutual common stock of shares of Washington Mutual capital stock or evidences of Washington Mutual indebtedness or its assets (including securities, but excluding those rights and warrants referred to above and dividends and distributions in connection with a reclassification, change, consolidation, merger, combination, sale or conveyance resulting in a change in the conversion consideration pursuant to the second succeeding paragraph or distributions or dividends paid exclusively in cash);

  •
  dividends or other distributions consisting exclusively of cash to all holders of Washington Mutual common stock to the extent that such distributions, combined together with (A) all other such all-cash distributions made within the preceding 12 months for which no adjustment has been made plus (B) any cash and the fair market value of other consideration paid for any tender offers by Washington Mutual or any of its subsidiaries for Washington Mutual common stock concluded within the preceding 12 months for which no adjustment has been made, exceeds 10% of Washington Mutual's market capitalization on the record date for such distribution; market capitalization is the product of the then current market price of Washington Mutual common stock times the number of shares of Washington Mutual common stock then outstanding; and

  •
  the purchase of Washington Mutual common stock pursuant to a tender offer made by Washington Mutual or any of its subsidiaries to the extent that the same involves an aggregate consideration that, together with (A) any cash and the fair market value of any other consideration paid in any other tender offer by Washington Mutual or any of its subsidiaries for Washington Mutual common stock expiring within the 12 months preceding such tender offer for which no adjustment has been made plus (B) the aggregate amount of any all-cash distributions referred to in the paragraph above to all holders of Washington Mutual common stock within 12 months preceding the expiration of tender offer for which no adjustments have been made, exceeds 10% of Washington Mutual's market capitalization on the expiration of such tender offer.

    No adjustment in the amount of shares of Washington Mutual common stock issuable upon exercise of a warrant will be required unless such adjustment would require a change of at least 1% in the amount of shares of Washington Mutual common stock issuable upon exercise of a warrant then in effect at such time. Any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. Except as stated above, the amount of shares of Washington Mutual common stock issuable upon exercise of a warrant will not be adjusted for the issuance of Washington Mutual common stock or any securities convertible into or exchangeable for Washington Mutual common stock or carrying the right to purchase any of the foregoing.

    In the case of:

  •
  any reclassification or change of Washington Mutual common stock (other than changes resulting from a subdivision or combination) or

  •
  a consolidation, merger or combination involving Washington Mutual or a sale or conveyance to another corporation of all or substantially all of Washington Mutual's property and assets,

in each case as a result of which holders of Washington Mutual common stock are entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for Washington Mutual common stock, the holders of the warrants then outstanding will be entitled thereafter to exercise those warrants and receive the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) which they would have owned or been entitled to receive upon such reclassification, change, consolidation, merger, combination, sale or conveyance had such warrants been exercised immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance. Washington Mutual will agree not to become a party to any such transaction unless its terms are consistent with the foregoing.

    In the event that we distribute shares of common stock of a subsidiary of ours, the number of shares of our common stock issuable upon the exercise of the warrants will be adjusted, if at all, based on the market value of the subsidiary stock so distributed relative to the market value of our common stock, in each case over a measurement period following distribution.

    If a taxable distribution to holders of Washington Mutual common stock or other transaction occurs which results in any adjustment of the exercise price or the amount of shares of Washington Mutual common stock issuable upon exercise of a warrant, the holders of warrants may, in certain circumstances, be deemed to have received a distribution subject to U.S. income tax as a dividend. In certain other circumstances, the absence of an adjustment may result in a taxable dividend to the holders of common stock. See "Material United States Federal Income Tax Considerations—The Warrants."

    Washington Mutual may from time to time, to the extent permitted by law, reduce the exercise price of the warrants by any amount for any period of at least 20 days. In that case Washington Mutual will give at least 15 days' notice of such decrease. Washington Mutual may make such reductions in the exercise price, in addition to those set forth above, as Washington Mutual's board of directors deems advisable to avoid or diminish any income tax to holders of Washington Mutual common stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

Reservation of Shares

    Washington Mutual has authorized and reserved for issuance the maximum number of shares of its common stock as will be issuable upon the exercise of all outstanding warrants. Such shares of common stock, when issued and paid for in accordance with the warrant agreement, will be duly and validly issued, fully paid and nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests.

Governing Law

    The warrants and the warrant agreement are governed by, and construed in accordance with, the laws of the State of New York.

Modifications and Amendments of the Warrant Agreement

    Modifications of warrants issued as part of units may only be made in accordance with the terms of the warrant agreement. Washington Mutual and the warrant agent may amend or supplement the terms of the warrant and the warrant agreement without the consent of holders of the warrants in order to:

  •
  cure any ambiguity;

  •
  cure, correct or supplement any defective or inconsistent provision; or

  •
  amend such terms in any other manner that does not adversely affect the interests of any holder of warrants.

    Washington Mutual and the warrant agent, with the consent of the holders of a majority of the then outstanding unexercised warrants, may modify or amend the warrants and the warrant agreement. However, Washington Mutual and the warrant agent may not make any of the following modifications or amendments without the consent of each holder of warrants:

  •
  change the exercise price of the warrants, except as provided in the warrant agreement;

  •
  reduce the number of shares of common stock issuable upon exercise of the warrants other than as specified under "—Anti-Dilution Adjustments";

  •
  accelerate the expiration date of the warrants;

  •
  materially and adversely affect the rights of any holder of warrants; or

  •
  reduce the percentage of the outstanding unexercised warrants the consent of whose holders is required for modifications and amendments.

DESCRIPTION OF COMMON STOCK

    Washington Mutual's articles of incorporation currently authorize 1,600,000,000 shares of common stock and 10,000,000 shares of preferred stock.

Common Stock

    Each share of common stock is entitled to one vote on all matters properly presented at a meeting of shareholders. Shareholders are not entitled to cumulative voting in the election of directors.

    The number of directors of Washington Mutual is determined by its bylaws. The bylaws currently set the number of directors at up to eighteen. Washington Mutual's board of directors is divided into three classes of as equal a number of directors as possible. The term of office of each class is three years, with each term expiring in a different year.

    Interested Stockholders.  Washington Mutual's articles of incorporation prohibit, except under certain circumstances, Washington Mutual (or any subsidiary of Washington Mutual) from engaging in certain significant business transactions with a "major stockholder." A "major stockholder" is a person who, without the prior approval of the Washington Mutual board of directors, acquires beneficial ownership of five percent or more of Washington Mutual's outstanding voting stock. Prohibited transactions include, among others:

  •
  any merger with, disposition of assets to, acquisition by Washington Mutual of the assets of, issuance of securities of Washington Mutual to, or acquisition by Washington Mutual of securities of, a major stockholders;

  •
  any reclassification of the voting stock of Washington Mutual or of any subsidiary beneficially owned by a major stockholder; or

  •
  any partial or complete liquidation, spin off, split off or split up of Washington Mutual or any subsidiary.

    The above prohibitions do not apply, in general, if the specific transaction is approved by:

  •
  Washington Mutual's board of directors prior to the major stockholder involved having become a major stockholder;

  •
  a vote of at least 80% of the "continuing directors" (defined as those members of Washington Mutual's board prior to the involvement of the major stockholder);

  •
  a majority of the "continuing directors" if the major stockholder obtained unanimous board approval to become a major stockholder;

  •
  a vote of 95% of the outstanding shares of Washington Mutual voting stock other than shares held by the major stockholder; or

  •
  a majority vote of the shares of voting stock and the shares of voting stock owned by stockholders other than any major stockholder if certain other conditions are met.

    Washington Mutual's articles of incorporation also provide that during the time a major stockholder exists, Washington Mutual may voluntarily dissolve only upon the unanimous consent of the Washington Mutual stockholders or an affirmative vote of at least two-thirds of Washington Mutual's board of directors and the holders of at least two-thirds of the shares entitled to vote on such a dissolution and of each class of shares entitled to vote on such a dissolution as a class, if any.

    Shareholder Rights Plan.  Washington Mutual has adopted a shareholder rights plan (the "Washington Mutual Rights Plan") which provides that one right to purchase 1/1,000th of a share of Washington Mutual Preferred Stock, Series RP, (the "Washington Mutual Rights") is attached to each outstanding share of Washington Mutual Common Stock. The Washington Mutual Rights have certain anti-takeover effects and are intended to discourage coercive or unfair takeover tactics and to encourage any potential acquiror to negotiate a price fair to all shareholders. The Washington Mutual Rights may cause substantial dilution to an acquiring party that attempts to acquire Washington Mutual on terms not approved by the Washington Mutual Board, but they will not interfere with any merger or other business combination that is approved by the Washington Mutual Board.

    The Washington Mutual Rights are attached to the shares of Washington Mutual Common Stock. The Rights are not presently exercisable. At the time a party acquires beneficial ownership of 15% or more of the outstanding shares of Washington Mutual Common Stock or commences or publicly announces for the first time a tender offer to do so, the Rights will separate from the Common Stock and will become exercisable. Each Washington Mutual Right entitles the holder to purchase 1/1,000th share of Washington Mutual Preferred Stock, Series RP, for an exercise price that is currently $200 per share. Once the Rights become exercisable, any Washington Mutual Rights held by the acquiring party will be void and, for the next 60 days, all other holders of Washington Mutual Rights will receive upon exercise of the Right that number of shares of Washington Mutual Common Stock having a market value of two times the exercise price of the Washington Mutual Right. The Washington Mutual Rights, which expire on January 4, 2011, may be redeemed by Washington Mutual for $0.001 per right prior to becoming exercisable. Until a Washington Mutual Right is exercised, the holder of that Washington Mutual Right will have no rights as a shareholder of Washington Mutual, including, without limitation, the right to vote or receive dividends.

Preferred Stock

    Washington Mutual has outstanding 2,000,000 shares of Series H Preferred Stock. The Series H Preferred Stock is senior to the common stock with respect to the payment of dividends and upon liquidation, dissolution or winding up of Washington Mutual. Holders of Series H Preferred Stock are entitled to receive, when and as declared by the Board of Directors of Washington Mutual, dividends at the annual rate of 7.25% of the $50 per share liquidation preference, equivalent to $3.625 per share until August 16, 2002 and thereafter at a rate to be set upon the remarketing of the Series H Preferred Stock. Dividends on the common stock may not be paid at any time that the full cumulative dividends on the Series H Preferred Stock have not been paid.

    The Series H Preferred Stock may be redeemed by Washington Mutual, in whole or in part, at any time after October 16, 2002 at a redemption price of $50 per share plus accrued and unpaid dividends. On August 16, 2004, all outstanding shares of Series H Preferred Stock will be redeemed by Washington Mutual at a redemption price of $50 per share plus accrued and unpaid dividends.

    Each share of Series H Preferred Stock carries .10 vote on all matters submitted generally to the shareholders of Washington Mutual, and votes together as a single class with the common stock.

DESCRIPTION OF THE PREFERRED SECURITIES

    We have summarized selected terms of the preferred securities. The summary is not complete. The preferred securities, which form a part of the units and which, under certain circumstances, will trade separately from the warrants also forming a part of the units, were issued pursuant to the declaration of trust. The terms of the preferred securities include those stated in the declaration of trust and those made part of the declaration of trust by the Trust Indenture Act.

    The declaration of trust was filed as an exhibit to the registration statement. We urge you to read the declaration of trust (including the definitions of terms), the Delaware Business Trust Act, as amended (the "Trust Act"), and the Trust Indenture Act because they, and not this description, define your rights as holder of the preferred securities, including as a component of the units. You may request copies of the declaration of trust from us at our address set forth below under "Where You Can Find Additional Information."

Distributions

    Cash distributions on the preferred securities will be fixed at a rate per annum of 5.375% of the stated liquidation amount of $50 per preferred security, subject to reset in connection with a remarketing as described under "Description of the Debentures—Interest," payable quarterly, in arrears, on February 1, May 1, August 1 and November 1 of each year, commencing August 1, 2001, and payable on a remarketing settlement date, when, as and if available for payment, by the Property Trustee. Distributions accumulate from April 30, 2001. Interest on the debentures not paid on the scheduled payment date will accrue and compound quarterly, to the extent permitted by law, at the applicable interest rate, and, as a result, distributions will accumulate and compound quarterly, to the extent permitted by law, at the applicable distribution rate ("Compounded Distributions").

    The term "distribution" as used herein includes any regular quarterly distributions, together with any Compounded Distribution, unless otherwise stated. The amount of distributions payable for any period will be computed

  •
  for any full 90-day quarterly distribution period, on the basis of a 360-day year of twelve 30-day months,

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  for any period shorter than a full 90-day distribution period, on the basis of a 30-day month and

  •
  for periods of less than a month, on the basis of the actual number of days elapsed per 30-day month.

In the event that any date on which distributions are payable on the preferred securities is not a business day, then payment of the distributions payable on such date will be made on the next succeeding day that is a business day (and without any additional distributions or other payment in respect of any such delay), except that, if such business day is in the next succeeding calendar year, such payment will be made on the immediately preceding business day, with the same force and effect as if made on the date such payment was originally payable. A "business day" means any day, other than a Saturday or Sunday, that is not a day on which banking institutions in the Borough of Manhattan, the City of New York, Seattle, Washington or Wilmington, Delaware are authorized or required by law, regulation or executive order to close.

    Distributions on the preferred securities (other than distributions on a remarketing settlement date or redemption date) will be payable to the holders thereof as they appear on the register of the Trust as of the close of business on the relevant record dates, which, as long as the preferred securities are represented by one or more global certificated securities, will be the close of business on the business day prior to the relevant distribution dates, unless otherwise provided in the declaration of trust or unless a different regular record date is established or provided for the corresponding interest payment date on the debentures. If the preferred securities are no longer represented by one or more global certificates, the Administrative Trustees will have the right to select record dates, which will be at least one business day prior to the relevant distribution dates. See "Book-Entry Issuance." Distributions payable on any preferred securities that are not punctually paid on any distribution date will cease to be payable to the person in whose name such preferred securities are registered on the relevant record date, and such defaulted distribution will instead be payable to the person in whose name such preferred securities are registered on the special record date or other specified date determined in accordance with the declaration of trust.

    Holders of units are entitled to receive a pro rata distribution of payments of principal on the debentures, except that payments of principal following an exchange of preferred securities for debentures will be paid to the holders of the debentures.

    At all times, the distribution rate, the distribution dates and other payment dates for the preferred securities will correspond to the interest rate, interest payment dates and other payment dates on the debentures, which will be the sole assets of the Trust.

    Distributions on the preferred securities will be paid on the dates payable only to the extent that payments are made in respect of the debentures held by the Property Trustee and to the extent that the Trust has funds available for the payment of such distributions. See "Description of the Debentures." If Washington Mutual does not make payments on the debentures, the Property Trustee will not have funds available to make payments (including distributions) on the preferred securities.

    So long as Washington Mutual is not in default in the payment of interest on the debentures, and so long as a failed remarketing has not occurred, Washington Mutual has the right under the indenture to defer payments of interest on the debentures as described below under "Description of the Debentures—Option to Extend Interest Payment Date." Upon any such extension the Trust will not have funds to make a distribution to the holders of preferred securities.

Remarketing

    A "remarketing event" will occur:

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  in connection with a redemption of the warrants by Washington Mutual; or

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  on May 1, 2041 in connection with the expiration of the warrants.

    Following the occurrence of a remarketing event, all of the preferred securities other than the preferred securities as to which the holders have opted not to participate in the remarketing (in the absence of an election to the contrary, holders of preferred securities—whether or not components of units—will be deemed to have elected to participate in the remarketing) will be remarketed by an entity to be designated by Washington Mutual as remarketing agent, initially Lehman Brothers Inc. Under the remarketing agreement, the remarketing agent will use commercially reasonable efforts to remarket the participating preferred securities at a price equal to 100% of their accreted value as of the end of the day on the day next preceding the remarketing date. If the remarketing is in connection with the expiration of the warrants, the accreted value will equal the principal amount at maturity.

    The proceeds from the remarketed preferred securities will be paid to the selling holders, unless the holders are unit holders which have elected to exercise their warrants, in which case the proceeds will be applied to satisfy in full the exercise price of the warrants.

    In connection with a remarketing related to a redemption:

  •
  the adjusted maturity of the debentures (and, as a result, the redemption date of the preferred securities) will become the date which is 60 days following the remarketing date;

  •
  the amount due at the adjusted maturity date of the debentures will be the accreted value of the debentures as of the end of the day next preceding the remarketing date (and as result, the amount due at the adjusted redemption date of the preferred securities will be a corresponding amount); and

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  beginning on the remarketing date, the debentures will bear interest on their accreted value at a rate equal to the rate established in the remarketing.

    In connection with a remarketing related to the expiration of the warrants:

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  the debentures notes (and redemption date of the preferred securities) will continue to mature on their scheduled maturity date of July 1, 2041, which will be 60 days following the remarketing date; and

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  beginning on the remarketing date, the debentures will bear interest on their accreted value, which at that time will equal $50, at a rate equal to the rate established in the remarketing.

    Accordingly, holders of preferred securities—whether or not components of units—that elect not to participate in the remarketing will receive:

  •
  distributions on their preferred securities for 60 days at the rate equal to the rate established in the remarketing; and

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  the accreted value of their preferred securities (which in connection with the expiration of the warrants is $50) 60 days following the remarketing date.

Remarketing Procedures

    Set forth below is a summary of the procedures to be followed in connection with a remarketing of the preferred securities.

Remarketing in Connection with an Optional Redemption

    In the event of a remarketing in connection with an optional redemption, Washington Mutual must cause written notice of the remarketing to be given to the holders of the units and the preferred securities at the same time as notice of the related redemption is given by Washington Mutual to the holders of the units and warrants. See "Description of the Warrants—Optional Redemption—Procedures." As long as the units or the preferred securities are evidenced by one or more global certificates deposited with DTC, Washington Mutual also will request, not later than four nor more than 20 business days prior to the remarketing date, that DTC notify its participants holding units or preferred securities of the remarketing. The remarketing date will be two business days prior to the redemption date. The remarketing settlement date will be the redemption date.

    It is a condition precedent to the remarketing that, as of the date on which Washington Mutual elects to cause a remarketing of the preferred securities and on the remarketing date, no event of default under the declaration of trust or deferral of distributions to holders of the preferred securities shall have occurred and be continuing. It is a further condition that the conditions to a contemporaneous redemption of the warrants shall have been satisfied.

Remarketing in Connection with a Special Event Redemption

    In the event of a remarketing in connection with a Special Event, Washington Mutual must cause written notice of the remarketing to be given to the holders of the units and the preferred securities at the same time as notice of the related redemption is given by Washington Mutual to the holders of the units and warrants. See "Description of the Warrants—Redemption Upon a Special Event—Procedures." As long as the units or the preferred securities are evidenced by one or more global certificates deposited with DTC, Washington Mutual also will request, not later than four nor more than 20 business days prior to the remarketing date, that DTC notify its participants holding units or preferred securities of the remarketing. The remarketing date will be two business days prior to the redemption date. The remarketing settlement date will be the redemption date.

    It is a condition precedent to the remarketing that, as of the date on which Washington Mutual elects to cause a remarketing of the preferred securities and on the remarketing date, no event of default under the declaration of trust or deferral of distributions to holders of the preferred securities shall have occurred and be continuing. It is a further condition that the conditions to a contemporaneous redemption of the warrants shall have been satisfied.

Remarketing in Connection with the Expiration of the Warrants

    If not previously remarketed in connection with a redemption of the warrants by Washington Mutual, the preferred securities will be remarketed on May 1, 2041 in connection with the expiration of the warrants. No further action will be required of Washington Mutual to select such date or give notice of such date. As long as the units or the preferred securities are evidenced by one or more global certificates deposited with DTC, Washington Mutual will request, not later than four nor more than 20 business days prior to the remarketing date, that DTC notify its participants holding units or preferred securities of the remarketing.

    The warrants will expire on May 3, 2041, the settlement date for a remarketing in connection with the expiration of the warrants.

    If a remarketing of the preferred securities does not occur on May 1, 2041 for any reason, the Administrative Trustees will give notice thereof to all holders of preferred securities (whether or not a component of a unit) prior to the close of business on the business day following the remarketing date. In such event:

  •
  beginning on such date, interest will accrue on the accreted value of the debentures, and distributions will accumulate on the accreted value of the preferred securities,

  •
  the interest rate on the accreted value of the debentures will be equal to 10.48%, and, as a result, the distribution rate on the preferred securities will increase correspondingly; and

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  the accreted value of the debentures (and, as a result, the accreted value of the preferred securities) will become due and payable on the date which is 60 days after May 1, 2041.

A Failed Remarketing

    If, by 4:00 p.m., New York City time, on the remarketing date, the remarketing agent is unable to remarket all the preferred securities deemed tendered for purchase, a "failed remarketing" will have occurred. The Administrative Trustees will give notice of a failed remarketing to Washington Mutual and all holders of preferred securities (whether or not a component of a unit) prior to the close of business on the business day following the remarketing date.

    Upon a failed remarketing,

  •
  beginning on such date, interest will accrue on the accreted value of the debentures, and distributions will accumulate on the accreted value of the preferred securities,

  •
  the interest rate on the accreted value of debentures will be equal to 10.48%, and, as a result, the distribution rate on the accreted value of preferred securities will increase correspondingly;

  •
  the stated maturity of the accreted value of the debentures and the redemption date of the accreted value of the preferred securities will become the date which is 60 days after the failed remarketing date; and

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  Washington Mutual will no longer have the option to defer interest payments on the debentures.

    A successful remarketing is not a condition to a redemption of the warrants, see "Description of the Warrant—Optional Redemption," and the warrant holder will have the option to exercise its warrants in lieu of such redemption.

General

    The following common provisions apply to any remarketing.

    Unless holders of preferred securities elect not to have their preferred securities remarketed, all preferred securities will be remarketed on the remarketing date. A holder may elect not to have its preferred securities remarketed by notifying the remarketing agent of such election not later than 5:00 p.m., New York City time, on the business day preceding the remarketing date. Any such notice will be irrevocable and may not be conditioned upon the level at which the Reset Rate (as defined below) is established in the remarketing. A holder may elect to exercise its warrants instead of having them redeemed by following the procedures set forth in "Description of the Warrants—Redemption—Election to Exercise." Not later than 5:00 p.m., New York City time, on the business day preceding the remarketing date, the Property Trustee and the unit agent, as applicable, shall notify the Trust, Washington Mutual and the remarketing agent of the number of preferred securities to be tendered for purchase in the remarketing.

    If none of the holders elects to have preferred securities remarketed in the remarketing, the Reset Rate will be the rate determined by the remarketing agent, in its sole discretion, as the rate that would have been established had a remarketing been held on the remarketing date and the modifications to the maturity date of the debentures and the expiration date of the warrants will be effective as of the remarketing date.

    If the remarketing agent determines prior to 4:00 p.m., New York City time, on the remarketing date that it will be able to remarket all the preferred securities deemed tendered for purchase at a price of 100% of the accreted value of such preferred securities as of the end of the day on the day next preceding the remarketing date, the remarketing agent will determine the Reset Rate, which will be the rate, rounded to the nearest one-thousandth (0.001) of one percent, per annum that the remarketing agent determines, in its sole judgment, to be the lowest rate per year that will enable it to remarket all the preferred securities deemed tendered for remarketing at that price.

    By approximately 4:30 p.m., New York City time, on the remarketing date, so long as there has not been a failed remarketing, the remarketing agent will advise:

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  DTC, the Property Trustee the Debenture Trustee, the Trust and Washington Mutual of the Reset Rate determined in the remarketing and the number of preferred securities sold in the remarketing;

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  each person purchasing preferred securities in the remarketing, or the appropriate DTC participant, of the Reset Rate and the number of preferred securities such person is to purchase; and

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  each purchaser of preferred securities to give instructions to its DTC participant to pay the purchase price on the settlement date in same day funds against delivery of the preferred securities purchased through the facilities of DTC.

    In accordance with DTC's normal procedures, on the settlement date, the transactions described above with respect to each preferred security tendered for purchase and sold in the remarketing will be executed through DTC, and the accounts of the respective DTC participants will be debited and credited and such preferred securities delivered by book entry as necessary to effect purchases and sales of the preferred securities. DTC will make payment in accordance with its normal procedures.

    If any holder selling preferred securities in the remarketing fails to deliver the preferred securities, the direct or indirect DTC participant of the selling holder and of any other person that was to have purchased preferred securities in the remarketing may deliver to that other person a number of preferred securities that is less than the number of preferred securities that otherwise was to be purchased by that person. In that event, the number of preferred securities to be so delivered will be determined by the direct or indirect participant, and delivery of the lesser number of preferred securities will constitute good delivery.

    The right of each holder to have preferred securities tendered for purchase will be limited to the extent that:

  •
  the remarketing agent conducts a remarketing pursuant to the terms of the remarketing agreement;

  •
  the remarketing agent is able to find a purchaser or purchasers for tendered preferred securities; and

  •
  the purchaser or purchasers deliver the purchase price therefor to the remarketing agent.

    The remarketing agent is not obligated to purchase any preferred securities that would otherwise remain unsold in the remarketing. Neither Washington Mutual nor the remarketing agent will be obligated in any case to provide funds to make payment upon tender of preferred securities for remarketing.

    Washington Mutual, as borrower, will be liable for any and all costs and expenses incurred in connection with the remarketing.

    In connection with a remarketing of the preferred securities and at any time thereafter, a purchaser may elect to receive a debenture in lieu of preferred securities. See "—Exchange."

Remarketing Agent

    The remarketing agreement provides that the remarketing agent will act as the exclusive remarketing agent and will use commercially reasonable efforts to remarket preferred securities deemed tendered for purchase in the remarketing at a price of 100% of their accreted value as of the end of the day on the day next preceding the Remarketing Date. Under certain circumstances, some portion of the preferred securities tendered in the remarketing will be able to be purchased by the remarketing agent.

    The remarketing agreement also provides that the remarketing agent will incur no liability to Washington Mutual or to any holder of the units or the preferred securities in its individual capacity or as remarketing agent for any action or failure to act in connection with a remarketing or otherwise, except as a result of negligence or willful misconduct on its part. Washington Mutual will pay the fee of the remarketing agent.

    Washington Mutual agreed to indemnify the remarketing agent against certain liabilities, including liabilities under the Securities Act, arising out of or in connection with its duties under the remarketing agreement.

    The remarketing agreement also provides that the remarketing agent may resign and be discharged from its duties and obligations thereunder. However, no resignation will become effective unless a nationally recognized broker-dealer has been appointed by Washington Mutual as successor remarketing agent and the successor remarketing agent has entered into a remarketing agreement with Washington Mutual. In that case, Washington Mutual will use reasonable efforts to appoint a successor remarketing agent and enter into a remarketing agreement with that person as soon as reasonably practicable.

Limited Right to Repurchase

    If a holder of units exercises its warrants, other than an exercise in lieu of a redemption of the warrants (see "Description of the Warrants—Optional Redemption" and "Description of the Warrants—Exercise of Warrants"), such holder will have the right, on the next special distribution date which is no less than 60 days following the exercise date of its warrants, to require the Trust to exchange the preferred securities related to such exercised warrants for debentures having accreted value equal to the accreted value of such preferred securities plus accumulated and unpaid distributions (including deferred distributions) to such date and to require Washington Mutual to contemporaneously repurchase the exchanged debentures at their accreted value (on the repurchase date) plus accrued and unpaid interest (including deferred interest) to, but excluding, the repurchase date. In order to effect a repurchase of debentures, a unit holder must:

  •
  provide the Administrative Trustees and Washington Mutual with notice of its election to require an exchange of preferred securities and repurchase of debentures to the Trust no less than 30 days prior to the applicable special distribution date on which such repurchase is to be effected,

  •
  specify the number of the preferred securities to be exchanged for debentures by the Trust and

  •
  certify to the Trust and Washington Mutual that such holder has exercised warrants having an exercise price no less than the accreted value of the preferred securities sought to be exchanged and that such holder is the beneficial owner of the preferred securities to be exchanged.

    On the applicable special distribution date, Washington Mutual will pay to the holders in redemption of an aggregate principal amount of debentures having an accreted value equal to the accreted value of preferred securities that were exchanged, such accreted value together with accrued and unpaid interest (including deferred interest) on such debentures to, but excluding, the repurchase date. The fifteenth day of each calendar month will be a "special distribution date."

Redemption

    Upon the repayment of the debentures held by the Trust, whether at stated maturity (as adjusted in connection with a remarketing described below) or otherwise, the proceeds from such repayment will be applied by the Property Trustee to redeem a like aggregate liquidation amount of the Trust Securities. If less than all of the debentures held by the Trust are to be repaid, then, except as described under "—Subordination of Common Securities of the Trust," and in the next paragraph, the proceeds from such repayment will be allocated pro rata to the redemption of the Trust Securities.

    Under certain circumstances, a holder of preferred securities may elect to exchange the preferred securities for an equivalent amount of debentures. See "—Limited Right to Repurchase" and "—Exchange." Also, in connection with a liquidation of the Trust, the debentures will be distributed to the holders of preferred securities. See "—Distribution of Debentures Upon Tax or Investment Company Event" and "—Liquidation Distribution Upon Dissolution." In any such event, payments after an exchange made by Washington Mutual on account of the debentures will be paid to the holders of the debentures.

Redemption Procedures

    Preferred securities will be redeemed at the redemption price in respect of the debentures which will include an amount equal to accumulated and unpaid distributions thereon through the date of redemption (the "Redemption Price") with the applicable proceeds from the contemporaneous payment of the debentures. Redemptions of the preferred securities will be made and the Redemption Price will be payable on the redemption date only to the extent that the Trust has sufficient consideration available for the payment of such Redemption Price. See "—Subordination of Common Securities of the Trust."

    Notice of any redemption will be given in the manner and at the times specified above under "—Remarketing." On the redemption date, to the extent funds are available, the Property Trustee will deposit irrevocably with DTC consideration sufficient to pay the applicable Redemption Price for all securities held at DTC and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of the preferred securities. See "Book-Entry Issuance." If any preferred securities are not represented by one or more global certificates, the Trust, to the extent consideration is available, will irrevocably deposit with the Paying Agent (as defined herein) for such preferred securities consideration sufficient to pay the applicable Redemption Price and will give the Paying Agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing the preferred securities. Notwithstanding the foregoing, distributions payable on or prior to the redemption date for any preferred securities will be payable to the holders of record of such preferred securities who are holders on the relevant record dates for the related distribution dates. If notice of redemption shall have been given and consideration deposited as required, then immediately prior to the close of business on the date of such redemption, all rights of the holders of preferred securities called for redemption will cease, except the right of the holders of preferred securities to receive the Redemption Price, but without interest on such Redemption Price, and preferred securities which are called for redemption will cease to be outstanding. In the event that any date set for redemption of preferred securities is not a business day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any, such delay), except that if such business day falls in the next calendar year, such payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on the date such payment was originally payable.

    In the event that payment of the Redemption Price in respect of preferred securities called for redemption is improperly withheld or refused and not paid either by the Trust or by Washington Mutual pursuant to the Guarantee as described under "Description of the Guarantee," distributions on such preferred securities will continue to accumulate at the applicable rate per annum, from the redemption date originally established by the Trust for the preferred securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price. See "—Distributions."

    Subject to applicable law, Washington Mutual or its subsidiaries may at any time and from time to time purchase outstanding preferred securities by tender, in the open market or by private agreement.

    If preferred securities are represented by one or more global certificates, they will be redeemed as described below under "Book-Entry Issuance."

Change of Control

    If a Change of Control (as defined under "Description of the Units") occurs, each holder of a preferred security will have the right to exchange any or all of that holder's preferred securities for debentures having an accreted value equal to the accreted value of such preferred securities and to require Washington Mutual to repurchase such debentures on the repurchase date at a repurchase price in cash equal to 100% of the accreted value on the repurchase date of the debentures that are exchanged for such holder's preferred securities, plus accrued and unpaid interest (including deferred interest) on such debentures to, but excluding, the repurchase date.

    Within 30 days after the occurrence of a Change of Control, Washington Mutual must give notice to each holder of a preferred security and the property trustee of the transaction that constitutes the Change of Control and of the resulting repurchase right. To exercise the repurchase right, a preferred security holder must deliver no earlier than 60 days and no later than 90 days after the date of Washington Mutual's notice irrevocable written notice to Washington Mutual, the Trust, the property trustee (in its capacity as property trustee and exchange agent) of the holder's exercise of its repurchase right. The preferred securities shall be exchanged for debentures no less than three business days prior to the repurchase date.

    Except as described above with respect to a Change of Control, the declaration of trust does not contain provisions that permit the holders of preferred securities to require the Trust to exchange preferred securities for debentures and Washington Mutual to repurchase the debentures in the event of a takeover, recapitalization or similar transaction. In addition, Washington Mutual could enter into certain transactions, including acquisitions, refinancings or other recapitalization, that could affect Washington Mutual's capital structure or the value of Washington Mutual's common stock, but that would not constitute a Change of Control.

    Washington Mutual will comply with the requirements of the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the debentures as a result of a Change of Control.

    Washington Mutual's ability to repurchase debentures upon the occurrence of a Change of Control is subject to important limitations. The occurrence of a Change in Control could cause an event of default under, or be prohibited or limited by, the terms of Washington Mutual's senior debt. As a result, any repurchase of the debentures would, absent a waiver, be prohibited under the indenture until the senior debt is paid in full. Further, there can be no assurance that Washington Mutual would have the financial resources, or would be able to arrange financing, to pay the repurchase price for all the debentures that might be delivered by holders of debentures seeking to exercise the repurchase right. Any failure by Washington Mutual to repurchase the debentures when required following a Change of Control would result in an event of default under the declaration of trust, whether or not such repurchase is permitted by the indenture. Any such default may, in turn, cause a default under senior debt.

Exchange

    In connection with a remarketing of the preferred securities and at any time thereafter, a purchaser may exchange its preferred securities for debentures, assuming compliance with applicable securities laws. In such event, the Administrative Trustees will cause debentures held by the Property Trustee, having an aggregate accreted value equal to the aggregate accreted value of the preferred securities purchased by such purchaser and with accrued and unpaid interest equal to accumulated and unpaid distributions on the preferred securities purchased by such purchaser, and having the same record date for payment as the preferred securities, to be distributed to such purchaser in exchange for such holders' pro rata interest in the Trust. In such event, the debentures held by the Trust will decrease by the amount of debentures delivered to the purchaser of preferred securities.

Distribution of Debentures Upon Tax or Investment Company Event

    If, at any time, either a Tax Event or an Investment Company Event occurs, the Administrative Trustees may, with the consent of Washington Mutual except in certain limited circumstances, dissolve the Trust and, after satisfaction of liabilities to creditors, cause debentures held by the Property Trustee, having an aggregate principal amount equal to the aggregate liquidation amount of the Trust Securities, with an interest rate identical to the distribution rate of the Trust Securities, and accrued and unpaid interest equal to accumulated and unpaid distributions on the Trust Securities, and having the same record date for payment as the Trust Securities, to be distributed to the holders of the preferred securities and the common securities of the Trust in liquidation of such holders' interests in the Trust on a pro rata basis within 90 days following the occurrence of such event; provided, however, that such dissolution and distribution shall be conditioned on:

  •
  the Administrative Trustees' receipt of an opinion of independent counsel to the effect that the holders of the preferred securities will not recognize any gain or loss for United States federal income tax purposes as a result of the dissolution of the Trust and the distribution of debentures (a "No Recognition Opinion"); and

  •
  Washington Mutual or the Trust being unable to eliminate, which elimination shall be complete within a 90-day period, such event by taking some ministerial action (such as filing a form or making an election, or pursuing some other reasonable measure) that has no material adverse effect on the Trust, Washington Mutual or the holders of the preferred securities or does not subject any of them to more than de minimis regulatory requirements

    If a Tax Event or an Investment Company Event occurs and the Administrative Trustees shall have been informed by an independent law firm that such firm cannot deliver a No Recognition Opinion to the Trust, Washington Mutual shall have the right to cause a remarketing of the preferred securities as described above under "—Remarketing" within 90 days following the occurrence of such event.

    Under current United States federal income tax law, and interpretations thereof and assuming that, as expected, the Trust is treated as a grantor trust, a distribution of the debentures will not be a taxable event to the Trust and/or to holders of the preferred securities. Should there be a change in law, a change in legal interpretation, certain Tax Events or other circumstances, however, the distribution of debentures could be a taxable event to holders of the preferred securities in which event Washington Mutual could, as provided above, cause a remarketing of the preferred securities, and would not be permitted to distribute the debentures at such time.

    If Washington Mutual does not elect any of the options described above, the preferred securities will remain outstanding until the repayment of the debentures. In the event a Tax Event has occurred and is continuing, under the indenture, Washington Mutual, as borrower, will be obligated to pay any taxes, duties, assessments and other governmental charges to which the Trust has become subject as a result of a Tax Event. See "Description of the Debentures—Payment of Expenses of the Trust."

Subordination of Common Securities of the Trust

    Payment of distributions on, and the Redemption Price of, the Trust Securities, as applicable, shall be made pro rata based on the liquidation amount of such Trust Securities; provided, however, that if on any distribution date an Indenture Event of Default shall have occurred and be continuing, no payment of any distribution on, or Redemption Price of, any of the common securities of the Trust, and no other payment on account of the redemption, liquidation or other acquisition of the common securities of the Trust, shall be made unless payment in full in cash of all accumulated and unpaid distributions on all of the outstanding preferred securities for all distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of the outstanding preferred securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all distributions on, or Redemption Price of, the preferred securities then due and payable.

Liquidation Distribution Upon Dissolution

    Pursuant to the declaration of trust, the Trust shall automatically dissolve on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of Washington Mutual, (ii) the distribution of the debentures to the holders of the trust securities, (iii) the redemption of all of the preferred securities in connection with the maturity of all of the debentures and (iv) the entry by a court of competent jurisdiction of an order for the dissolution of the Trust.

    In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Trust (each a "Liquidation"), the holders of the preferred securities on the date of the Liquidation will be entitled to receive, out of the assets of the Trust available for distribution to holders of trust securities after satisfaction of the Trust's liabilities to creditors, if any, distributions in cash or other immediately available funds in an amount equal to the accreted value of the preferred securities plus accumulated and unpaid distributions thereon to the date of payment (such amount being the "Liquidation Distribution"), unless, in connection with such Liquidation, debentures in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accumulated and unpaid distributions on, such trust securities shall be distributed on a pro rata basis to the holders of the trust securities in exchange for the trust securities. If Liquidation Distributions can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Trust Securities shall be paid on a pro rata basis so that the holders of the common securities of the Trust will be entitled to receive distributions upon any such liquidation pro rata with the holders of the preferred securities, except that if an Indenture Event of Default has occurred and is continuing, the preferred securities shall have a preference over the common securities of the Trust with regard to Liquidation Distributions.

    After the liquidation date is fixed for any distribution of debentures to holders of the preferred securities:

  •
  the preferred securities will no longer be deemed to be outstanding,

  •
  if the preferred securities are represented by one or more global certificates, DTC or its nominee, as a record holder of preferred securities, will receive a registered global certificate or certificates representing the debentures to be delivered upon such distribution, and

  •
  any certificates representing preferred securities not held by DTC or its nominee will be deemed to represent debentures having a principal amount equal to the liquidation amount of such preferred securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid distributions on such preferred securities, until such certificates are presented for cancellation whereupon Washington Mutual will issue to such holder, and the Debenture Trustee will authenticate, a certificate representing such debentures.

Trust Enforcement Events

    An event of default under the indenture (an "Indenture Event of Default") constitutes an event of default under the declaration of trust with respect to the Trust Securities (a "Trust Enforcement Event"). See "Description of Debentures—Indenture Events of Default."

    Upon the occurrence and continuance of a Trust Enforcement Event, the Property Trustee as the sole holder of the debentures will have the right under the indenture to declare the principal amount of the debentures due and payable. Washington Mutual and the Trust are each required to file annually with the Property Trustee an officer's certificate as to its compliance with all conditions and covenants under the declaration of trust.

    If the Property Trustee fails to enforce its rights under the debentures, any holder of preferred securities may institute a legal proceeding against Washington Mutual to enforce the Property Trustee's rights under the debentures. Notwithstanding the foregoing, if a Trust Enforcement Event has occurred and is continuing and such event is attributable to the failure of Washington Mutual to pay interest or principal on the debentures on the date such interest or principal is otherwise payable (or in connection with a repurchase of preferred securities, the repurchase date), then a registered holder of preferred securities may institute a direct action for payment after the respective due date specified in the debentures. Except as provided in this paragraph, the holders of preferred securities will not be able to exercise directly any other remedy available to the holders of the debentures.

    Pursuant to the declaration of trust, the holder of the common securities of the Trust will be deemed to have waived any Trust Enforcement Event with respect to the common securities of the Trust until all Trust Enforcement Events with respect to the preferred securities have been cured, waived or otherwise eliminated. Until all Trust Enforcement Events with respect to the preferred securities have been so cured, waived or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the holders of the preferred securities and only the holders of the preferred securities will have the right to direct the Property Trustee in accordance with the terms of the preferred securities.

Voting Rights, Amendment of the Declaration

    Except as provided below and other than as required by law and the declaration of trust, the holders of the preferred securities will have no voting rights.

    So long as any debentures are held by the Property Trustee, the holders of a majority in liquidation amount of the preferred securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or to direct the exercise of any trust or power conferred upon the Property Trustee under the declaration of trust, including the right to direct the Property Trustee, as holder of the debentures, to:

  •
  exercise the remedies available to it under the indenture as a holder of the debentures,

  •
  consent to any amendment or modification of the indenture or the debentures where such consent shall be required or

  •
  waive any past default and its consequences that is available under the indenture;

provided, however, that if an Indenture Event of Default has occurred and is continuing, then the holders of at least 25% of the aggregate liquidation amount of the preferred securities may direct the Property Trustee to declare the principal of and premium, if any, and interest on the debentures due and payable; provided, further, that where a consent or action under the indenture would require the consent or act of the holders of more than a majority of the aggregate principal amount of debentures affected thereby, only the holders of the percentage of the aggregate stated liquidation amount of the preferred securities which is at least equal to the percentage required under the indenture may direct the Property Trustee to give such consent or to take such action.

    The Property Trustee shall notify each holder of the preferred securities of any notice of any Indenture Event of Default which it receives from Washington Mutual with respect to the debentures. Except with respect to directing the time, method, and place of conducting a proceeding for a remedy, the Property Trustee shall be under no obligation to take any of the actions described above unless the Property Trustee has obtained an opinion of counsel, rendered by an independent law firm experienced in such matters, to the effect that the Trust will not fail to be classified as a grantor trust for United States federal income tax purposes as a result of such action, and each holder will be treated as owning an undivided beneficial ownership interest in the debentures.

    The declaration of trust may be amended from time to time by Washington Mutual and a majority of the Administrative Trustees (and in certain circumstances the Property Trustee and the Delaware Trustee), without the consent of the holders of the preferred securities,

  •
  to cure any ambiguity or correct or supplement any provisions in the declaration of trust that may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the declaration of trust that shall not be inconsistent with the other provisions of the declaration of trust,

  •
  to add to the covenants, restrictions or obligations of Washington Mutual in its capacity as sponsor of the Trust,

  •
  to conform to any change in Rule 3a-5 under the 1940 Act or written change in interpretation or application of Rule 3a-5 under the 1940 Act by any legislative body, court, government agency or regulatory authority which amendment does not have a material adverse effect on the rights, preferences or privileges of the holders of the Trust Securities, or

  •
  to modify, eliminate or add to any provisions of the declaration of trust to the extent necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the 1940 Act;

provided, however, that none of the foregoing actions shall adversely affect in any material respect the interests of any holder of Trust Securities, and any amendments of the declaration of trust shall become effective when notice thereof is given to the holders of Trust Securities.

    The declaration of trust may be amended by Washington Mutual, a majority of the Administrative Trustees and the consent of holders representing not less than 66-2/3% in liquidation amount of the outstanding preferred securities if such amendment would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the declaration of trust or otherwise, provided that, if any amendment or proposal would adversely affect only the preferred securities or the common securities of the Trust, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of 66-2/3% in liquidation amount of such class of Trust Securities affected thereby.

    In any event, without the consent of each holder of Trust Securities affected thereby, the declaration of trust may not be amended to

  •
  change the amount or timing of any distribution on the Trust Securities or otherwise adversely affect the amount of any distribution required to be made in respect of the Trust Securities as of a specified date

  •
  restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date or

  •
  change the right of any unit holder to exchange its preferred securities for debentures and to require repurchase of such debentures as described under "—Limited Right to Repurchase."

    Any required approval or direction of holders of preferred securities may be given at a meeting of holders of preferred securities convened for such purpose or pursuant to written consent. The Administrative Trustees will cause a notice of any meeting at which holders of preferred securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of preferred securities in the manner set forth in the declaration of trust.

    No vote or consent of the holders of preferred securities will be required for the Trust to redeem and cancel the preferred securities in accordance with the declaration of trust or to distribute the debentures in accordance with the indenture.

    Notwithstanding that holders of preferred securities are entitled to vote or consent under any of the circumstances described above, any of the preferred securities that are owned by Washington Mutual, the Trustees or any affiliate of Washington Mutual or any Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Registrar and Transfer Agent

    The Bank of New York, the Property Trustee, will also act as registrar and transfer agent for the preferred securities.

    Registration of transfers or exchanges of preferred securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange, the Trust may charge a sum sufficient to cover any such payment. If the preferred securities are to be redeemed in part, the Trust will not be required to:

  •
  issue, register the transfer of or exchange any preferred securities during a period beginning at the opening of business 15 days before the day of the mailing of the relevant notice of redemption and ending at the close of business on the day of such mailing or

  •
  register the transfer or exchange of any preferred securities so selected for redemption, except in the case of any preferred securities being redeemed in part, any portion thereof not to be redeemed.

Information Concerning the Property Trustee

    The Property Trustee, other than during the occurrence and continuance of a Trust Enforcement Event, undertakes to perform only such duties as are specifically set forth in the declaration of trust and, after such Trust Enforcement Event (which has not been cured or waived), must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the declaration of trust at the request of any holder of preferred securities unless it is offered security and indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred thereby.

Payment and Paying Agency

    Payments in respect of the global certificates shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable distribution dates or, if the preferred securities are not represented by one or more global certificates, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register in respect of the registrar. The paying agent (the "preferred securities Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and Washington Mutual. The preferred securities Paying Agent shall be permitted to resign as preferred securities Paying Agent upon 30 days' written notice to the Administrative Trustees. In the event that the Property Trustee shall no longer be the preferred securities Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to Washington Mutual) to act as preferred securities Paying Agent.

Mergers, Consolidations, Amalgamations or Replacements of the Trust

    The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other person, except as described below. The Trust may, at the request of Washington Mutual, with the consent of the Administrative Trustees and without the consent of the holders of the preferred securities, the Delaware Trustee or the Property Trustee merge with or into, consolidate, amalgamate, be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any State, provided that

  •
  such successor entity (if not the Trust) either expressly assumes all of the obligations of the Trust with respect to the preferred securities and the common securities of the Trust or substitutes for the preferred securities other securities having substantially the same terms as the preferred securities (the "Successor Securities") so long as the Successor Securities rank the same as the preferred securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise,

  •
  if the Trust is not the successor entity, Washington Mutual expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the debentures,

  •
  any Successor Securities are listed (or eligible for trading), or any Successor Securities will be listed (or eligible for trading) upon notification of issuance, on any national securities exchange or with any other organization on which the preferred securities were listed or quoted or eligible for trading prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease,

  •
  such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the preferred securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization,

  •
  such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the preferred securities (including any Successor Securities) in any material respect,

  •
  such successor entity (if not the Trust) has a purpose identical in all material respects to that of the Trust,

  •
  prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, Washington Mutual has received an opinion of counsel to the Trust, rendered by an independent law firm experienced in such matters, to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the preferred securities (including any Successor Securities) in any material respect and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, (1) neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (2) the Trust or the successor entity, as the case may be, will continue to be classified as a grantor trust for United States federal income tax purposes,

  •
  Washington Mutual or any permitted successor or assignee owns all of the common securities of the Trust or such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee and

  •
  such successor entity expressly assumes all of the obligations of the Trust.

    Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in aggregate liquidation amount of the preferred securities, consolidate, amalgamate, merge with or into, be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it or acquire by conveyance, transfer or lease its properties and assets as an entirety or substantially as an entirety if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes and each holder of the preferred securities not to be treated as owning an undivided beneficial ownership interest in the debentures.

Merger or Consolidation of Trustees

    Any corporation into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which such Trustee may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee under the declaration of trust, provided such corporation shall be otherwise qualified and eligible.

Miscellaneous

    The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the 1940 Act or classified as other than a grantor trust for United States federal income tax purposes and so that the debentures will be treated as indebtedness of Washington Mutual for United States federal income tax purposes. Washington Mutual and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the Certificate of Trust or the declaration of trust, that Washington Mutual and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the preferred securities.

    The Trust may not borrow money, issue debt, reinvest proceeds derived from investments, or mortgage or pledge any of its assets. In addition, the Trust may not undertake any activity that would cause the Trust not to be classified as a grantor trust for United States federal income tax purposes.

DESCRIPTION OF THE DEBENTURES

    We have summarized selected terms of the debentures. The summary is not complete. The following description is subject to, and is qualified in its entirety by reference to, the First Supplemental Indenture (the "Supplemental Indenture") and the indenture (the "Base Indenture" and, together with the Supplemental Indenture, the "Indenture"), by and between Washington Mutual and The Bank of New York, as Trustee (the "Debenture Trustee"). Certain capitalized terms used herein are defined in the indenture.

    The Indenture was filed as an exhibit to the registration statement. We urge you to read the Indenture (including definitions of terms used therein) because it, and not this description, defines your rights as beneficial holder of the debentures. You may request copies of these documents from us at our address set forth below under "Where You Can Find Additional Information."

General

    The debentures were issued under the indenture. The debentures are limited in aggregate principal amount to the aggregate liquidation amount of all Trust Securities as set forth in the declaration of trust.

    The debentures are not subject to a sinking fund provision. The entire principal amount of the debentures will mature and become due and payable, together with any accrued and unpaid interest thereon, including Compounded Interest (as defined herein), if any, on July 1, 2041, unless such maturity date is earlier in connection with a remarketing of the preferred securities as described under "Description of the Preferred Securities—Remarketing," in which event the accreted value of the debentures will be due and payable on such earlier maturity date, together with any accrued and unpaid interest on the accreted value.

    Debentures were initially issued as a global certificate. See "Book-Entry Issuance." As described herein, under certain limited circumstances, debentures may be issued in certificated form in exchange for a global certificate. See "Book-Entry Issuance—Depository Procedures." Payments on debentures issued as a global certificate will be made through the debenture Paying Agent (as defined herein) to DTC. In the event debentures are issued in certificated form, principal, premium, if any, and interest will be payable, the transfer of the debentures will be registrable and debentures will be exchangeable for debentures of other denominations of a like aggregate principal amount at the corporate trust office of the Debenture Trustee in New York, New York; provided that payment of interest may be made at the option of Washington Mutual by check mailed to the address of the holder entitled thereto. Notwithstanding the foregoing, so long as the beneficial holder of the debentures is the Property Trustee, the payment of principal, premium, if any, and interest on the debentures held by the Property Trustee will be made through DTC to such account as may be designated by the Property Trustee.

    If a holder of units exercises its warrants, other than an exercise in lieu of a redemption of warrants, that holder will have the right to require the Trust to exchange its preferred securities for debentures and require Washington Mutual to repurchase its debentures as described in "Description of the Preferred Securities—Limited Right to Repurchase."

    Under certain circumstances involving the dissolution of the Trust, including following the occurrence of a Tax Event or an Investment Company Event, debentures may be distributed to the holders of the Trust Securities in liquidation of the Trust, unless the preferred securities are otherwise redeemed in connection with such event. See "Description of the Preferred Securities—Distribution of Debentures Upon Tax or Investment Company Event."

Subordination

    The payment of principal of and interest on the debentures will be, to the extent provided in the indenture, subordinate to the prior payment in full of all Senior Indebtedness (as defined herein).

    Upon any payment or distribution of assets of Washington Mutual to creditors resulting from any liquidation, dissolution, winding up or reorganization of, or any insolvency proceedings involving, Washington Mutual, or any assignment by Washington Mutual for the benefit of its creditors or any other marshaling of the assets of Washington Mutual, the holders of all Senior Indebtedness will first be entitled to receive payment in full before the holders of the debentures will be entitled to receive any payment upon the principal of or premium, if any, or interest on the debentures.

    Upon the happening and during the continuance of a default on any Senior Indebtedness (other than a default described in clause (i) and (ii) below) that occurs and is continuing that permits the holders of such Senior Indebtedness to accelerate its maturity, and following receipt by Washington Mutual and the Trustee of the notice provided for by the indenture, no payment may be made on the debentures for a period of up to 179 days after receipt of such notice, unless such default is cured or waived. No payment of principal of, premium, if any, or interest on the debentures may be made (i) if any Senior Indebtedness of Washington Mutual is not paid when due and any applicable grace period with respect to such default has ended with such default not having been cured or waived or ceasing to exist or (ii) if the maturity of any Senior Indebtedness has been accelerated because of a default.

    By reason of the subordination, in the event of Washington Mutual's bankruptcy, dissolution or reorganization, holders of Senior Indebtedness may receive more, ratably, and holders of the debentures may receive less, ratably, than the other creditors of Washington Mutual. Such subordination will not prevent the occurrence of an Event of Default under the indenture.

    Subject to the qualifications described below, the term "Senior Indebtedness" includes principal, premium, if any, and interest on

  •
  all indebtedness of Washington Mutual for money borrowed (other than trade accounts payable in the ordinary course of business) or in connection with the acquisition of properties or assets,

  •
  all obligations of Washington Mutual under leases required or permitted to be capitalized under generally accepted accounting principles,

  •
  any indebtedness of others of the kinds described above for which Washington Mutual is liable as guarantor or otherwise and

  •
  amendments, renewals, extensions and refundings of any such indebtedness;

unless in any instrument or instruments evidencing or securing such indebtedness or pursuant to which the same is outstanding, or in any such amendment, renewal, extension or refunding, it is expressly provided that such indebtedness is not superior in right of payment to the debentures.

    In the event that notwithstanding any of the foregoing prohibitions, the Trustee or the holders of the debentures receive any payment or distribution on account of or in respect of the debentures, such payment or distribution will be paid over and delivered to the holders of Senior Indebtedness or, in the case of a bankruptcy, insolvency or similar proceeding of Washington Mutual, to the trustee, receiver or other person making payment or distribution of the assets of Washington Mutual. For purposes of the subordination provisions, the payment, issuance or delivery of cash, property or securities (other than stock and certain subordinated securities of Washington Mutual) upon conversion of a debenture will be determined to constitute payment on account of the principal of such debenture.

    Both the Guarantee and the debentures are structurally subordinated to all obligations of Washington Mutual's subsidiaries.

    Washington Mutual only has a stockholder's claim in the assets of its subsidiaries. This stockholder's claim is junior to the claims that creditors of Washington Mutual's subsidiaries have against those subsidiaries, including in the case of subsidiaries that are depository institutions, its depositors, the Federal Deposit Insurance Corporation and the Federal Home Loan Banks of San Francisco and Seattle. Holders of the debentures and beneficiaries of the guarantee of the preferred securities will only be creditors of Washington Mutual. Such holders will not be creditors of Washington Mutual's subsidiaries, where most of Washington Mutual's consolidated assets are located. All of Washington Mutual's subsidiaries' existing and future liabilities, including any claims of trade creditors and preferred stockholders, will be effectively senior to the guarantee of the preferred securities and the debentures.

    All the operations of Washington Mutual are conducted through its subsidiaries. Therefore, Washington Mutual's ability to service its debt, including the guarantee and the debentures, is dependent upon the earnings of these subsidiaries, and their ability to distribute those earnings as dividends, loans or other payments to Washington Mutual. Certain laws restrict the ability of Washington Mutual's subsidiaries to pay dividends and make loans and advances to it. In particular, dividends by Washington Mutual Bank, FA, Washington Mutual Bank and Washington Mutual Bank fsb are restricted under the laws and regulations applicable to savings associations and savings and loan holding companies. Washington Mutual will not be able to use the earnings of its depository subsidiaries subject to distribution restrictions to make payments on the guarantee and the debentures, except to the extent the restrictions are satisfied. Any of the situations described above could make it more difficult for Washington Mutual to service the debentures or guarantee.

    As of March 31, 2001, the principal amount of Washington Mutual's outstanding indebtedness that would have constituted Senior Indebtedness was approximately $2.5 billion. The indenture does not limit the amount of additional indebtedness, including Senior Indebtedness, which Washington Mutual can create, incur, assume or guarantee, nor does the indenture limit the amount of indebtedness which any subsidiary of Washington Mutual can create, incur, assume or guarantee.

    The total balance sheet liabilities (excluding deposits) of Washington Mutual's subsidiaries, as of March 31, 2001, excluding unused commitments made by lenders, was approximately $111.89 billion. Washington Mutual's subsidiaries also have other liabilities and commitments, including contingent and other off-balance sheet liabilities, that may be significant. See "Risk Factors."

Certain Covenants of Washington Mutual

    Except as otherwise provided in the indenture, for so long as the debentures are held by the Property Trustee, Washington Mutual will covenant

  •
  to maintain directly or indirectly ownership of all of the common securities of the Trust; provided, however, that any permitted successor of Washington Mutual under the indenture may succeed to Washington Mutual's ownership of the common securities of the Trust;

  •
  to cause the Trust to remain a statutory business trust, except in connection with the distribution of the debentures to holders of Trust Securities, the redemption of all Trust Securities, or certain mergers, consolidations or amalgamations, each as permitted by the declaration of trust, and not to voluntarily dissolve, wind-up, liquidate or be terminated, except as permitted by the declaration of trust and otherwise continued to be classified as a grantor trust for U.S. federal income tax purposes;

  •
  to use its commercially reasonable efforts to ensure that the Trust will not be an "investment company" for purposes of the 1940 Act and

  •
  to take no action that would be reasonably likely to cause the Trust to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes.

Redemption; Repurchase by Holder

    Washington Mutual will not have the right to redeem the debentures in whole or in part at any time.

    Washington Mutual will be required to redeem the debentures in certain circumstances following the exercise of warrants by a unit holder as described under "Description of the Preferred Securities—Limited Right to Repurchase."

Interest

    Each debenture bears interest on the stated principal amount thereof at the rate of 5.375% per annum, subject to adjustment as described below and under "Description of the Preferred Securities—Remarketing," from and including April 30, 2001. Interest is payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year (each, an "Interest Payment Date"), commencing on August 1, 2001, to the person in whose name such debenture is registered, subject to certain exceptions, at the close of business on the business day next preceding such Interest Payment Date. In the event the preferred securities shall not continue to remain in book-entry only form and the debentures are not in the form of a global certificate, Washington Mutual shall have the right to select record dates, which shall be at least one business day before an Interest Payment Date.

    The amount of interest payable for any full quarterly interest period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly interest period for which interest is computed, will be computed on the basis of 30-day months and, for periods of less than a month, the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the debentures is not a business day, then payment of the interest payable on such date will be made on the next succeeding day that is a business day (and without any interest or other payment in respect of any such delay), except that if such business day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such date.

    If a Remarketing Event (as defined herein) occurs and the preferred securities are remarketed, interest will accrue on the accreted value of the debentures at the Reset Rate (as defined herein) from the remarketing date to but not including the stated maturity (as modified in connection with such remarketing). If there is a failed remarketing (as described in "Description of the Preferred Securities—Remarketing"), interest will accrue on the accreted value of the debentures at a rate of 10.48% from the failed remarketing date to but not including the stated maturity (as modified in connection with such failed remarketing).

Terms Upon Remarketing of Preferred Securities; Failed Remarketing

    In connection with a remarketing of the preferred securities as described in "Description of the Preferred Securities—Remarketing"

  •
  the aggregate accreted value of the debentures will become due and payable on the date which is 60 days after the failed remarketing date; and

  •
  the debentures will have an interest rate payable on the accreted value equal to the rate established in the remarketing, and

    In the event of a failed remarketing as described in "Description of the Preferred Securities—Remarketing—Remarketing Procedures—A Failed Remarketing"

  •
  the interest rate on the debentures will equal the 10.48% from the failed remarketing date to but not including the stated maturity (as modified in connection with such failed remarketing);

  •
  the aggregate accreted value of the debentures will become due and payable on the date which is 60 days after the failed remarketing date; and

  •
  Washington Mutual may not defer interest payments on the debentures.

    In the event debentures are distributed to holders of preferred securities the provisions describing the remarketing of the preferred securities shall apply to the debentures.

Option to Extend Interest Payment Period

    So long as Washington Mutual is not in default in the payment of interest on the debentures, and so long as a failed remarketing has not occurred, Washington Mutual will have the right, at any time, and from time to time during the term of the debentures to defer payments of interest by extending the interest payment period for a period (the "Extension Period") not exceeding 20 consecutive quarters or extending beyond the stated maturity of the debentures, during which Extension Period no interest will be due and payable. The Extension Period will automatically terminate, and cash interest will thereafter be payable, upon the occurrence of a failed remarketing. At the end of the Extension Period, Washington Mutual shall pay all interest then accrued and unpaid, together with interest thereon compounded quarterly at the then applicable rate for the debentures to the extent permitted by applicable law ("Compounded Interest"). Prior to the termination of any such Extension Period, Washington Mutual may further extend such Extension Period; provided that such Extension Period, together with all such previous and further extension, may not exceed 20 consecutive quarters or extend beyond the stated maturity of the debentures. Upon the termination of any Extension Period and the payment of all amounts then due, Washington Mutual may commence a new Extension Period, subject to the above requirements. No interest during an Extension Period, except at the end thereof, shall be due and payable. Washington Mutual has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the debentures.

    During any such Extension Period, Washington Mutual shall not, and shall not permit any subsidiary to

  •
  declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of Washington Mutual's capital stock or

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  make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of Washington Mutual that rank on a par with or junior in interest to the debentures or make any guarantee payments with respect to any guarantee by Washington Mutual of the debt securities of any subsidiary of Washington Mutual if such guarantee ranks on a par with or junior in interest to the debentures other than (a) dividends or distributions in common stock of Washington Mutual, (b) payments under the Guarantee, (c) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto and (d) purchases of common stock related to the issuance of common stock or rights under any of Washington Mutual's benefit plans and (e) repurchases of common stock of Washington Mutual (which repurchases are made by Washington Mutual in connection with the satisfaction of indemnification obligations of the sellers of such businesses).

    If the Property Trustee shall be the only holder of the debentures, Washington Mutual shall give the Administrative Trustees, the Property Trustee and the Debenture Trustee notice of its election of such Extension Period at least one business day prior to the earlier of (i) the next date on which distributions on the preferred securities are payable or (ii) the date the Administrative Trustees are required to give notice of the record date or the date such distributions are payable for the first quarter of such Extension Period to any national stock exchange or other organization on which the preferred securities are listed or quoted, if any, or to holders of the preferred securities as of the record date or the distribution date. If the Property Trustee shall not be the holder of the debentures, Washington Mutual shall give the holders of the debentures notice of its election of such Extension Period at least ten business days prior to the earlier of (i) the Interest Payment Date for the first quarter of such Extension Period or (ii) the date upon which Washington Mutual is required to give notice of the record or payment date of such related interest payment for the first quarter to any national stock exchange or other organization on which the debentures are listed or quoted, if any, or to holders of the debentures.

    Prior to the exercise of its right to cause a remarketing of the debentures, Washington Mutual must pay all deferred interest and Compounded Interest thereon so that no amounts are then owing on the debentures.

Payment of Expenses of the Trust

    Under the terms of the indenture, Washington Mutual, as borrower, has agreed to pay all fees and expenses related to the organization and operations of the Trust (including any taxes, duties, assessments or other governmental charges of whatever nature imposed on the Trust by the United States, or any other taxing authority) and the offering of the Trust Securities and be responsible for all debts and obligations of the Trust (other than with respect to the Trust Securities), so that the net amounts received, retained or paid by the Trust after paying such fees, expenses, debts and obligations will be equal to the amounts the Trust would have received or paid had no such fees, expenses, debts and obligations been incurred by or imposed on the Trust. The foregoing obligations of Washington Mutual are for the benefit of, and shall be enforceable by, any person to whom such fees, expenses, debts and obligations are owed (each a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of Washington Mutual directly against Washington Mutual, and Washington Mutual irrevocably waives any right or remedy to require that any such Creditor take any action against the Trust or any other person before proceeding against Washington Mutual. Washington Mutual shall execute such additional agreements as may be necessary to give full effect to the foregoing.

Consolidation, Merger and Sale of Assets

    Except as otherwise provided in the indenture, Washington Mutual may not merge or consolidate with or sell or convey all or substantially all of its assets to any person or entity unless

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  the successor corporation (if other than Washington Mutual) is a corporation organized under the laws of any State of the United States, and such successor company assumes Washington Mutual's obligations under the debentures and the indenture and

  •
  immediately after giving effect to such transaction, no Indenture Event of Default shall have occurred and be continuing.

Indenture Events of Default

    Any one of the following events will constitute an Indenture Event of Default with respect to the debentures:

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  default in the payment of any interest on the debentures when due and payable, if continued for 30 days after written notice has been given as provided in the indenture, whether or not such payment is prohibited by the subordination provisions of the indenture and the debentures; provided, however, that a valid extension of the interest payment period does not constitute a default in the payment of interest;

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  default in the payment of principal of (or premium, if any, on) the debentures when due and payable whether or not such payment is prohibited by the subordination provisions of the indenture and the debentures;

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  failure to perform any other covenant of Washington Mutual in the indenture or the debentures (other than a covenant included in the indenture solely for the benefit of any series of debt securities other than the debentures), if continued for 90 days after written notice has been given as provided in the indenture;

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  certain events of bankruptcy, insolvency or liquidation involving Washington Mutual; or

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  the voluntary or involuntary dissolution, winding-up, or termination of the Trust, except in connection with (i) the distribution of debentures to the holders of Trust Securities in liquidation of the Trust or their interest in the Trust, (ii) the redemption of all outstanding Trust Securities and (iii) certain mergers, consolidations or amalgamations, each as permitted by the declaration of trust.

    If any Indenture Event of Default shall occur and be continuing, the Property Trustee, as the holder of the debentures, will have the right under the indenture to declare the principal of the debentures (including any Compounded Interest, if any) and any other amounts payable under the indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the debentures. An Indenture Event of Default also constitutes a Trust Enforcement Event. The holders of preferred securities in certain circumstances have the right to direct the Property Trustee to exercise its rights as the holder of the debentures. In addition, if the Property Trustee fails to enforce its rights under the debentures any holder of preferred securities may institute a legal proceeding against Washington Mutual to enforce the Property Trustee's rights under the debentures. See "Description of the Preferred Securities—Trust Enforcement Events" and "Description of the Preferred Securities—Voting Rights, Amendment of the Declaration." Notwithstanding the foregoing, if an Indenture Event of Default has occurred and is continuing and such event is attributable to the failure of Washington Mutual to pay interest or principal on the debentures on the date such interest or principal is otherwise payable, Washington Mutual acknowledges that then a holder of preferred securities may institute a direct action for payment after the respective due date specified in the debentures. Notwithstanding any payments made to such holder of preferred securities by Washington Mutual in connection with a direct action, Washington Mutual shall remain obligated to pay the principal of or interest on the debentures held by the Trust or the Property Trustee. The holders of preferred securities will not be able to exercise directly any other available to the holders of the debentures.

    If any Indenture Event of Default shall occur and be continuing and the debentures have been distributed to the holders of the Trust Securities upon a liquidation of the Trust, the holders of not less than 25% in aggregate principal amount of the debentures will have the right to declare the principal of the debentures (including any Compounded Interest, if any) and any other amounts payable under the indenture to be forthwith due and payable and to enforce their other rights as a creditor with respect to the debentures.

Defeasance

    The obligations of Washington Mutual with respect to the payment of the principal, premium, if any, and interest on, the debentures will terminate if Washington Mutual irrevocably deposits or causes to be deposited with the Debenture Trustee, under the terms of an escrow trust agreement satisfactory to the Debenture Trustee, as a trust fund specifically pledged as security for, and dedicated solely to, the benefit of the holders of the debentures,

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  money,

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  U.S. government obligations, which through the payment of interest and principal in respect thereof in accordance with their terms will provide money at such time or times as payments are due and payable on the debentures, or

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  a combination of the foregoing, sufficient to pay and discharge each installment of principal, premium, if any, and interest on the debentures.

    The discharge of the debentures is subject to certain other conditions, including, without limitation,

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  no Indenture Event of Default or event (including such deposit) which with notice or lapse of time would become an Indenture Event of Default shall have occurred and be continuing on the date of such deposit,

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  such deposit and the related intended consequence will not result in any default or event of default under any material indenture, agreement or other instrument binding upon Washington Mutual or its subsidiaries or any of their properties and

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  Washington Mutual shall have delivered to the Debenture Trustee an opinion of independent tax counsel or a private letter ruling by the IRS satisfactory to the Debenture Trustee to the effect that holders of the debentures will not recognize income, gain or loss for United States federal income tax purposes if Washington Mutual makes such deposit.

    Notwithstanding a defeasance of the debentures, Washington Mutual will continue to have the right to cause a remarketing of the debentures so long as the amounts described above are expected to be on deposit in the escrow trust account as of such modified maturity date.

Modification, Waiver, Meetings and Voting

Modification of Indenture

    The indenture provides that Washington Mutual and the Debenture Trustee may, without the consent of any holders of debentures, enter into supplemental indentures for the purposes, among other things, of adding to Washington Mutual's covenants, adding additional Indenture Events of Default, or curing ambiguities or inconsistencies in such indenture, or making other changes to the indenture or form or terms of the debentures, provided such action does not have a material adverse effect on the interests of the holders of the debentures. In addition, modifications and amendments of the indenture may be made by Washington Mutual and the Debenture Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the debentures and all other series of debt securities issued under the indenture then outstanding affected, acting as one class, by such modification or amendment, provided, however, that no such modification or amendment may, without the consent of each holder of debentures outstanding that is affected thereby,

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  change the stated maturity of the principal of, or any installment of principal of or interest on the debentures,

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  reduce the principal, premium, if any, or interest on any debentures,

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  change the place of payment where the debentures or any premium or interest thereon is payable,

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  impair the right to institute suit for the enforcement of any payment on or with respect to the debentures,

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  reduce the percentage in principal amount of the debentures then outstanding required for modification or amendment of the indenture or for any waiver of compliance with certain provisions of the indenture or for waiver of certain defaults,

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  change any obligation of Washington Mutual to maintain an office or agency in the places and for the purposes required by the indenture, or

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  modify any of the above provisions,

provided, further, that no such modification or amendment shall be effective until the holders of not less than 66 2/3% of the aggregate liquidation amount of the Trust Securities shall have consented to such modification or amendment; provided, further, that where a consent under the indenture would require the consent of the holders of more than 66 2/3% of the principal amount of the debentures, such modification or amendment shall not be effective until the holders of at least the same proportion in aggregate stated liquidation amount of the Trust Securities shall have consented to such modification or amendment.

Waiver of Default

    The holders of not less than 66 2/3% of aggregate principal amount of the debentures then outstanding may, on behalf of the holders of all debentures, waive any past default under the indenture with respect to the debentures except a default in the payment of principal, premium, if any, or any interest on the debentures and a default in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of each holder of the debentures then outstanding. Such waiver shall not be effective until the holders of a majority in aggregate stated liquidation amount of Trust Securities shall have consented to such waiver provided, further, that where a consent under the indenture would require the consent of the holders of more than a majority in principal amount of the debentures, such waiver shall not be effective until the holders of at least the same proportion in aggregate stated liquidation amount of the Trust Securities shall have consented to such waiver.

Meetings and Voting

    A meeting may be called at any time by the Debenture Trustee, and shall be called upon request, by Washington Mutual pursuant to a resolution of the Board or the holders of at least 20% in aggregate principal amount of the debentures then outstanding. Except as described above under "—Modification, Waiver, Meetings and Voting—Modification of Indenture" and "—Modification, Waiver, Meetings and Voting—Waiver of Default," a resolution presented at a meeting or reconvened meeting at which a quorum of the holders of debentures then outstanding is present may be adopted by the affirmative vote of the lesser of

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  the holders of a majority in principal amount of the debentures then outstanding, or

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  the holders of 66 2/3% in principal amount of the debentures then outstanding represented and voting at the meeting;

provided, however, that if any consent, waiver or other action which the indenture expressly provides may be made, given or taken by the holders of a specified percentage, which is less than a majority of the principal amount of the debentures then outstanding, such action may be adopted at a meeting or reconvened meeting at which a quorum is present by the affirmative vote of the lesser of

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  the holders of such specified percentage in principal amount of the debentures then outstanding or

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  a majority in principal amount of debentures then outstanding of such series represented and voting at the meeting.

Any resolution passed or decision taken at any meeting of holders of debentures duly held in accordance with the indenture will be binding on all holders of debentures whether or not present or represented at the meeting.

    Except with respect to certain reconvened meetings, the quorum at a meeting of the holders of debentures will be persons holding or representing a majority in principal amount of the debentures then outstanding.

Governing Law

    The indenture and the debentures are governed by and construed in accordance with the laws of the State of New York.

Miscellaneous

    The indenture provides that Washington Mutual, as borrower, will pay all fees and expenses related to

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  the issuance and exchange of the Trust Securities and the debentures,

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  the organization, maintenance and dissolution of the Trust,

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  the retention of the Trustees,

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  the enforcement by the Property Trustee of its rights as a holder of debentures, and

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  all taxes and charges of whatever nature directly imposed on the Trust. In addition, Washington Mutual is primarily liable for any indemnification obligations with respect to the declaration of trust.

    Washington Mutual will have the right at all times to assign any of its respective rights or obligations under the indenture to a direct or indirect wholly owned subsidiary of Washington Mutual; provided that, in the event of any such assignment, Washington Mutual will remain liable for all of its respective obligations. Subject to the foregoing, the indenture is binding upon and will inure to the benefit of the parties thereto and their respective successors and assigns. The indenture provides that it may not otherwise be assigned by the parties thereto.

DESCRIPTION OF THE GUARANTEE

    We have summarized selected provisions of the Guarantee. The summary is not complete and is subject to, and qualified in its entirety by reference to, the form of Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act. The Guarantee is qualified as an indenture under the Trust Indenture Act. The Bank of New York is the Guarantee Trustee for purposes of compliance with the Trust Indenture Act and holds the Guarantee for the benefit of the holders of the preferred securities.

    The Guarantee Agreement was filed as an exhibit to the registration statement. We urge you to read the Guarantee Agreement because it and not this description, defines your rights under the guarantee. You may request copies of the Guarantee Agreement from us at our address set forth below under the heading "Where You Can Find Additional Information."

    The following payments or distributions with respect to the preferred securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the Guarantee:

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  any accumulated and unpaid distributions required to be paid on the preferred securities, to the extent that the Trust has sufficient funds available therefor at the time,

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  the Redemption Price with respect to any preferred securities called for redemption, to the extent that the Trust has sufficient funds available therefor at such time, and

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  upon a voluntary or involuntary dissolution, winding up or termination of the Trust (other than in connection with the exchange of all of the preferred securities for debentures or the distribution of the debentures to holders of the preferred securities), the lesser of

    —the aggregate accreted value of the preferred securities and all accumulated and unpaid distributions thereon to the date of payment and

    —the amount of assets of the Trust remaining available for distribution to holders of preferred securities.

    Washington Mutual's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by Washington Mutual to the holders of the applicable preferred securities or by causing the Trust to pay such amounts to such holders.

    The holders of not less than a majority in aggregate liquidation amount of the Trust Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. If the Guarantee Trustee fails to enforce the Guarantee, then any holder of the preferred securities, subject to the subordination provisions of the Guarantee for such payment, may institute a legal proceeding directly against Washington Mutual to enforce the Guarantee Trustee's rights under such Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If Washington Mutual were to default on its obligation to pay amounts payable under the debentures, the Trust would lack sufficient funds for the payment of distributions or amounts payable on redemption of the preferred securities or otherwise, and, in such event, holders of the preferred securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, if an Indenture Event of Default shall have occurred and be continuing and such event is attributable to the failure of Washington Mutual to pay interest on or principal of the debentures on the applicable payment date, then a holder of preferred securities may institute a legal proceeding directly against Washington Mutual pursuant to the terms of the indenture for enforcement of payment to such holder of the principal of or interest on such debentures having a principal amount equal to the aggregate liquidation amount of the preferred securities of such holder (a "direct action"). Except as described herein, holders of preferred securities will not be able to exercise directly any other remedy available to the holders of debentures or assert directly any other rights in respect of the debentures. See "Risk Factors."

RELATIONSHIP AMONG THE PREFERRED SECURITIES, THE DEBENTURES
AND THE GUARANTEE

Full and Unconditional Guarantee

    Payments of distributions and other amounts due on the preferred securities (to the extent the Trust has funds available for the payment of such distributions) are irrevocably guaranteed by Washington Mutual as and to the extent set forth under "Description of the Guarantee." If and to the extent that Washington Mutual does not make payments under the debentures, the Trust will not have sufficient funds to pay distributions or other amounts due on the preferred securities. The Guarantee does not cover payment of distributions when the Trust does not have sufficient funds to pay such distributions. In such event, a holder of preferred securities may institute a legal proceeding directly against Washington Mutual to enforce payment of such distributions to such holder after the respective due dates. Taken together, Washington Mutual's obligations under the declaration of trust, the debentures, the indenture and the Guarantee provide, in the aggregate, a full and unconditional guarantee of payments of distributions and other amounts due on the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional guarantee of the Trust's obligations under the preferred securities. The obligations of Washington Mutual under the Guarantee are subordinate and junior in right of payment to all Senior Indebtedness of Washington Mutual.

Sufficiency of Payments

    As long as payments of interest, principal and other payments are made when due on the debentures, such payments will be sufficient to cover distributions and other payments due on the preferred securities, because of the following factors: (i) the aggregate principal amount of the debentures will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities, (ii) the interest rate and interest and other payment dates on the debentures will match the distribution rate and distribution and other payment dates for the preferred securities, (iii) pursuant to the indenture, Washington Mutual, as borrower, will pay, and the Trust will not be obligated to pay, all costs, expenses and liabilities of the Trust except the Trust's obligations under the Trust Securities and (iv) the declaration of trust further provides that the Trust will not engage in any activity that is not consistent with the limited purposes of the Trust.

    Notwithstanding anything to the contrary in the indenture, Washington Mutual has the right to set-off any payment it is otherwise required to make thereunder with and to the extent Washington Mutual has theretofore made, or is concurrently on the date of such payment making, a related payment under the Guarantee.

Enforcement Rights of Holders of Preferred Securities

    If a Trust Enforcement Event occurs and is continuing, the holders of preferred securities would rely on the enforcement by the Property Trustee of its rights as holder of the debentures against Washington Mutual. In addition, the holders of a majority in liquidation amount of the preferred securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the declaration of trust, including the right to direct the Property Trustee to exercise the remedies available to it as the holder of the debentures. The indenture provides that the Debenture Trustee shall give holders of debentures notice of all defaults or events of default within 30 days after occurrence.

    If the Property Trustee fails to enforce its rights under the debentures in respect of an Indenture Event of Default after a holder of record of preferred securities has made a written request, such holder of record of preferred securities may, to the extent permitted by applicable law, institute a legal proceeding against Washington Mutual to enforce the Property Trustee's rights in respect of debentures having a principal amount equal to the aggregate stated liquidation amount of the preferred securities of such holder. In addition, if Washington Mutual fails to pay interest or principal on the debentures on the date such interest or principal is otherwise payable, and such failure to pay is continuing, a holder of preferred securities may institute a direct action for enforcement of payment to such holder of the principal of or interest on the debentures having a principal amount equal to the aggregate stated liquidation amount of the preferred securities of such holder after the respective due date specified in the debentures. In connection with such a direct action. Washington Mutual will have the right under the indenture to set off any payment made to such holder by Washington Mutual. The holders of preferred securities will not be able to exercise directly any other remedy available to the holders of the debentures.

Limited Purpose of Trust

    The trust securities evidence beneficial interests in the Trust, and the Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in debentures. A principal difference between the rights of a holder of preferred securities and a holder of debentures is that a holder of debentures is entitled to receive from Washington Mutual the principal amount of and interest accrued on debentures held, while a holder of preferred securities is entitled to receive distributions from the Trust (or from Washington Mutual under the Guarantee) if and to the extent the Trust has funds available for the payment of such distributions.

Rights Upon Termination

    Upon any voluntary or involuntary dissolution, winding-up or liquidation of the Trust involving the liquidation of the debentures, the holders of the trust securities will be entitled to receive, out of assets held by the Trust, subject to the rights of creditors of the Trust, if any, the liquidation distribution in cash. See "Description of the Preferred Securities—Liquidation Distribution Upon Dissolution." Upon any voluntary or involuntary liquidation or bankruptcy of Washington Mutual, the Property Trustee, as holder of the debentures, would be a subordinated creditor of Washington Mutual, subordinated in right of payment to all Senior Indebtedness as set forth in the indenture, but entitled to receive payment in full of principal and interest before any stockholders of Washington Mutual receive payments or distributions. The positions of a holder of preferred securities and a holder of the debentures relative to other creditors and to stockholders of Washington Mutual in the event of liquidation or bankruptcy of Washington Mutual should be substantially the same.

BOOK-ENTRY ISSUANCE

Book-Entry Issuance of the Preferred Securities

    The Depository Trust Company ("DTC") is the securities depositary for the units, preferred securities and warrants, each of which will be issued only as fully registered securities registered in the name of DTC or its nominee for credit to an account of a direct or indirect participant in DTC as described below. The debentures were issued as fully registered securities registered in the name of the property trustee or its nominee and deposited with the property trustee. In the event that ownership interests in the debentures become transferable, DTC will become the securities depository for the debentures, which will be issued only as fully registered securities registered in the name of DTC or its nominee for credit to an account of a direct or indirect participant in DTC as described below. Unit securities sold to "qualified institutional buyers", as defined in Rule 144A under the Securities Act ("QIBs"), are evidenced by one or more global securities (the "Rule 144 Global Securities") deposited with or on behalf of DTC, and registered in the name of Cede & Co. as DTC's nominee. Unit securities sold outside the United States to "non-U.S. persons", as defined under Regulation S under the Securities Act, in compliance with Regulation S are evidenced by one or more global securities (the "Regulation S Global Securities" and together with the Rule 144 Global Securities, the "Global Securities") deposited with or on behalf of a custodian for DTC, and registered in the name of Cede & Co. as DTC's nominee, for credit to the subscribers' respective accounts at Euroclear and Clearstream.

    Beneficial interests in the Regulation S Global Securities may be held only through Euroclear or Clearstream during the period of one year beginning on the latest of the commencement of the offering and the original issue date of the applicable unit security. Beneficial interests in the Rule 144A Global Securities may be exchanged for beneficial interests in the Regulation S Global Securities, and beneficial interests in the Regulation S Global Securities may be exchanged for beneficial interests in the Rule 144A Global Securities, in limited circumstances described in the indenture, warrant agreement, unit agreement or trust agreement, as applicable. See "—Exchanges between Regulation S Global Securities and Rule 144A Global Securities."

Depository Procedures

    DTC has advised the Trust and Washington Mutual that DTC is a limited-purpose trust company created to hold securities for the participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

    DTC has also advised the Trust and Washington Mutual that purchases of units, preferred securities, warrants or the debentures, if DTC shall ever act as depositary for the debentures (each, a "Global Security") within the DTC system must be made by or through Participants, which will receive a credit for the applicable Global Security on DTC's records. The ownership interest of each actual purchaser of each applicable Global Security is in turn to be recorded on the Participants' and Indirect Participants' records. Owners of interest will not receive written confirmation from DTC of their purchases, but owners of interest are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Participants or Indirect

Participants through which the owners of interest purchased their applicable Global Securities. Transfers of ownership interests in the Global Securities are to be accomplished by entries made on the books of Participants or Indirect Participants acting on behalf of owners of interest. Except as described below, owners of interests will not receive physical delivery of certificates representing their ownership interests in the Global Securities and will not be considered the registered owners or holders thereof for any purpose.

    The laws of some jurisdictions require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Certificate to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Certificate to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Global Securities or Debenture Global Security, see "—Exchange of Book-Entry Securities for Certificated Securities."

    Payments in respect of the Global Securities will be payable by the Property Trustee and the Debenture Trustee, respectively, to DTC in its capacity as the registered holder. The Property Trustee and the Debenture Trustee will treat the persons in whose names the applicable Global Securities, including the Global Certificates, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Certificates, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Certificates or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Trust and Washington Mutual that its current practice, upon receipt of any payment in respect of securities such as the units, debentures, preferred securities and warrants, is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Global Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee, the Debenture Trustee or the Trust. None of the Trust, the Property Trustee, the warrant agent or the Debenture Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Global Securities, and the Trust, the Property Trustee, the warrant agent and the Indenture Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

    Interests in the Global Certificates will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

    Subject to compliance with the transfer restrictions applicable to the unit securities, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

    Because of the time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Security from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interest in a Global Security by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

    DTC has advised the Trust and Washington Mutual that it will take any action permitted to be taken by a holder of a Global Security only at the direction of one or more Participants to whose account with DTC interests in the Global Certificates are credited. However, if there is an Indenture Event of Default (or, in the case of preferred securities, any event which after notice or lapse of time or both would be a Trust Enforcement Event), DTC reserves the right to exchange the Global Certificates for units, debentures, preferred securities or warrants, as appropriate, in certificated form and to distribute such securities to its Participants.

    The information in this section concerning DTC and its book-entry systems has been obtained from sources that the Trust and Washington Mutual believe to be reliable, but neither the Trust nor Washington Mutual takes responsibility for the accuracy thereof.

    Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interest in the Global Securities among participants in DTC, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Trust nor the Property Trustee will have any responsibility for the performance by DTC or its respective participants or indirect participants of its obligations under the rules and procedures governing its operations.

Exchange of Book-Entry Securities for Certificated Securities

    A Global Certificate is exchangeable for units, debentures, preferred securities or warrants, as applicable, in registered certificated form if (i) DTC (x) notifies the Trust that it is unwilling or unable to continue as Depositary for the Global Certificate and the Trust or Washington Mutual, as applicable, thereupon fails to appoint a successor Depositary or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) Washington Mutual in its sole discretion elects to cause the issuance of the units, debentures, preferred securities or warrants in certificated form or (iii) there shall have occurred and be continuing an Indenture Event of Default or, in the case of preferred securities, any event which after notice or lapse of time or both would be a Trust Enforcement Event. In all cases, certificated units, debentures, preferred securities or warrants delivered in exchange for any Global Certificate or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary in accordance with its customary procedures.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

    The following is a description of the material United Stated federal income tax consequences of the purchase, ownership and disposition of the units, preferred securities and warrants. Where noted, it constitutes the opinion of Heller Ehrman White & McAuliffe LLP, counsel to Washington Mutual and the Trust.

    Except where we state otherwise, this summary deals only with preferred securities, warrants, or units held as capital assets by a holder who is a United States person (as defined below). A "United States person" is any beneficial owner who is one of the following:

  •
  a citizen or resident of the United States;

  •
  a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision of the United States;

  •
  an estate the income of which is subject to United States federal income taxation regardless of its source; or

  •
  any trust (x) that is subject to the supervision of a court within the United States and the control of one or more United States persons as described in section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the "Code") or (y) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

    A "Non-U.S. Holder" is a beneficial owner of a preferred security, warrant or unit who is not a United States person.

    If a partnership holds preferred securities, warrants or units, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner of a partnership holding preferred securities, warrants, or units, we suggest that you consult your tax advisor.

    Your tax treatment may vary depending on your particular situation. Except where noted, this summary does not deal with special situations. For example, this summary does not address:

  •
  tax consequences to holders who may be subject to special tax treatment, such as dealers in securities or currencies, traders in securities that elect to use the mark to market method of accounting for their securities, real estate investment trusts, and regulated investment companies;

  •
  tax consequences to persons who hold the units, preferred securities or warrants as part of a hedging, integrated, conversion or constructive sale transaction, or a straddle;

  •
  tax consequences to holders of the units, preferred securities or warrants whose "functional currency" is not the U.S. dollar;

  •
  alternative minimum tax consequences, if any; or

  •
  any state, local or foreign tax consequences.

    This summary is based on the Code, the Treasury Regulations promulgated under the Code and administrative and judicial interpretations. These income tax laws, regulations and interpretations, however, may change at any time. Any change could be retroactive to the issuance date of the units.

    The authorities on which this summary is based are subject to various interpretations. The opinions of Heller Ehrman White & McAuliffe LLP expressed herein are not binding on the Internal Revenue Service ("IRS") or the courts. Either the IRS or the courts could disagree with the explanations or conclusions contained in this summary, and there can be no assurance that the IRS will not challenge the opinions expressed herein or that a court would not sustain such a challenge. This summary merely represents the best judgment of Heller Ehrman White & McAuliffe LLP as to the likely outcome if the matters discussed herein were challenged in court in a properly presented case.

    You are urged to consult your tax advisor with respect to the tax consequences to you of the purchase, ownership and disposition of preferred securities, warrants or units, including the tax consequences under state, local, foreign, and other tax laws, and the possible effects of changes in United States federal income tax laws.

Allocation of Purchase Price of the Units

    If you purchase both a preferred security and a warrant together as a unit, your purchase price for such unit will be allocated between the preferred security and the warrant in proportion to their respective fair market values at the time of purchase. This allocation will establish your initial tax bases in the preferred security and the warrant, and will determine whether a preferred security is purchased with acquisition premium, amortizable bond premium or market discount (see the discussions below). At the time of the original issuance of the units, Washington Mutual took the position that original unit purchase price of $50.00 was allocated $32.33 to the preferred security and $17.67 to the warrant, based on their then relative fair market values. Thus, Washington Mutual takes the position that each debenture was issued with original issue discount of $17.67 as of May 3, 2001, the date of their original issue. If you hold a preferred security (whether or not as part of a unit), this position will be binding on you (but not the IRS) unless you explicitly disclose a contrary position on a statement attached to your timely filed United States federal tax return for the taxable year in which you acquire the preferred security. The remainder of this discussion assumes that Washington Mutual's allocation of the original purchase price will be respected for United States federal income tax purposes.

Classification of the Trust

    In connection with the issuance of the preferred securities, Heller Ehrman White & McAuliffe LLP rendered its opinion that under current law and interpretations thereof, and assuming full compliance with the terms of the declaration of trust, and based upon certain facts and assumptions contained in such opinion, the Trust will be classified as a grantor trust for United States federal income tax purposes and not as an association taxable as a corporation. As a result, for United States federal income tax purposes, each holder of a preferred security (a "Securityholder") generally will be treated as owning an undivided beneficial ownership interest in the debentures held by the Trust. Thus, each Securityholder will be required to include in gross income such Securityholder's pro rata share of the interest income or original issue discount that is paid or accrued on the debentures. See "—Interest Income and Original Issue Discount."

Classification of the Debentures

    In connection with the issuance of the debentures, Heller Ehrman White & McAuliffe LLP rendered its opinion that under current law and assuming full compliance with the terms of the indenture and certain other documents, and based upon certain facts and assumptions described in the opinion, the debentures will be classified, for United States federal income tax purposes, as indebtedness of Washington Mutual.

The Preferred Securities

Interest Income, Original Issue Discount, Market Discount, and Premium

Payments of Stated Interest

    So long as no event of default under the debentures has occurred and is continuing, Washington Mutual can, on one or more occasions, defer interest payments on the debentures for up to 20 quarterly periods. Under applicable Treasury Regulations, if the legal terms and conditions of an instrument are such that there is only a remote likelihood that a company will not make its interest payments on time, the interest will not be considered original issue discount within the meaning of section 1273(a) of the Code. Washington Mutual believes that the likelihood that it will elect to defer interest payments is remote, and has made a representation to this effect to its counsel. Accordingly, Washington Mutual intends to take the position that the stated interest payable on the debentures is not original issue discount. Therefore, except as set forth below under "Deferral of Interest," a Securityholder will generally be taxed on the stated interest on the debentures as ordinary income at the time it is paid or accrued in accordance with such Securityholder's regular method of tax accounting, unless the Securityholder either (i) takes the position that the stated interest is original issue discount and discloses this position on its tax return or (ii) makes an election to accrue all interest on the debentures on a current basis.

    If, however, Washington Mutual were to exercise its right to defer payments of stated interest on the debentures, the debentures would be treated as reissued and such stated interest would become original issue discount at that time. Each Securityholder would then be required to accrue such stated interest on a daily economic accrual basis (as described below), both during and after the deferral period, even if the Securityholder otherwise uses the cash method of accounting.

    The Treasury Regulations dealing with original issue discount and the deferral of interest payments have not yet been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a contrary position. If the IRS were to assert successfully that the stated interest on the debentures was original issue discount regardless of whether Washington Mutual exercised its right to defer interest payments, all Securityholders would be required to include such stated interest in income on a daily economic accrual basis as described below.

Original Issue Discount

    General.  Because the amount of the initial purchase price of a unit allocated to its preferred security was less than 100% of the stated liquidation amount, the debentures are being treated as having been issued with original issue discount in an amount equal to the difference between their stated redemption price at maturity (the sum of all payments made on the debentures other than stated interest) and their issue price. You should be aware that if you hold a preferred security you must include original issue discount in gross income in advance of the receipt of cash attributable to that income (subject to the rules discussed under "Acquisition Premium" and "Market Discount" below).

    Under the original issue discount economic accrual rules, the following occurs:

  •
  each Securityholder would accrue an amount of original issue discount each year using the constant-yield-to-maturity method of accrual described in section 1272 of the Code assuming a maturity date of the debentures as of May 1, 2041;

  •
  the actual cash payments (other than stated interest unless the stated interest is considered original issue discount as described above) received on the debentures would not be reported separately as taxable income;

  •
  any amount of original issue discount included in the Securityholder's gross income (whether or not during a deferral period) with respect to the preferred securities will increase such Securityholder's tax basis in such preferred securities and will increase the "adjusted issue price" of the debenture; and

  •
  the amount of distributions received in respect of such accrued original issue discount will reduce the Securityholder's tax basis in such preferred securities.

    Each Securityholder who does not participate in the remarketing of the debentures would not accrue original issue discount after the date of the remarketing.

    A Securityholder that is a corporation will not be entitled to a dividends-received deduction with respect to any income it recognizes on the preferred securities.

    Acquisition Premium.  A Securityholder that purchases a preferred security for an amount in excess of its adjusted issue price but less than or equal to the sum of all amounts payable on a debenture after the purchase date (other than payments of stated interest) and that does not make the election described below under "Election to Treat All Interest as Original Issue Discount" may reduce the daily portions of original issue discount. The original issue discount is reduced by a fraction, the numerator of which is the excess of the Securityholder's adjusted basis in the preferred security immediately after its purchase over the adjusted issue price of the preferred security (equal to the adjusted issue price of a debenture), and the denominator of which is the excess of the sum of all amounts payable on the preferred security after the purchase date (other than payments of stated interest), over the preferred security's adjusted issue price. No express election is required to offset original issue discount with acquisition premium. (Persons that purchase preferred securities for amounts in excess of the debenture's principal amount should see the discussion below under "Preferred Securities Purchased at a Premium.")

    Market Discount.  A preferred security will be treated as purchased at a market discount if (A) the sum of the initial issue price of the preferred security (equal to the initial issue price of a debenture) plus the aggregate amount of original issue discount includible in income by all previous holders of the preferred security exceeds (B) the Securityholder's purchase price for the preferred security by at least 1/4 of 1% of the preferred security's stated redemption price at maturity multiplied by the number of complete years from the date of such purchase to the preferred security's maturity.

    Any gain recognized on the maturity or disposition of a preferred security with market discount will be treated as ordinary income to the extent that such gain does not exceed the accrued market discount on the preferred security. Alternatively, a Securityholder may elect to include market discount in income currently over the life of the preferred security. Such an election will apply to all debt instruments with market discount acquired by the electing Securityholder on or after the first day of the first taxable year to which the election applies. This election may not be revoked without the consent of the IRS. Market discount on a preferred security will accrue on a straight-line basis unless the Securityholder elects to accrue such market discount on a constant-yield method. Such an election shall apply only to the preferred security with respect to which it is made and may not be revoked. A Securityholder that does not elect to include market discount in income currently generally will be required to defer deductions for interest on borrowings allocable to the preferred security, in an amount not exceeding the accrued market discount on such preferred security, until the maturity or disposition of such preferred security.

    Election to Treat All Interest as Original Issue Discount.  A Securityholder may elect to include in gross income all interest that accrues on a debenture using the constant-yield-to-maturity method described above under "General," with the modifications described below. For purposes of this election, interest includes stated interest, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium (described below under "Preferred Securities Purchased at a Premium") or acquisition premium.

    In applying the constant-yield method to a preferred security with respect to which this election has been made, the issue price of the preferred security will equal its cost to the electing Securityholder, the issue date of the debenture will be the date of its acquisition by the electing Securityholder, and no payments on the debenture will be treated as payments of qualified stated interest. This election will generally apply only to the preferred security with respect to which it is made and may not be revoked without the consent of the IRS. If this election is made with respect to a preferred security with amortizable bond premium, then the electing Securityholder will be deemed to have elected to apply amortizable bond premium against interest with respect to all debt instruments with amortizable bond premium (other than debt instruments the interest on which is excludible from gross income) held by the electing Securityholder as of the beginning of the taxable year in which the preferred security with respect to which the election is made is acquired or thereafter acquired. The deemed election with respect to amortizable bond premium may not be revoked without the consent of the IRS.

    If the election to apply the constant-yield method to all interest is made with respect to a preferred security having market discount, the electing Securityholder will be treated as having made the election discussed above under "Market Discount" to include market discount in income currently over the life of all debt instruments held or thereafter acquired by such Securityholder.

Preferred Securities Purchased at a Premium

    A Securityholder that purchases a preferred security for an amount in excess of the debenture's principal amount ($50) may elect to treat such excess as "amortizable bond premium," in which case the amount required to be included in the Securityholder's income each year with respect to interest on the note will be reduced by the amount of amortizable bond premium allocable (based on the debenture's yield to maturity) to such year. Any election to amortize bond premium shall apply to all bonds (other than bonds the interest on which is excludible from gross income) held by the Securityholder at the beginning of the first taxable year to which the election applies or thereafter acquired by the Securityholder, and is irrevocable without the consent of the IRS. See also "—Election to Treat All Interest as Original Issue Discount" above.

Distribution of Debentures upon Liquidation of the Trust

    As described under the captions "Description of the Preferred Securities—Redemption" and "Description of the Preferred Securities—Exchange," the debentures held by the Trust may be distributed to Securityholders in exchange for their preferred securities in certain circumstances. Under current law and interpretations thereof, and assuming that, as expected, the Trust is treated as a grantor trust, this type of distribution would not be taxable. Upon a distribution, each Securityholder will receive his, her or its pro rata share of the debentures previously held indirectly through the Trust. Each Securityholder's aggregate tax basis in the debentures will equal the aggregate tax basis that such Securityholder had in the preferred securities before the distribution, and the Securityholder's holding period in the debentures will include the holding period for the preferred securities surrendered in the exchange.

    If you receive debentures in exchange for your preferred securities (including a repurchase of your preferred securities by the Trust), you would accrue interest and original issue discount, as well as market discount, acquisition premium and amortizable bond premium, if any, in respect of the debentures received from the Trust in the manner described above under "Interest Income, Original Issue Discount, Market Discount, and Premium."

Sales of Preferred Securities

    If you sell or otherwise dispose of preferred securities (including pursuant to a remarketing of the preferred securities), you will recognize gain or loss equal to the difference between:

  •
  your amount realized on the sale or other disposition of the preferred securities (except to the extent that any amount realized is treated as payment of accrued but unpaid interest, other than original issue discount, with respect to your pro rata share of the debentures, which payment will be taxable as interest); and

  •
  your adjusted tax basis in the preferred securities sold.

In the case of a Securityholder that acquires the preferred securities as part of a unit, the Securityholder's initial tax basis in the preferred security will equal the portion of the purchase price of the unit allocated to the preferred security.

    Except as described above under "Market Discount," your gain or loss will be a capital gain or loss, which will be a long-term capital gain or loss if you have held your preferred securities for more than one year. Long-term capital gains of individuals are subject to United States federal income tax at reduced rates. Your ability to deduct capital losses is subject to limitations.

The Warrants

Acquisition of Washington Mutual Common Stock

    The exercise of the warrants to purchase Washington Mutual common stock generally will not constitute a taxable event. Accordingly, a holder of a warrant (a "Warrantholder") will not recognize gain or loss upon the exercise of the warrants, except with respect to any cash paid in lieu of a fractional share of Washington Mutual common stock. Rather, a Warrantholder will recognize taxable gain or loss if and when the Warrantholder disposes of the Washington Mutual common stock in a taxable transaction. The aggregate initial tax basis in the Washington Mutual common stock will be equal to the amount paid to Washington Mutual upon exercise of the warrants plus the Warrantholder's tax basis in the warrants, less any portion of the purchase price and tax basis allocable to the cash received in lieu of a fractional share. If a Warrantholder acquires warrants as part of units, the Warrantholder's basis in the warrants will equal the portion of the initial purchase price of the units allocable to the warrant component. See "The Units—Allocation of Purchase Price." Cash received in lieu of a fractional share of Washington Mutual common stock should be treated as a payment in exchange for the fractional share interest. You will recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and your tax basis allocable to the fractional share interest.

    The warrants on issuance had an exercise price that was below the current fair market value of the portion of a share of Washington Mutual stock that could be purchased on exercise of a warrant. In some instances, the IRS has taken the position that a warrant with a below-market exercise price was the equivalent of the stock purchasable on exercise. Washington Mutual believes that the warrants should be treated as warrants and not as stock. However, even if the warrants were treated as stock, a Warrantholder would not recognize taxable income from the exercise or holding of a warrant, and the basis consequences described above would be unchanged.

Ownership of Washington Mutual Common Stock

    If you dispose of Washington Mutual common stock in a taxable transaction other than a sale to Washington Mutual, you will recognize capital gain or loss in an amount equal to the difference between the proceeds you receive and your tax basis in the Washington Mutual common stock. The resulting gain or loss will be long-term capital gain if you have held the Washington Mutual common stock for more than one year on the date of the disposition. The holding period for the common stock will begin the day you exercise the warrants. Long-term capital gains of individuals are subject to United States federal income tax at reduced rates. Your ability to deduct capital losses is subject to limitations.

Disposition of Warrants

    If you sell your warrants or if Washington Mutual redeems your warrants, you will recognize capital gain or loss equal to the difference between the proceeds you receive and your tax basis in the warrants. The resulting gain or loss will be either short-term or long-term depending on whether you have held the warrants for more than one year. If you do not exercise the warrants and they expire, you will recognize a short-term or long-term capital loss when they expire equal to your tax basis in the warrants. If a Warrantholder acquires warrants as part of units, the Warrantholder's tax basis in the warrants will equal the portion of the purchase price of the units allocable to the warrant component (as described above) and the holding period for the warrants will commence on the date that you purchase the units.

Adjustment to Exercise Price

    Warrantholders might be treated as receiving a constructive distribution from Washington Mutual if

  •
  the exercise price is adjusted and as a result of such adjustment the Warrantholder's proportionate interest in Washington Mutual's assets or earnings and profits is increased, and

  •
  the adjustment is not made pursuant to a bona fide, reasonable anti-dilution formula.

    An adjustment in the exercise price is not made pursuant to a bona fide formula if, for example, the adjustment is made to compensate for certain taxable distributions with respect to the Washington Mutual common stock. Thus, under some circumstances, an adjustment in the exercise price might give rise to a taxable dividend to a Warrantholder even though the Warrantholder would not receive any cash.

Non-U.S. Holders

    The following discussion only applies to you if you are a Non-U.S. Holder. As discussed above, the preferred securities will be treated as evidence of an indirect beneficial ownership interest in the debentures. See "—Classification of the Trust."

U.S. Federal Withholding Tax

    The 30% U.S. federal withholding tax will not apply to any payment of principal or interest (including original issue discount) on the preferred securities or debentures, so long as:

  •
  the beneficial owner of the preferred securities does not actually or constructively own 10% or more of the total combined voting power of all classes of Washington Mutual voting stock within the meaning of the Code and the Treasury Regulations (including Washington Mutual common stock that would be received upon the exercise of any warrants held by such beneficial owner);

  •
  the beneficial owner of the preferred securities is not a controlled foreign corporation that is related to Washington Mutual through stock ownership;

  •
  the beneficial owner of the preferred securities is not a bank whose receipt of interest on the preferred securities or debentures is described in section 881(c)(3)(A) of the Code; and

  •
  either (a) the beneficial owner of the preferred securities provides his, her or its name and address on an IRS Form W-8BEN (or other applicable form), and certifies, under penalties of perjury, that such beneficial owner is not a United States person, or (b) if the preferred securities or debentures are held through certain foreign intermediaries, the beneficial owner satisfies the certification requirements of applicable Treasury Regulations.

    If the beneficial owner of the preferred securities cannot satisfy the requirements described above, payments of interest (including original issue discount) made to such beneficial owner will be subject to the 30% U.S. federal withholding tax, unless the beneficial owner provides us with a properly executed (1) IRS Form W-8BEN (or other applicable form) claiming an exemption from, or reduction in the rate of, withholding under the benefit of an applicable tax treaty or (2) IRS Form W-8ECI (or successor form) stating that interest paid on the preferred securities or the debentures is not subject to withholding tax because it is effectively connected with the conduct by the beneficial owner of a trade or business in the United States.

    Dividends paid to a Non-U.S. Holder of Washington Mutual common stock acquired through the exercise of a warrant (and any constructive distribution you may be deemed to receive as described above under "The Warrants—Adjustment to Exercise Price") will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States and, where a tax treaty applies, are attributable to a United States permanent establishment of the Non-U.S. Holder, are not subject to the withholding tax, but instead are subject to United States federal income tax as described below.

    A Non-U.S. Holder of Washington Mutual common stock eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

    Except as discussed below, the 30% U.S. federal withholding tax will not apply to any gain that you realize on the sale, exchange, retirement or other disposition of preferred securities, debentures, warrants or Washington Mutual common stock.

U.S. Federal Income Tax

    If a Non-U.S. Holder is engaged in a trade or business in the United States and the interest, including original issue discount, on the preferred securities or debentures or the dividends on the Washington Mutual common stock is effectively connected with the conduct of that trade or business, such Non-U.S. Holder will be subject to U.S. federal income tax on that interest, original issue discount and dividends on a net income basis (although exempt from the 30% withholding tax if the payor is supplied with the appropriate IRS forms) in the same manner as if such Non-U.S. Holder were a United States person as defined under the Code. In addition, if the Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with the conduct by it of a trade or business in the United States. For this purpose, interest, including original issue discount, on the preferred securities or debentures and dividends on the Washington Mutual common stock will be included in earnings and profits.

    Any gain or income realized by a Non-U.S. Holder on the disposition of a unit, preferred security, debenture, warrant or Washington Mutual common stock will generally not be subject to U.S. federal income or withholding tax unless:

  •
  that gain or income is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder;

  •
  the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met;

  •
  in the case of gain representing accrued interest on the debentures, the requirements described above are under "U.S. Federal Withholding Tax" are not met; or

  •
  in the case of Washington Mutual common stock or warrants, Washington Mutual is or has been a "United States real property holding corporation" for United States federal income tax purposes.

    An individual Non-U.S. Holder described in the first bullet point above will be subject to tax on the net gain derived from the sale under regular graduated United States federal income tax rates. An individual Non-U.S. Holder described in the second bullet point above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by United States source capital losses (even though the individual is not considered a resident of the United States). If a Non-U.S. Holder that is a foreign corporation falls under the first bullet point above, it will be subject to tax on its gain under regular graduated United States federal income tax rates and, in addition, may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty.

    Washington Mutual believes that it never has been, is not currently and is not likely in the future to become a United States real property holding corporation. Even if Washington Mutual is or becomes a United States real property holding corporation, so long as the Washington Mutual common stock continues to be regularly traded on an established securities market, (1) a Non-U.S. Holder will not be subject to United States federal income tax on the disposition of Washington Mutual common stock (by reason of Washington Mutual being a United States real property holding corporation) unless the Non-U.S. Holder actually or constructively (including through ownership of warrants) holds or has held at any time during the five-year period preceding the date of disposition more than five percent of the total fair market value of the outstanding Washington Mutual common stock, and (2) the Non-U.S. Holder will not be subject to United States federal income tax on the disposition of the warrants (by reason of Washington Mutual being a United States real property holding corporation) unless on the day the Non-U.S. Holder acquired the warrants, such warrants had a fair market value greater than the fair market value of five percent of the total outstanding Washington Mutual common stock.

    Special rules may apply to you if you are a "controlled foreign corporation," "passive foreign investment company," "foreign personal holding company," or company that accumulates earnings for the purpose of avoiding tax, and are therefore subject to special treatment under the Code. If you are such an entity, you should consult your tax advisor to determine the United States federal, state, local and other tax consequences that may be relevant to you.

U.S. Federal Estate Tax

    The estate of an individual Non-U.S. Holder will not be subject to U.S. federal estate tax on the preferred securities beneficially owned by the Non-U.S. Holder at the time of his or her death, provided that (1) the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of Washington Mutual voting stock, within the meaning of the Code and Treasury Regulations, and (2) income from the preferred securities not have been, if received at the time of his or her death, effectively connected with the conduct by him or her of a trade or business in the United States. Washington Mutual common stock acquired upon an exercise of a warrant and owned by a Non-U.S. Holder at the time of his or her death will be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise. Warrants owned by a Non-U.S. Holder at the time of his or her death may be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

    Payments made on, and proceeds from the sale, exchange, redemption or other disposition of the units, preferred securities, debentures, warrants and Washington Mutual common stock may be subject to information reporting and may be subject to United States federal backup withholding at the rate of 31% unless the Securityholder or Warrantholder supplies an accurate taxpayer identification number in or otherwise complies with applicable United States information reporting or certification requirements.

    In general, no information reporting or backup withholding will be required regarding payments of interest on the preferred securities or debentures if we do not have actual knowledge that the Securityholder is a United States person and we have received the certification described above in the fourth bullet point under the caption "Non-United States Holders—U.S. Federal Withholding Tax."

    Any amounts withheld from you under the backup withholding rules generally will be allowed as a refund or a credit against your United States federal income tax liability, provided the required information is furnished to the IRS.

ERISA CONSIDERATIONS

    The following is a summary of certain considerations associated with the purchase of the units (including the underlying debentures, preferred securities and warrants and any shares of common stock of Washington Mutual received upon the exercise or redemption thereof, collectively, the "Securities") by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, "Similar Laws"), and entities whose underlying assets are considered to include "plan assets" of such plans, accounts and arrangements (each, a "Plan").

General fiduciary matters

    ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code and prohibit certain transactions involving the assets of a Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Plan or the management or disposition of the assets of such a Plan, or who renders investment advice for a fee or other compensation to such a Plan, is generally considered to be a fiduciary of the Plan.

    In considering an investment in the Securities of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

    Any insurance company proposing to invest assets of its general account in the Securities should consider the extent that such investment would be subject to the requirements of ERISA in light of the U.S. Supreme Court's 1993 decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank and under any subsequent legislation or other guidance that has or may become available relating to that decision, including the enactment of Section 401(c) of ERISA by the Small Business Job Protection Act of 1996 and the regulations promulgated thereunder.

Prohibited Transaction Issues

    Section 406 of ERISA and Section 4975 of the Code prohibit Plans subject to Title I of ERISA or Section 4975 of the Code from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

    Whether or not the underlying assets of the Trust or Washington Mutual were deemed to include "plan assets," as described below, the acquisition and/or holding of the Securities by a Plan subject to Title I of ERISA or Section 4975 of the Code with respect to which the Trust, Washington Mutual or a prior purchaser, is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor (the "DOL") has issued prohibited transaction class exemptions, or "PTCEs," that may apply to the acquisition and holding of the Securities. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment trust funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied.

Plan Asset Issues

    ERISA and the Code do not define "plan assets." However, regulations (the "Plan Asset Regulations") promulgated under ERISA by the DOL generally provide that when a Plan subject to Title I of ERISA or Section 4975 of the Code acquires an equity interest in an entity that is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity unless it is established either that equity participation in the entity by "benefit plan investors" is not significant or that the entity is an "operating company," in each case as defined in the Plan Asset Regulations. For purposes of the Plan Asset Regulations, equity participation in an entity by benefit plan investors will not be significant if they hold, in the aggregate, less than 25% of the value of any class of such entity's equity, excluding equity interests held by persons (other than benefit plan investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof. For purposes of this 25% test, "benefit plan investors" include all employee benefit plans, whether or not subject to ERISA or the Code, including "Keogh" plans, governmental plans, individual retirement accounts, education individual retirement accounts, and other medical savings accounts, and pension plans maintained outside the United States, as well as any entity whose underlying assets are deemed to include "plan assets" under the Plan Asset Regulations (e.g., an entity of which 25% or more of the value of any class of equity interests is held by benefit plan investors and which does not satisfy another exception under the Plan Asset Regulations).

    For purposes of the Plan Asset Regulations, a "publicly offered security" is a security that is (a) "freely transferable", (b) part of a class of securities that is "widely held," and (c) (i) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and the class of securities to which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public has occurred, or (ii) is part of a class of securities that is registered under Section 12(b) or (g) of the Exchange Act.

    While it is currently anticipated that the shares of common stock delivered to warrant holders upon the exercise or redemption of the warrants will qualify as "publicly offered securities" for purposes of the Plan Asset Regulations and/or that Washington Mutual will qualify as an operating company for purposes of the Plan Asset Regulations, there can be no assurance in such regard. In addition, it is not anticipated that the units (and the underlying debentures, preferred securities or warrants) will constitute "publicly offered securities" for purposes of the Plan Asset Regulations or that the Trust will constitute an investment company under the Investment Company Act or an operating company within the meaning of the Plan asset regulations. Furthermore, no monitoring or other measures will be taken to determine or limit the value of any class of Securities underlying the units that is acquired or held from time to time by "benefit plan investors" or to determine whether investment in the Trust by benefit plan investors is "significant" as described above. Consequently, there can be no assurance that the underlying assets of the Trust will not constitute "plan assets" for purposes of ERISA and the Code.

Plan asset consequences

    If the assets of Washington Mutual or the Trust were deemed to be "plan assets" under ERISA, this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by Washington Mutual or the Trust, as applicable (including the liability of Plan fiduciaries for the breach of fiduciary responsibility of another fiduciary of the Plan) and (ii) the possibility that certain transactions in which Washington Mutual or the Trust, as applicable, might seek to engage could constitute "prohibited transactions" under ERISA and the Code.

    Even if the conditions of one or more of the foregoing prohibited transaction exemptions are satisfied with respect to the acquisition and holding of the Securities, no assurance can be given that such exemptions would apply to transactions engaged in by the Trust or Washington Mutual or to the potential fiduciary or co-fiduciary breaches that might occur with respect to the assets of the Trust or Washington Mutual if the assets of the Trust or Washington Mutual were deemed to include "plan assets" for purposes of ERISA and the Code.

Representation

    Each purchaser and subsequent transferee of the Securities will be deemed to have represented and warranted that the acquisition and holding of the Securities by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

    The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the Securities on behalf of, or with the assets of, any Plan, consult with their counsel to determine whether such Plan is subject to Title I of ERISA, Section 4975 of the Code or any Similar Laws and the potential applicability of such laws to the acquisition or holding of the Securities.

PLAN OF DISTRIBUTION

    The units, preferred securities (including the guarantee by Washington Mutual of certain payments thereunder), warrants and common stock underlying the warrants (collectively, "the Securities") covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The Selling Securityholders will act independently of Washington Mutual in making decisions with respect to the timing, manner and size of each sale. The Selling Securityholders may sell the Securities being offered hereby on the New York Stock Exchange, or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or at negotiated prices. The Securities may be sold by one or more of the following means of distribution:(a) a block trade in which the broker-dealer so engaged will attempt to sell Securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus; (c) an over-the-counter distribution in accordance with the rules of the New York Stock Exchange; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (e) in privately negotiated transactions. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the Securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of Washington Mutual's Common Stock in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell Washington Mutual's Common Stock short and redeliver the shares to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of Securities offered hereby, which Securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholder may also pledge Securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged Securities pursuant to this prospectus (as supplemented or amended to reflect such transaction). In addition, any Securities that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

    In effecting sales, brokers, dealers or agents engaged by the Selling Securityholders may arrange for other brokers or dealers to participate. Brokers, dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any such commissions, discounts or concessions may be deemed to be underwriting discounts or commissions under the Securities Act. Washington Mutual will pay all expenses incident to the offering and sale of the Securities to the public other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes.

    In order to comply with the securities laws of certain states, if applicable, the Securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

    Washington Mutual has advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sale of Securities in the market and to the activities of the Selling Securityholders and their affiliates. In addition, Washington Mutual will make copies of this prospectus available to the Selling Securityholders and has informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the Securities offered hereby. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the Securities against certain liabilities, including liabilities arising under the Securities Act.

    At the time a particular offer of Securities is made, if required, a prospectus supplement will be distributed that will set forth the number of Securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

    Washington Mutual has agreed to indemnify the Selling Securityholders and any person controlling such Selling Securityholders against certain liabilities, including liabilities under the Securities Act. Such Selling Securityholders have agreed to indemnify the Company and certain related persons against certain liabilities, including liabilities under the Securities Act.

    Washington Mutual intends to keep the Registration Statement of which this prospectus constitutes a part effective for a period of (i) the latest of (x) two years following the last date of original issuance of the units, (y) two years following the first date on which no warrants are outstanding and (z) if all of the warrants expire unexercised, the expiration date of the warrants; or (ii) such shorter period that will terminate when (a) all of the holders of Securities are able to sell all Securities immediately without restriction pursuant to Rule 144(k) under the Securities Act or any successor rule thereto, (b) when all Securities have ceased to be outstanding (whether as a result of redemption, repurchase and cancellation, conversion or otherwise) or (c) all Securities of holders that complete and deliver in a timely manner the holder questionnaire, as distributed by Washington Mutual, are registered under the Registration Statement and have been disposed of in accordance with the Registration Statement.

SELLING SECURITYHOLDERS

    The following table sets forth, as of the date of this prospectus, the name of each of the Selling Securityholders, the number of Securities that each such Selling Securityholder owns as of such date, the type of Security and the number of Securities owned by each Selling Securityholder that may be offered for sale from time to time by this prospectus. The Selling Securityholders may also be pledgees, donees, transferees or other successors in interest that receive Securities from the Selling Securityholders listed below. To Washington Mutual's knowledge, no Selling Securityholder has had any relationship with Washington Mutual or any of its predecessors or affiliates within the past three years. Washington Mutual may amend or supplement this prospectus from time to time to update the disclosure set forth herein.

	Securities Beneficially Owned Prior to the Offering
Selling Securityholder			Securities That May be Sold Hereunder
	Number	Type
Oppenheimer Convertible Securities Fund	190,000	Units	190,000
GPZ Trading LLC	5,500	Units	5,500
Oxford, Lord Abbett & Co.	32,000	Units	32,000
Lord Abbett Bond Debenture Fund, Inc.	250,000	Units	250,000
American Skandia Trust	5,000	Units	5,000
B.C. McCabe Foundation	6,750	Units	6,750
National Fuel Gas Company Retirement Plan	3,000	Units	3,000
Met Investors Bond Debenture Fund	10,000	Units	10,000
Total Fina Elf Finance U.S.A. Inc.	4,750	Units	4,750
OCM Convertible Trust	94,100	Units	94,100
Delta Air Lines Master Trust (c/o Oakdale Capital Management, LLC)	37,800	Units	37,800
State Employees' Retirement Fund of the State of Delaware	57,300	Units	57,300
State of Connecticut Combined Investment Funds	123,400	Units	123,400
Partner Reinsurance Company of the U.S.	22,000	Units	22,000
Chrysler Corporation Master Retirement Trust	134,200	Units	134,200
Motion Picture Industry Health Plan—Active Member Fund	13,300	Units	13,300
Motion Picture Industry Health Plan—Retiree Member Fund	6,600	Units	6,600
Delta Pilots D&S Trust	18,600	Units	18,600
Vanguard Convertible Securities Fund, Inc.	142,700	Units	142,700
Pacific Life Insurance Company	25,000	Units	25,000
Pell Rudman Trust Co.	50,000	Units	50,000
Victory Capital Management as Agent for the Key Trust Convertible Securities Fund	4,600	Units	4,600
Victory Capital Management as Agent for the EB Convertible Securities Fund	25,400	Units	25,400
Victory Capital Management as Agent for the Charitable Convertible Securities Fund	24,650	Units	24,650
Victory Capital Management as Agent for the Field Foundation of Illinois	1,200	Units	1,200

Victory Capital Management as Agent for the GenCorp Foundation	1,000	Units	1,000
Victory Capital Management as Agent for the Parker Key/Convertible	6,350	Units	6,350
Victory Capital Management as Investment Manager for Health Foundation of Greater Cincinnati	3,700	Units	3,700
Victory Capital Management as Investment Manager for the JC Penny Life Insurance Co.	14,900	Units	14,900
Victory Capital Management as Investment Manager for the California State Auto Assoc. Inter-Insurance	8,500	Units	8,500
Victory Capital Management as Investment Manager for the California State Auto Assoc. Retirement Pension Plan	1,700	Units	1,700
Victory Capital Management as Investment Manager for Potlatch	16,800	Units	16,800
Victory Capital Management as Agent for the Union Security Life Insurance Co.	800	Units	800
Peoples Benefit Life Insurance Company Teamsters	85,000	Units	85,000
GM Employees Global Grp Pen Tr (Abs Return Portfolio)	50,000	Units	50,000
Yield Strategies Fund II, LP	70,000	Units	70,000
Bank America Pension Plan	45,000	Units	45,000
Duckbill & Co.	45,000	Units	45,000
Retail Clerks Pension Trust	45,000	Units	45,000
Transamerica Life Insurance and Annuities	300,000	Units	300,000
Millennium Income & Growth Fund	2,500	Units	2,500
Citicorp Life Insurance Company	1,000	Units	1,000
The Travelers Indemnity Company	110,000	Units	110,000
Primerica Life Insurance Company	30,000	Units	30,000
The Premier Insurance Company of Massachusetts	6,000	Units	6,000
The Travelers Insurance Company Separate Account TLAC	3,000	Units	3,000
The Travelers Insurance Company—LIFE	50,000	Units	50,000
The Travelers Life and Annuity Company	4,000	Units	4,000
Travelers Series Trust Convertible Bond Portfolio	25,000	Units	25,000
Managed Assets Trust	25,000	Units	25,000
United Healthcare Insurance Company	40,000	Units	40,000
Convertible Securities Fund	4,000	Units	4,000
Nations Convertible Securities Fund	112,000	Units	112,000
Equity & Convertibles Fund	42,000	Units	42,000
Equity Income Fund	5,000	Units	5,000
Nations Equity Income Fund	92,000	Units	92,000
Arkansas PERS	41,300	Units	41,300
ICI American Holdings Trust	20,250	Units	20,250

Zeneca Holdings Trust	15,500	Units	15,500
Delaware PERS	62,700	Units	62,700
Southern Farm Bureau Life Insurance	33,600	Units	33,600
Syngenta AG	10,700	Units	10,700
Starvest Managed Portfolio	3,400	Units	3,400
AIG/National Union Fire Insurance	33,000	Units	33,000
Boilermakers Blacksmith Pension Trust	57,300	Units	57,300
State of Oregon—Equity	202,500	Units	202,500
Starvest Combined Portfolio	35,700	Units	35,700
Bay County PERS	5,600	Units	5,600
F.R. Convt. Sec. Fn.	4,400	Units	4,400
Ondeo Nalco	10,700	Units	10,700
State of Mississippi Health Care Trust Fund	26,000	Units	26,000
Sterling Invest Company	4,000	Units	4,000
Radian Group Inc.	32,000	Units	32,000
San Diego City Retirement	21,073	Units	21,073
Physicians Life	8,580	Units	8,580
Nicholas Applegate Global Holdings	900	Units	900
Arkansas Teachers Retirement	91,009	Units	91,009
San Diego County Convertible	42,870	Units	42,870
Boston Museum of Fine Art	2,668	Units	2,668
Engineers Joint Pension Fund	11,200	Units	11,200
Wake Forest University	17,057	Units	17,057
Nicholas Applegate Convertible Fund	43,310	Units	43,310
Baptist Health of South Florida	10,377	Units	10,377
Wyoming State Treasurer	23,412	Units	23,412
Nicholas Applegate Investment Grade Convertible	400	Units	400
Writers Guild Convertible	6,799	Units	6,799
Screen Actors Guild Pension Convertible	11,645	Units	11,645
Lumbermens Mutual Casualty	11,250	Units	11,250
Enterprise Convertible Securities Fund	3,095	Units	3,095
Innovest Finanzdienstleistungs	7,890	Units	7,890
Wake Forest Convertible Arbitrage	2,855	Units	2,855
BNY Hamilton Equity Income Fund	100,000	Units	100,000
LibertyView Fund LLC	9,000	Units	9,000
Jersey (IMA) LTD.	18,000	Units	18,000
LibertyView Global Volatility Fund, L.P.	27,000	Units	27,000
LibertyView Funds, L.P.	36,000	Units	36,000
Grace Brothers, Ltd.	40,000	Units	40,000
Guardian Life Insurance Co. of America	275,000	Units	275,000

Family Service Life Insurance Co.	8,000	Units	8,000
Guardian Pension Trust	15,000	Units	15,000
Park Avenue Life Insurance Co.	2,000	Units	2,000
UBS O'Connor F/B/O UBS Global Equity Arbitrage Master Limited	225,000	Units	225,000
New York Life Insurance Company	193,000	Units	193,000
New York Life Insurance and Annuity Corporation	15,000	Units	15,000
AFTRA Health Fund	10,000	Units	10,000
2000 Revocable Trust F/B/O A.R. Lauder/Zinterhofer	170	Units	170
Policemen and Firemen Retirement System of the City of Detroit	13,663	Units	13,663
Municipal Employees	2,747	Units	2,747
City of New Orleans	5,212	Units	5,212
ProMutual	15,468	Units	15,468
American Motorist Insurance Company	12,935	Units	12,935
Nabisco Holdings	493	Units	493
RJR Reynolds	1,490	Units	1,490
Arapahoe County Colorado	1,265	Units	1,265
Raytheon Master Pension Trust	13,904	Units	13,904
Local Unitiatires Union	871	Units	871
Independence Blue Cross	1,935	Units	1,935
Grady Hospital	2,734	Units	2,734
The City University of New York	3,117	Units	3,117
The Grable Foundation	2,437	Units	2,437
New Orleans Firefighters Pension/Relief Fund	2,834	Units	2,834
1976 Distribution Trust F/B/O A.R. Lauder/Zinterhofer	172	Units	172
1976 Distribution Trust F/B/O Jane A. Lauder	340	Units	340
British Virgin Island Social Security Board	974	Units	974
Shell Pension Trust	9,049	Units	9,049
Ohio Bureau of Workers Compensation	2,325	Units	2,325
Occidental Petroleum Corporation	5,290	Units	5,290
State of Maryland Retirement System	65,820	Units	65,820
Lehman Brothers Inc.	671,200	Units	671,200
Allstate Life Insurance Company	99,000	Units	99,000
Allstate Insurance Company	26,000	Units	26,000
Merrill Lynch Insurance Group	4,755	Units	4,755
The Cincinnati Insurance Company	60,000	Units	60,000
Mainstay VP Convertible Portfolio	36,700	Units	36,700
New York Life Separate Account #7	19,500	Units	19,500
Mainstay Convertible Fund	143,800	Units	143,800

Lutheran Brotherhood	120,000	Units	120,000
First Union National Bank	26,920	Units	26,920
First Union Securities Inc.	5,400	Units	5,400
First Union Risk Management Inc.	5,000	Units	5,000
Morgan Stanley Dean Witter Convertible Securities Trust	60,000	Units	60,000
Delta Airlines Master Trust	48,800	Units	48,800
Van Waters & Rogers, Inc. Retirement Plan	7,800	Units	7,800
Port Authority of Allegheny County Retirement and Disability Allowance Plan for the Employees Represented by Local 85 of the Amalgamated Transit Union	29,700	Units	29,700
The Dow Chemical Company Employees' Retirement Plan	54,700	Units	54,700
Genessee County Employees' Retirement System	10,300	Units	10,300
Associated Electric & Gas Insurance Services Limited	29,700	Units	29,700
Southern Farm Bureau Life Insurance Company	15,000	Units	15,000
Dorinco Reinsurance Company	17,500	Units	17,500
Amerisure Companies/Michigan Mutual Insurance Company	10,500	Units	10,500
Blue Cross Blue Shield of Florida	52,000	Units	52,000
City of Knoxville Pension System	5,900	Units	5,900
Macomb County Employees' Retirement System	7,400	Units	7,400
Consulting Group Capital Markets Funds	12,800	Units	12,800
CareFirst of Maryland, Inc.	7,000	Units	7,000
FreeState Health Plan, Inc.	1,750	Units	1,750
Capital Care, Inc.	1,800	Units	1,800
Group Hospitalization and Medical Services, Inc.	8,000	Units	8,000
CALAMOS® Convertible Portfolio—CALAMOS® Advisors Trust	4,000	Units	4,000
American Fidelity Assurance Company	5,000	Units	5,000
Knoxville Utilities Board Retirement System	4,000	Units	4,000
Boilermaker-Blacksmith Pension Trust	28,200	Units	28,200
NORCAL Mutual Insurance Company	8,500	Units	8,500
Aventis Pension Master Trust	4,500	Units	4,500
Louisiana Workers' Compensation Corporation	5,700	Units	5,700
Clarica Life Insurance Co.—U.S.	10,500	Units	10,500
Delta Pilots Disability and Survivorship Trust	9,600	Units	9,600
Drury University	940	Units	940
SCI Endowment Care Common Trust Fund—National Fiduciary Services	4,600	Units	4,600
SCI Endowment Care Common Trust Fund—Suntrust	1,850	Units	1,850
Union Carbide Retirement Account	18,000	Units	18,000
United Food and Commercial Workers Local 1262 and Employers Pension Fund	13,400	Units	13,400

City of Albany Pension Plan	2,500	Units	2,500
The Cockrell Foundation	1,500	Units	1,500
H.K. Porter Company, Inc.	675	Units	675
Unifi, Inc. Profit Sharing Plan and Trust	2,750	Units	2,750
Kettering Medical Center Funded Depreciation Account	1,700	Units	1,700
Lions Clubs International Foundation	4,250	Units	4,250
SPT	22,800	Units	22,800
The Fondren Foundation	1,800	Units	1,800
CALAMOS® Convertible Fund- CALAMOS® Investment Trust	91,400	Units	91,400
CALAMOS® Convertible Growth and Income Fund—CALAMOS® Investment Trust	64,000	Units	64,000
CALAMOS® Market Neutral Fund—CALAMOS® Investment Trust	117,550	Units	117,550
CALAMOS® Global Convertible Fund—CALAMOS® Investment Trust	2,900	Units	2,900
UBS AG London Branch	1,499,000	Units	1,499,000
JMG Triton Offshore FD LTD	228,500	Units	228,500
JMG Capital Partners LP	228,500	Units	228,500
Ellsworth Convertible Growth and Income Fund, Inc.	30,000	Units	30,000
Bancroft Convertible Fund, Inc.	30,000	Units	30,000
South Dakota Retirement System	80,000	Units	80,000

    This prospectus also covers the possible resale of the Securities by certain other currently unknown persons who may become owners of such Securities as a result of their acquisition of Securities. Each such transferee of a Selling Securityholder is hereby deemed to be a Selling Securityholder for purposes of making resales of Securities using this prospectus. To the extent required by applicable law, information about any such transferees shall be set forth in an appropriate supplement to this prospectus.

    The Selling Securityholders may offer and sell all or a portion of the Securities from time to time but are under no obligation to offer or sell any of the Securities. See "Plan of Distribution." Because the Selling Securityholders may sell all, none or any part of the Securities from time to time, no estimate can be given as to the number of Securities that will be beneficially owned by the Selling Securityholders upon termination of any offering or as to the percentage of beneficial ownership after termination of any offering.

LEGAL MATTERS

    Certain matters of Delaware law relating to the validity of the PIERS, the enforceability of the Declaration and the formation of the Trust have been passed upon by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to Washington Mutual and the Trust. The validity of the debentures, the Guarantee and the warrants have been passed upon for Washington Mutual and the Trust by Heller Ehrman White & McAuliffe LLP, Seattle, Washington. Heller Ehrman White & McAuliffe LLP relied upon the opinion of Richards, Layton & Finger, P.A., Wilmington, Delaware as to matters of Delaware law. Certain United States federal income taxation matters have been passed upon for Washington Mutual and the Trust by Heller Ehrman White & McAuliffe LLP. As of June 25, 2001, Heller Ehrman White & McAuliffe LLP and attorneys at the firm who participated in this transaction owned an aggregate of 12,193 shares of Washington Mutual common stock.

EXPERTS

    The consolidated financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all of the securities.

    (a) Quarterly Report of Washington Mutual on Form 10-Q for the quarter ended March 31, 2001 filed with the SEC;

    (b) Annual Report of Washington Mutual on Form 10-K for the fiscal year ended December 31, 2000 filed with the SEC; and

    (c) Current Reports of Washington Mutual on Form 8-K dated January 8, 2001, January 17, 2001, January 18, 2001, April 18, 2001, April 20, 2001, April 30, 2001 and June 25, 2001 filed with the SEC.

    All documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the PIERS will be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

    We will furnish, without charge, to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any and all of the documents incorporated by reference herein, except the exhibits to such documents (unless such exhibits are expressly incorporated by reference therein). Requests should be directed to Washington Mutual, Inc, 1201 Third Avenue—WMT 1706, Seattle, WA 98101; Attention: Sophie Hager Hume, Vice President and Counsel (telephone: 206-461-2000).

WHERE YOU CAN FIND ADDITIONAL INFORMATION

    We file annual, quarterly and current reports, and other information with the Securities and Exchange Commission. You may read and copy any reports and other information filed by us at the SEC's Public Reference Rooms at (a) 450 Fifth Street, N.W., Washington, D.C. 20549; (b) Citicorp Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661-2511; and (c) 7 World Trade Center, 13th Floor, New York, New York 10048. You can also obtain copies of these documents, upon payment of a duplicating fee, by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the SEC's Public Reference Rooms. Our SEC filings are also available to the public on the SEC's Internet site (http://www.sec.gov). Because our common stock is listed on the New York Stock Exchange, our reports and other information may also be inspected at the offices of the Exchange at 20 Broad Street, New York, New York 10005. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all of the securities.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the expenses to be paid by Washington Mutual in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimated except the SEC registration fee.

SEC Registration Fee	$108,925
Legal Fees and Expenses	$30,000
Accounting Fees and Expenses	$15,000
Printing Fees and Expenses	$40,000
Miscellaneous	$1,000

Total	$194,925

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 23B.08.320 of the Washington Business Corporation Act (the "Corporation Act") provides that the personal liability of directors to a corporation imposed by Section 23B.08.310 of the Corporation Act may be eliminated by the articles of incorporation of the corporation, except in the case of acts or omissions involving certain types of conduct. At Article XIII of its Restated Articles of Incorporation, the Registrant has elected to eliminate the liability of directors to the Registrant to the extent permitted by law. Thus, a director of the Registrant is not personally liable to the Registrant or its shareholders for monetary damages for conduct as a director, except for liability of the director (i) for acts or omissions that involve intentional misconduct by the director or a knowing violation of law by the director, (ii) for conduct violating Section 23B.08.310 of the Corporation Act, or (iii) for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If Washington law is amended to authorize corporate action that further eliminates or limits the liability of directors, then the liability of Washington Mutual directors will be eliminated or limited to the fullest extent permitted by Washington law, as so amended.

    Section 23B.08.560 of the Corporation Act provides that if authorized by (i) the articles of incorporation, (ii) a bylaw adopted or ratified by the shareholders, or (iii) a resolution adopted or ratified, before or after the event, by the shareholders, a corporation will have the power to indemnify directors made party to a proceeding, or to obligate itself to advance or reimburse expenses incurred in a proceeding, without regard to the limitations on indemnification contained in Sections 23B.08.510 through 23B.08.550 of the Corporation Act, provided that no such indemnity shall indemnify any director (i) for acts or omissions that involve intentional misconduct by the director or a knowing violation of law by the director, (ii) for conduct violating Section 23B.08.310 of the Corporation Act, or (iii) for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

    Pursuant to Article X of Washington Mutual's Restated Articles of Incorporation and Article VIII of Washington Mutual's Restated Bylaws, Washington Mutual must, subject to certain exceptions, indemnify and defend its directors against any expense, liability or loss arising from or in connection with any actual or threatened action, suit or proceeding relating to service for or at the request of Washington Mutual, including without limitation, liability under the Securities Act. Washington Mutual is not permitted to indemnify a director from or on account of acts or omissions of such director which are finally adjudged to be intentional misconduct, or from or on account of conduct in violation of RCW 23B.08.310, or a knowing violation of the law from or on account of any transaction with respect

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to which it is finally adjudged that such director received a benefit in money, property or services to which he or she was not entitled. If Washington law is amended to authorize further indemnification of directors, then Washington Mutual directors shall be indemnified to the fullest extent permitted by Washington law, as so amended. Also, pursuant to Article X of Washington Mutual's Restated Articles of Incorporation and Article VIII of Washington Mutual's Restated Bylaws, Washington Mutual may, by action of the Board of Directors of Washington Mutual, provide indemnification and pay expenses to officers, employees and agents of Washington Mutual or another corporation, partnership, joint venture, trust or other enterprise with the same scope and effect as above described in relation to directors. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Washington Mutual pursuant to the provisions described above, Washington Mutual has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16.  EXHIBITS.

Exhibit Number		Exhibits
1.1	—	Purchase Agreement between Washington Mutual, Inc. and Lehman Brothers Inc. dated April 24, 2001.
4.1	—	Amended and Restated Declaration of Trust of Washington Mutual Capital Trust 2001 dated April 30, 2001.
4.2	—	Indenture between Washington Mutual, Inc. and The Bank of New York, Trustee dated April 30, 2001.
4.3	—	First Supplemental Indenture between Washington Mutual, Inc. and The Bank of New York, Trustee dated April 30, 2001.
4.4	—	Unit Agreement between Washington Mutual, Inc., Washington Mutual Capital Trust 2001 and The Bank of New York as Warrant Agent, Property Trustee and Agent dated April 30, 2001.
4.5	—	Warrant Agreement between Washington Mutual, Inc. and The Bank of New York, Warrant Agent dated April 30, 2001.
4.6	—	Amendment No. 1 to the Warrant Agreement between Washington Mutual, Inc. and The Bank of New York, as Warrant Agent dated May 16, 2001.
4.7	—	Guarantee Agreement between Washington Mutual, Inc., as Guarantor and The Bank of New York, as Guarantee Trustee, dated April 30, 2001.
4.8	—	Amendment No. 1 to the Guarantee Agreement between Washington Mutual, Inc., as Guarantor, and The Bank of New York, as Guarantee Trustor.
4.9	—	Form of Debenture (included in Item 4.3 above).
4.10	—	Resale Registration Rights Agreement between Washington Mutual, Inc., Washington Mutual Capital Trust 2001 and Lehman Brothers Inc. dated April 30, 2001.
4.11	—	Calculation Agency Agreement between Washington Mutual, Inc. and Reinsel & Company LLP dated April 30, 2001.
4.12	—	Remarketing Agreement between Washington Mutual, Inc., Washington Mutual Capital Trust 2001 and Lehman Brothers Inc. dated April 30, 2001.
5.1	—	Opinion of Heller Ehrman White & McAuliffe LLP.

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5.2	—	Opinion of Richards, Layton & Finger.
8.1	—	Opinion of Heller Ehrman White & McAuliffe LLP.
12.(a)	—
Washington Mutual, Inc.—Calculation of Ratio of Income to Fixed Charges (incorporated by reference to Washington Mutual, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. File No. 001-14667).
12.(b)	—
Washington Mutual, Inc.—Calculation of Ratio of Income to Fixed Charges and Preferred Dividends (incorporated by reference to Washington Mutual, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. File No. 001-14667).
23.1	—	Consent of Heller Ehrman White & McAuliffe LLP (included in Item 5.1 above).
23.2	—	Consent of Deloitte & Touche LLP.
23.3	—	Consent of Richards, Layton & Finger.
24.1	—	Powers of Attorney (included on the signature page of this Registration Statement).
25.1	—	Statement of Eligibility of Trustee.
25.2	—	Statement of Eligibility of Trustee.
25.3	—	Statement of Eligibility of Trustee.

ITEM 17.  UNDERTAKINGS.

    The undersigned Registrant hereby undertakes:

    (a)

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act"), unless the information required to be included in such post-effective amendment is contained in a periodic report filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and incorporated herein by reference;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act and incorporated herein by reference. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

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        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

    Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this 27th day of June 2001.

WASHINGTON MUTUAL CAPITAL TRUST 2001
By:	/s/ WILLIAM A. LONGBRAKE William A. Longbrake Trustee
By:	/s/ CRAIG S. DAVIS Craig S. Davis Trustee
WASHINGTON MUTUAL, INC.
By:	/s/ KERRY K. KILLINGER Kerry K. Killinger, Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

    Each of the officers and directors of the Registrant whose signature appears below hereby constitutes and appoints Fay L. Chapman and Richard D. Lodge, and each of them severally, his true and lawful attorney-in-fact, for him in any and all capacities, to sign any amendments (including post-effective amendments) to this registration statement and any new registration statement filed under Rule 462(b) of the Securities Act and amendments thereto, and to file the same, with exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission, and hereby ratifies and confirms all that said attorney-in fact, or his or her substitute, may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KERRY K. KILLINGER Kerry K. Killinger	Chairman, President, Chief Executive Officer and Director (Chief Executive Officer)	June 27, 2001
/s/ WILLIAM A. LONGBRAKE William A. Longbrake	Vice Chair and Chief Financial Officer (Principal Financial Officer)	June 27, 2001

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/s/ ROBERT H. MILES Robert H. Miles	Senior Vice President & Controller (Principal Accounting Officer)	June 27, 2001
/s/ DOUGLAS P. BEIGHLE Douglas P. Beighle	Director	June 27, 2001
/s/ DAVID BONDERMAN David Bonderman	Director	June 27, 2001
/s/ J. TAYLOR CRANDALL J. Taylor Crandall	Director	June 27, 2001
/s/ ANNE V. FARRELL Anne V. Farrell	Director	June 27, 2001
/s/ STEPHEN E. FRANK Stephen E. Frank	Director	June 27, 2001
/s/ WILLIAM P. GERBERDING William P. Gerberding	Director	June 27, 2001
/s/ PHILLIP D. MATTHEWS Phillip D. Matthews	Director	June 27, 2001
/s/ MICHAEL K. MURPHY Michael K. Murphy	Director	June 27, 2001
/s/ MARY E. PUGH Mary E. Pugh	Director	June 27, 2001
/s/ WILLIAM G. REED, JR. William G. Reed, Jr.	Director	June 27, 2001
/s/ ELIZABETH A. SANDERS Elizabeth A. Sanders	Director	June 27, 2001
/s/ WILLIAM D. SCHULTE William D. Schulte	Director	June 27, 2001

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/s/ JAMES H. STEVER James H. Stever	Director	June 27, 2001
/s/ WILLIS B. WOOD, JR. Willis B. Wood, Jr.	Director	June 27, 2001

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Exhibit Number		Exhibits
1.1	—	Purchase Agreement between Washington Mutual, Inc. and Lehman Brothers Inc. dated April 24, 2001.
4.1	—	Amended and Restated Declaration of Trust of Washington Mutual Capital Trust 2001 dated April 30, 2001.
4.2	—	Indenture between Washington Mutual, Inc. and The Bank of New York, Trustee dated April 30, 2001.
4.3	—	First Supplemental Indenture between Washington Mutual, Inc. and The Bank of New York, Trustee dated April 30, 2001.
4.4	—	Unit Agreement between Washington Mutual, Inc., Washington Mutual Capital Trust 2001 and The Bank of New York as Warrant Agent, Property Trustee and Agent dated April 30, 2001.
4.5	—	Warrant Agreement between Washington Mutual, Inc. and The Bank of New York, Warrant Agent dated April 30, 2001.
4.6	—	Amendment No. 1 to the Warrant Agreement between Washington Mutual, Inc. and The Bank of New York, as Warrant Agent dated May 16, 2001.
4.7	—	Guarantee Agreement between Washington Mutual, Inc., as Guarantor and The Bank of New York, as Guarantee Trustee, dated April 30, 2001.
4.8	—	Amendment No. 1 to the Guarantee Agreement between Washington Mutual, Inc., as Guarantor, and The Bank of New York, as Guarantee Trustor.
4.9	—	Form of Debenture (included in Item 4.3 above).
4.10	—	Resale Registration Rights Agreement between Washington Mutual, Inc., Washington Mutual Capital Trust 2001 and Lehman Brothers Inc. dated April 30, 2001.
4.11	—	Calculation Agency Agreement between Washington Mutual, Inc. and Reinsel & Company LLP dated April 30, 2001.
4.12	—	Remarketing Agreement between Washington Mutual, Inc., Washington Mutual Capital Trust 2001 and Lehman Brothers Inc. dated April 30, 2001.
5.1	—	Opinion of Heller Ehrman White & McAuliffe LLP.
5.2	—	Opinion of Richard, Layton & Finger.
8.1	—	Opinion of Heller Ehrman White & McAuliffe LLP.
12.(a)	—
Washington Mutual, Inc.—Calculation of Ratio of Income to Fixed Charges (incorporated by reference to Washington Mutual, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. File No. 001-14667).
12.(b)	—
Washington Mutual, Inc.—Calculation of Ratio of Income to Fixed Charges and Preferred Dividends (incorporated by reference to Washington Mutual, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. File No. 001-14667).
23.1	—	Consent of Heller Ehrman White & McAuliffe LLP (included in Item 5.1 above).
23.2	—	Consent of Deloitte & Touche LLP.
23.3	—	Consent of Richard, Layton & Finger.
24.1	—	Powers of Attorney (included on the signature page of this Registration Statement).
25.1	—	Statement of Eligibility of Trustee.
25.2	—	Statement of Eligibility of Trustee.
25.3	—	Statement of Eligibility of Trustee.

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TABLE OF CONTENTS
Summary
RISK FACTORS
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS
BUSINESS
THE TRUST
DESCRIPTION OF THE UNITS
DESCRIPTION OF THE WARRANTS
DESCRIPTION OF COMMON STOCK
DESCRIPTION OF THE PREFERRED SECURITIES
DESCRIPTION OF THE DEBENTURES
DESCRIPTION OF THE GUARANTEE
RELATIONSHIP AMONG THE PREFERRED SECURITIES, THE DEBENTURES AND THE GUARANTEE
BOOK-ENTRY ISSUANCE
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
ERISA CONSIDERATIONS
PLAN OF DISTRIBUTION
SELLING SECURITYHOLDERS
LEGAL MATTERS
EXPERTS
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
WHERE YOU CAN FIND ADDITIONAL INFORMATION
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
POWER OF ATTORNEY